      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1999



                                                      REGISTRATION NO. 333-75869

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         SPECIAL DEVICES, INCORPORATED
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               3714                              95-3008754
     (STATE OF INCORPORATION OR          (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
           ORGANIZATION)                 CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                               SCOT, INCORPORATED

              DELAWARE                               3728                              36-3972852
     (STATE OF INCORPORATION OR          (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
           ORGANIZATION)                 CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                             14370 WHITE SAGE ROAD
                           MOORPARK, CALIFORNIA 93021
                                 (805) 553-1200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                JOHN M. CUTHBERT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SPECIAL DEVICES, INCORPORATED
                             14370 WHITE SAGE ROAD
                           MOORPARK, CALIFORNIA 93021
                                 (805) 553-1200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:


                             KENNETH M. DORAN, ESQ.

                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ] ---------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------
                            ------------------------


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 27, 1999


                         SPECIAL DEVICES, INCORPORATED

                               OFFER TO EXCHANGE
              11 3/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                      REGISTERED UNDER THE SECURITIES ACT
                                      FOR
              11 3/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A

     We hereby offer, upon the terms and conditions described in this prospectus, to exchange all of our outstanding and unregistered 11 3/8% Senior Subordinated Notes due 2008, Series A ("OLD NOTES") for our registered 11 3/8% Senior Subordinated Notes due 2008, Series B ("NEW NOTES"). The Old Notes were issued on December 15, 1998 and, as of the date of this prospectus, an aggregate principal amount of $100.0 million is outstanding. The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes will be registered under the Securities Act and will not contain any legends restricting their transfer. The Old Notes and New Notes are sometimes collectively referred to as the "NOTES."

                          TERMS OF THE EXCHANGE OFFER


- Expiration date of 5:00 p.m., New York City time, on July   , 1999, unless
  extended


- We will exchange New Notes for all validly tendered Old Notes that are not withdrawn

- Tenders may be withdrawn at any time prior to the expiration date

- Exchanges of notes will not be taxable exchanges for U.S. federal income tax purposes

- We will not receive any proceeds from the exchange offer

- The terms of the New Notes are substantially identical to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes

- If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected

                               TERMS OF THE NOTES

- The Notes will mature on December 15, 2008

- We will pay interest on the Notes semi-annually on June 15 and December 15 of each year, beginning on June 15, 1999

- We have the option to redeem all or a portion of the Notes on or after December 15, 2003 at certain rates set forth on page 74 of this prospectus

- We also have the option to redeem up to 35% of the original aggregate principal amount of the Notes on or prior to December 15, 2001 with the net cash proceeds from a public equity offering

- The Notes are unsecured obligations and rank junior in right of payment to our existing and future senior debt. As of January 31, 1999, we had $70.8 million of senior debt

- Scot, Incorporated, our wholly owned subsidiary, has guaranteed our obligations under the Notes
                           -------------------------

     See "Risk Factors" beginning on page 11 of this prospectus for a discussion of matters that you should consider before deciding whether to exchange your Old Notes for New Notes.
                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                           -------------------------


                  The date of this prospectus is June   , 1999

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Disclosure Regarding Forward-Looking
  Statements........................       1
Where You Can Find More Information
  About the Company.................       2
Prospectus Summary..................       3
Risk Factors........................      11
The Transactions....................      22
Sources and Uses of Funds...........      23
The Exchange Offer..................      24
Capitalization......................      33
Selected Historical Consolidated
  Financial Data....................      34
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................      36

                                        PAGE
                                        ----
Business............................      47
Management..........................      60
Certain Transactions................      67
Security Ownership of Certain
  Beneficial Owners and
  Management........................      69
Description of New Credit
  Facility..........................      71
Description of Notes................      73
Book-Entry; Delivery and Form.......     112
Plan of Distribution................     114
Legal Matters.......................     114
Experts.............................     114
Index to Financial Statements.......     F-1

     We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

     The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus to you.

     Until        , 1999 (90 days after the date of this prospectus), all
dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

     This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus under the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking. They include statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance. These forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties. Certain of these risks and uncertainties are beyond our control. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. Some of the key factors that have a direct bearing on our results of operations are:

     - the competitive environment in the automotive and aerospace industries in general and in the specific markets for our products,

     - reliance on major customers, such as TRW and Autoliv (formerly Morton International),

     - the number of new automobiles sold (particularly in North America),

     - continued acceptance of airbags as the principal secondary restraint system incorporated in automobiles,

     - voluntary incorporation of side and rear airbags and other safety devices by automobile manufacturers,

     - market acceptance of our new products,

     - our ability to continue increasing the automation of our manufacturing process in a timely and efficient manner,

     - the impact of government regulations on our ability to obtain and complete government contracts,

     - changes in prevailing interest rates and the availability of favorable terms of financing to fund the anticipated growth of our business,

     - inflation,

     - changes in or failure to comply with federal, state and/or local governmental regulations, including our ability to safely manufacture products which contain pyrotechnic devices,

     - product liability and other claims asserted against us,

     - our significant debt and the impact of increases in interest rates on such debt and

     - labor disturbances.

     Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements and plans, which speak only as of the date of this prospectus. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

     We have filed a Registration Statement on Form S-4 to register with the Commission the New Notes to be issued in exchange for the Old Notes. This prospectus is part of that Registration Statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. This prospectus contains summaries of the material terms and provisions of certain documents and in each instance we refer you to the copy of such document filed as an exhibit to the Registration Statement.

     From August 1991 until December 15, 1998, we were subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith, filed reports, proxy statements and other information with the Commission. Upon the effectiveness of the Registration Statement, of which this prospectus forms a part, we will once again be subject to the informational requirements of the Exchange Act, and in accordance therewith we will file annual, quarterly and other reports and information with the Commission.

     The Registration Statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by us with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. Such information may also be accessed electronically by means of the Commission's homepage on the Internet at http://www.sec.gov., which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission.

     Pursuant to the indenture governing the Notes, we have agreed, whether or not subject to the informational requirements of the Exchange Act, to provide the trustee and holders of the Notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Exchange Act and to file such reports with the Commission.

                               PROSPECTUS SUMMARY

     This brief summary highlights selected information from the prospectus. It does not contain all of the information that is important to you. We urge you to carefully read and review the entire prospectus and the other documents to which it refers to fully understand the terms of the Notes and the exchange offer. In this prospectus, the "Company," "we," "us" and "our" refer to Special Devices, Incorporated and its subsidiaries, unless the context requires otherwise. The term "you" refers to holders of the Old Notes. The term "Fiscal" used in conjunction with a year refers to the Company's fiscal year ended or ending on October 31 of that year.

                                  THE COMPANY

     We are a leading designer and manufacturer of highly reliable precision engineered pyrotechnic devices. These devices are used predominantly in vehicle airbag and other automotive safety systems as well as in various aerospace applications. Our primary products are initiators, which function like an "electrical match" to ignite the gas generating charge in an automotive airbag system or to provide precision ignitions in aerospace-related products. In manufacturing our products, which utilize pyrotechnic materials, we ensure safe handling and processing by following strict safety procedures that we have developed over the past 35 years.

     We have two divisions: an Automotive Products Division and an Aerospace Division.

     - We believe that our Automotive Products Division is the world's largest supplier of initiators sold to leading U.S. and foreign automotive airbag system manufacturers. Those manufacturers use our product in the assembly of integrated airbag safety systems, which they then sell to automobile original equipment manufacturers.

     - Our Aerospace Division supplies initiators and other advanced pyrotechnic products to aerospace companies. Those companies, in turn, use our products in a variety of applications including tactical missile systems, spacecraft launch vehicles and military aircraft crew safety systems.

     We have consistently generated strong financial results, which are largely a result of favorable industry dynamics, various barriers to entry and a leading market position. From Fiscal 1994 to Fiscal 1998, our net sales increased at a compound annual growth rate of 27.5% and our EBITDA increased at a compound annual growth rate of 41.8%. For the last twelve months ended January 31, 1999, our net sales were $167.5 million and our EBITDA was $34.3 million.

     Our principal executive offices are located at 14370 White Sage Road, Moorpark, California 93021, and our phone number is (805) 553-1200.

AUTOMOTIVE PRODUCTS DIVISION

     We believe that our Automotive Products Division is the world's largest supplier of initiators to airbag system manufacturers. We formed the division in 1989 after the United States government adopted regulations requiring the installation of airbags and other crash protection systems in all new passenger automobiles. Since that time, demand for our initiators has grown rapidly. We attribute this growth in large part to the continuing evolution of automotive safety standards and increased customer preferences for airbag-related safety options. We expect continued growth in the demand for our products as the number of airbag-equipped vehicles increases, the number of airbags per vehicle grows and our customers implement new technologies. These new technologies include seat belt pre-tensioners and "smart" airbag systems, both of which we expect will require new types of initiators and sometimes more than one initiator per product.

     In recent years our Automotive Products Division has grown its net sales and cash flows significantly. The Automotive Products Division increased its net sales from $49.5 million in Fiscal 1994 to $135.2 million in Fiscal 1998. This represents an increasing portion of the Company's total net sales during that time (76.7% in Fiscal 1994 to 79.3% in Fiscal 1998). During the same period, our Automotive Products Division increased its EBITDA from $5.7 million to $26.4 million, representing a compound annual growth rate of 46.7%.

     We sell our initiators to leading domestic and foreign manufacturers of airbag systems and subsystems. We have strong, long-term relationships with our customers. In particular, we have supplier agreements with TRW, Autoliv ASP Incorporated (formerly Morton International) and Atlantic Research Corporation. We have been shipping initiators to Autoliv since 1990, TRW since 1991 and ARC since 1994. In addition, we have established new relationships with other growing safety systems suppliers, including Richard Hirschmann and Takata.

     We have established a strong reputation for manufacturing high quality and extremely reliable initiators. Since 1989, we estimate that approximately over 100 million of our initiators have been installed in automobiles. We do not know of any instances where our initiators failed to perform. To date, we have focused on developing glass-sealed, co-axial initiators. We believe that these initiators are superior to plastic-sealed, spark-gap initiators, which are lower priced and used in safety restraint systems outside the United States, primarily in Europe. We are currently testing a new, low-cost, glass-sealed initiator (the "AGI") that we expect will allow us to compete more favorably in Europe. We intend to introduce this product during Fiscal 1999.

     We base our success, in part, on years of investment in proprietary, highly automated manufacturing equipment and the design of proprietary manufacturing processes. In addition, we have significantly improved our operating efficiency and profitability. We expect additional production efficiencies upon completion of our relocation to our new facility in Moorpark, California during Fiscal 1999.

AEROSPACE DIVISION

     Our Aerospace Division designs and manufactures highly reliable pyrotechnic devices. Our customers use these devices in a variety of commercial and military aerospace applications. The Aerospace Division's products include state-of-the art initiators and mechanical subassemblies (such as explosive bolts, cable cutters, actuators, valves, safe-arm devices, aircraft crew safety systems and bomb ejectors) that incorporate these initiators. We have produced many of these products for over 35 years. As a result, we have a strong reputation across a diverse customer base which includes the United States government and leading prime contractors such as Boeing, Lockheed Martin, Raytheon and Alliant Techsystems.

     Our aerospace initiators and the devices that incorporate them are used to ignite larger pyrotechnic systems, including rocket motors, and activate mechanical devices such as valves, directional fins, arm-fire devices, aircraft crew ejection systems and rotary bomb ejectors.

     We produce these high-cost-of-failure products according to customer specifications. Lead times typically range between six to nine months in order to satisfy the highly technical nature and intense product testing required before shipment. As a result, our Aerospace Division produces a wider variety of products in significantly lower volumes than our Automotive Products Division, although these products typically generate higher gross margins than automotive initiators. We believe that over the last four decades we have produced nearly 2,000 diverse products that are critical components in missile systems, bomb deployment systems and satellite launching mechanisms.

     Our Aerospace Division has produced stable financial results over the last five years and has consistently generated strong cash flows. The Aerospace Division has increased net sales from $15.0 million in Fiscal 1994 to $35.3 million in Fiscal 1998. The division's net sales have represented a decreasing portion of the Company's net sales during that time (23.3% in Fiscal 1994 to 20.7% in Fiscal 1998) because of the significant growth of our Automotive Products Division. During the same period, the Aerospace Division increased its EBITDA from $2.8 million to $8.0 million, representing a compound annual growth rate of 30.0%.

                               THE EXCHANGE OFFER

Securities to be Exchanged....   On December 15, 1998, we issued $100.0 million
                                 aggregate principal amount of Old Notes to BT
                                 Alex. Brown Incorporated and Paribas
                                 Corporation (the "INITIAL PURCHASERS") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The terms of the New Notes and the Old Notes are substantially identical in all material respects, except that the New Notes will generally be freely transferable by their holders. See "-- Resales of the New Notes" in this table below.

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of New Notes for each $1,000 principal amount of Old Notes. As of the date hereof, $100.0 million aggregate principal amount of Old Notes is outstanding.


Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on July   , 1999, or such
                                 later date and time to which it is extended
                                 (the "EXPIRATION DATE").


Withdrawal Rights.............   The tender of the Old Notes pursuant to the
                                 exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as soon as practicable after the expiration or termination of the exchange offer.

Interest on the New Notes and
  Old Notes...................   Interest on the New Notes will accrue from the
                                 date of the original issuance of the Old Notes or from the date of the last periodic payment of interest on the Old Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

Conditions of the Exchange
Offer.........................   The exchange offer is not conditioned upon any
                                 minimum principal amount of Old Notes being tendered for exchange. The only condition to the exchange offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this prospectus constitutes a part.

Procedures for Tendering Old
Notes.........................   Each holder of the Old Notes wishing to accept
                                 the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained in this prospectus and in the letter of transmittal itself, and mail or otherwise deliver the letter of transmittal, or the copy, together with the Old Notes and any other required documentation, to the exchange agent at the address set forth in this prospectus.
                                 Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things:

                                 - the New Notes acquired pursuant to the
                                   exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder of the Old Notes,

                                 - the holder is not engaging in and does not
                                   intend to engage in a distribution of such New Notes,

                                 - the holder does not have an arrangement or
                                   understanding with any person to participate in the distribution of such New Notes and

                                 - the holder is not an "affiliate," as defined
                                   under Rule 405 promulgated under the
                                   Securities Act, of the Company.

Guaranteed Delivery
Procedures....................   If your Old Notes are not immediately available
                                 to you or if you cannot deliver your Old Notes or any other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), you may tender your Old Notes according to the guaranteed delivery procedures set forth in the letter of transmittal. See "The Exchange
                                 Offer -- Guaranteed Delivery Procedures" beginning on page 28.

Acceptance of Old Notes and
Delivery of New Notes.........   We will accept for exchange any and all Old
                                 Notes which are properly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on the Expiration
                                 Date. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Exchange Agent................   United States Trust Company of New York is
                                 serving as exchange agent (in such capacity, the "EXCHANGE AGENT") in connection with the exchange offer.

Federal Income Tax
Consequences..................   The exchange of Old Notes for New Notes
                                 pursuant to the exchange offer should not be a taxable event for federal income tax purposes.
                                 See "The Exchange Offer -- Federal Income Tax
                                 Consequences" beginning on page 31.

Resales of the New Notes......   Based on existing interpretations by the staff
                                 of the SEC set forth in no-action letters issued to third parties, we believe that New
                                 Notes issued pursuant to the exchange offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from us for resale pursuant to Rule
                                 144A under the Securities Act or any other available exemption under the Securities Act or
                                 (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer -- Resales of the Exchange Notes" on page
                                 32 and "Plan of Distribution" on page 114.

Termination of Rights.........   Pursuant to the Old Notes and the registration
                                 rights agreement entered into between us and the Initial Purchasers (the "REGISTRATION
                                 RIGHTS AGREEMENT"), holders of Old Notes have rights to receive Additional Interest in the event of a Registration Default (as defined in "The Exchange Offer -- Purpose and Effect;
                                 Termination of Rights" on pages 24-25) and other rights intended for holders of unregistered securities. "ADDITIONAL INTEREST" means additional interest of 0.50% per annum per $1,000 principal amount of Old Notes during the first 90-day period immediately following the occurrence of a Registration Default, increased by an additional 0.50% per annum per $1,000 principal amount of Old Notes during the second 90-day period following a Registration
                                 Default, pursuant to the terms of the
                                 Registration Rights Agreement.

                                 Holders of New Notes will not be, and upon consummation of the exchange offer, holders of Old Notes will no longer be, entitled to (i) the right to receive Additional Interest or
                                 (ii) other rights under the Registration Rights Agreement intended for holders of unregistered securities.

Effect of Not Tendering Old
Notes for Exchange............   Old Notes that are not tendered or that are
                                 tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

Fees and Expenses.............   All expenses incident to our consummation of
                                 the exchange offer will be borne by us.

                                   THE NOTES

     Except as otherwise indicated, the following description relates both to the Old Notes and the New Notes. The New Notes will evidence the same indebtedness as the Old Notes, and will be entitled to the benefits of the same indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof.

Issuer........................   Special Devices, Incorporated. See "The
                                 Transactions" beginning on page 22 for a description of the transactions by which we assumed the obligations of SDI Acquisition
                                 Corp. under the Old Notes and the indenture.

Securities Offered............   $100,000,000 principal amount of 11 3/8% Senior
                                 Subordinated Notes due 2008.

Maturity......................   December 15, 2008.

Interest Rate.................   11 3/8% per year.

Interest Payment Dates........   We will pay interest on the Notes semi-annually
                                 on each June 15 and December 15, beginning on June 15, 1999. Interest will accrue from the issue date of the Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old
                                 Notes, from December 15, 1998.

Ranking.......................   The Notes are unsecured senior subordinated
                                 obligations of the Company and rank junior in right of payment to our existing and future senior debt. The guarantees by our subsidiaries will be subordinated to existing and future senior debt of our subsidiaries that guarantee the Notes. As of January 31, 1999, we
                                 (including our subsidiaries) had $70.8 million of senior debt, excluding approximately $21.8 million that we have available to borrow under our credit facility.

Guarantees....................   Scot, Incorporated, a wholly owned subsidiary
                                 ("SCOT"), has unconditionally guaranteed our obligations under the Notes. If we create or acquire a new domestic subsidiary, it too will guarantee the Notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.

Optional Redemption...........   We cannot redeem the Notes until December 15,
                                 2003. Thereafter, we may redeem some or all of the Notes at the redemption prices set forth herein, plus accrued interest. See "Description of the Notes -- Redemption -- Optional
                                 Redemption" on page 74 for a list of those redemption prices.

Optional Redemption after
Public Equity Offerings.......   At any time (which may be more than once)
                                 before December 15, 2001, we may buy back up to 35% of the outstanding Notes with money that we raise in one or more public equity offerings, as long as:

                                 - we pay 111.375% of the face amount of the
                                   Notes, plus interest,

                                 - we buy the Notes back within 120 days of
                                   completing the public equity offering and

                                 - at least 65% of the sum of the aggregate
                                   principal amount of Notes issued under the indenture remains outstanding immediately after redemption.

Change of Control.............   If a change of control occurs, we must give
                                 holders of the Notes the opportunity to sell their Notes to us at 101% of their face amount, plus accrued interest. See "Description of the Notes -- Change of Control" beginning on page
                                 76.

Certain Indenture
Provisions....................   The indenture governing the Notes contains
                                 covenants limiting our ability to:

                                 - incur additional debt,

                                 - pay dividends or distributions on, or
                                   repurchase, capital stock,

                                 - issue stock of subsidiaries,

                                 - make certain investments,

                                 - create liens on our assets to secure debt,

                                 - enter into transactions with affiliates,

                                 - merge or consolidate with another company or

                                 - transfer or sell assets.

                                 These covenants are subject to a number of important limitations and exceptions. See "Description of Notes -- Certain Covenants" beginning on page 77.

Asset Sale Proceeds...........   If we engage in asset sales, we generally must
                                 either invest the net cash proceeds from such sales in our business within a prescribed period of time, repay senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. In the event we purchase Notes with such proceeds, the purchase price will be 100% of their principal amount, plus accrued interest. See
                                 "Description of Notes -- Certain
                                 Covenants -- Limitation on Asset Sales"
                                 beginning on page 80.

Use of Proceeds...............   We will not receive any cash from the exchange
                                 of the New Notes for the Old Notes. We used the money raised from the sale of the Old Notes
                                 (along with money from our new credit facility and equity contributions) to:

                                 - fund a portion of the consideration paid to
                                   the Company's stockholders in connection with the Transactions (as defined on page 21),

                                 - refinance then-outstanding debt of the
                                   Company and

                                 - pay the transaction costs associated with the
                                   Transactions.

                                  RISK FACTORS

     We urge you to carefully review the Risk Factors beginning on page 11 for a discussion of factors you should consider before exchanging your Old Notes for New Notes.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     We have summarized below the historical consolidated financial data of the Company for the last three fiscal years and for the three months ended February 1, 1998 and January 31, 1999. The information should be read in conjunction with "Selected Historical Consolidated Financial Data" on page 34, "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 36 and our historical consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                                                                  THREE MONTHS ENDED
                                                FISCAL YEAR ENDED OCTOBER 31,    --------------------
                                                -----------------------------    FEB. 1,     JAN. 31,
                                                 1996       1997       1998        1998        1999
                                                -------    -------    -------    --------    --------
                                                                                     (UNAUDITED)
                                                                (DOLLARS IN MILLIONS)
OPERATING DATA:
Net sales.....................................  $104.5     $140.5     $170.5      $ 40.7      $ 37.7
Cost of sales.................................    84.3      112.6      131.6        32.5        30.7
                                                ------     ------     ------      ------      ------
  Gross profit................................    20.2       27.9       38.9         8.2         7.0
Operating expenses............................     8.1       10.7       13.0         2.7         2.6
Recapitalization costs(1).....................      --         --         --          --        15.6
                                                ------     ------     ------      ------      ------
  Earnings (loss) from operations.............    12.0       17.2       25.9         5.6       (11.2)
Net interest income (expense).................     0.1        0.1         --          --        (2.5)
                                                ------     ------     ------      ------      ------
Earnings (loss) before income taxes...........    12.2       17.3       25.9         5.6       (13.7)
Income taxes..................................     4.7        6.7       10.4         2.2        (3.3)
                                                ------     ------     ------      ------      ------
  Net earnings (loss).........................  $  7.4     $ 10.7     $ 15.4      $  3.4      $(10.4)
                                                ======     ======     ======      ======      ======
OTHER DATA:
EBITDA(2).....................................  $ 17.4     $ 23.6     $ 34.4      $  7.4      $  7.3
EBITDA margin(2)..............................    16.7%      16.8%      20.2%       18.1%       19.4%
Depreciation..................................  $  5.4     $  6.4     $  8.5      $  1.8      $  3.0
Capital expenditures:.........................
  Moorpark Facility...........................  $  3.1     $  5.8     $ 16.5      $  2.1      $  2.4
  Other.......................................     8.0       16.8       22.0         5.8         4.5
                                                ------     ------     ------      ------      ------
     Total....................................  $ 11.1     $ 22.5     $ 38.5      $  7.9      $  6.9
                                                ======     ======     ======      ======      ======
Cash interest expense.........................  $  0.4     $  0.3     $  0.2      $  0.1      $  0.1
Ratio of earnings to fixed charges(3).........    23.9x      33.2x      59.1x       49.5x       (4.7x)
BALANCE SHEET DATA:
Total assets..................................  $ 86.2     $ 99.8     $124.6      $104.8      $136.9
Total debt....................................     4.6        3.0        2.5         2.7       170.8
Stockholders' equity (deficit)................  $ 69.7     $ 81.4     $ 97.3      $ 84.9      $(79.6)

---------------

(1) We incurred approximately $15,600,000 in one-time pre-tax charges in connection with the Recapitalization (representing approximately $5,600,000 in professional advisory fees and approximately $10,000,000 of compensation expense relating to cash payments to settle certain outstanding stock options).

(2) EBITDA is the sum of earnings before income taxes, interest, depreciation and amortization expense. We have presented EBITDA information because we believe that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with GAAP) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Our EBITDA is not necessarily comparable with similarly-titled measures for other companies. EBITDA margin equals EBITDA as a percentage of net sales.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and a portion of rental expense (based on the one-third of rent expense convention) which management believes is a reasonable approximation of an interest factor.

                                  RISK FACTORS

     You should carefully consider the information below in addition to all other information provided to you in this prospectus before deciding whether to exchange your Old Notes for New Notes.

RISKS RELATING TO THE NOTES

THERE ARE RISKS ASSOCIATED WITH FAILING TO EXCHANGE OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the exchange offer will continue to be subject to restrictions on transfer of their Old Notes. In general, Old Notes may not be offered or sold unless they are registered under the Securities Act and applicable state securities laws or an exemption is available therefrom. After this exchange offer, we do not anticipate registering any Old Notes under the Securities Act. Accordingly, the liquidity of the market for a holder's Old Notes will be adversely affected upon the completion of the exchange offer if a holder does not participate. See "The Exchange Offer" beginning on page 24.

THERE ARE RISKS RELATED TO OUR SUBSTANTIAL LEVERAGE

  We Have Large Amounts Of Debt

     In connection with our recapitalization on December 15, 1998, we incurred significant debt and, as a result, became highly leveraged. At January 31, 1999, we had total debt of approximately $170.8 million (including $100.0 million of Notes) and a stockholders' deficit of $79.6 million. On a pro forma basis, assuming the Transactions had been completed on November 1, 1997, our ratio of earnings to fixed charges would have been 1.4x for Fiscal 1998. See "The Transactions -- The Recapitalization" on page 22.

  We Have The Capacity For Additional Debt

     In addition to this debt, we will also be permitted to incur substantial additional debt in the future. As of January 31, 1999, approximately $21.8 million was available for additional borrowing under our credit facility. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Capitalization" on page 33, "Selected Historical Consolidated Financial Data" on page 34, "Description of the New Credit Facility" beginning on page 71 and "Description of the Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" on page 77.

  Consequences Of Debt

     Our substantial debt may have important consequences, including:

        - making it more difficult for us to satisfy our obligations with respect to the Notes,

        - increasing our vulnerability to general adverse economic and industry conditions,

        - limiting our ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements,

        - requiring us to dedicate a substantial portion of our cash flow from operations to make debt service payments, which would reduce our ability to fund working capital, capital expenditures, research and development and other general corporate requirements,

        - limiting our flexibility in planning for, or reacting to, changes in our business and the industry and

        - placing us at a disadvantage when compared to those of our competitors that have less debt.

  There Is No Guarantee We Will Be Able To Service Our Debt

     You should be aware that our ability to repay or refinance our current debt or to fund planned capital expenditures, research and development expenses and other obligations depends on our successful financial and operating performance and on our ability to successfully implement our business strategy. Unfortunately, we cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. You should also be aware that our financial and operational performance depends on general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" beginning on page 42.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our future liquidity needs through at least fiscal 1999.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to service our debt, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including our credit facility and the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of such debt on commercially reasonable terms or at all.

WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS

     Our credit facility and the indenture contain a number of significant covenants. These covenants limit our ability to, among other things:

        - borrow additional money,

        - make capital expenditures and other investments,

        - pay dividends,

        - merge, consolidate or dispose of our assets,

        - enter into transactions with our affiliates and

        - grant liens on our assets.

     Our credit facility also requires us to meet certain financial tests. The failure to comply with these tests would cause a default under our credit facility. A default, if not waived, could result in acceleration of indebtedness by the lenders under the credit facility, in which case the debt would become immediately due and payable. If this were to occur, we might not be able to pay our debt under the credit facility or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" beginning on page 42 and "Description of the New Credit Facility" beginning on page 71.

     In connection with entering into the credit facility, we granted the lenders a first priority lien on substantially all of our assets to secure our obligations under the facility. In the event of a default under the credit facility, the lenders could foreclose upon the assets pledged to secure our obligations under the facility, and you, as holders of the Notes, might not be able to receive any payments on the Notes until:

     - any payment default under the credit facility was cured or waived,

     - any acceleration of our debt under the credit facility was rescinded by the lenders or

     - our debt under the credit facility was discharged or paid in full.

THE NOTES ARE SUBORDINATED TO OTHER DEBT

  Contractual Subordination

     The Notes and the guarantees are unsecured and contractually subordinated to all our and the guarantors' existing and future senior debt (including all debt under the credit facility). See "Description of the Notes -- Subordination" beginning on page 75.

  Effective Subordination

     The Notes and the guarantees are effectively subordinated to all our and our subsidiaries' existing and future secured debt to the extent of the value of the assets securing such debt. Indebtedness under our credit facility is secured by liens against substantially all of our assets. In the event (1) we were to default on any senior debt (such as our credit facility) or (2) we or our property were involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets would be available first to satisfy any obligations owing under the secured debt to secured creditors before any payment could be made on the Notes. In addition, to the extent our assets could not satisfy in full obligations owing on secured debt, the holders of such secured debt would have a claim for any such shortfall that would rank, subject to any contractual subordination, equally in right of payment with the Notes (or effectively senior if the debt were issued by a subsidiary that is not a guarantor). Thus, if either of the scenarios set forth in (1) or (2) above were to occur, there might only be a limited amount of assets available to satisfy your claims as a holder of the Notes.

     As of January 31, 1999, we had approximately $70.8 million of secured debt outstanding. Our assets may not be sufficient to repay this debt in full.

     The Notes are also effectively subordinated to all debt of our subsidiaries that are not guarantors of the Notes. Holders of indebtedness of, and trade creditors of, such subsidiaries, would, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets would be made available for distribution to our creditors, including holders of the Notes.

THERE COULD BE ADVERSE CONSEQUENCES TO YOU IF A COURT FINDS A FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws have been passed for the protection of creditors. These laws may be applied by a federal or state court to subordinate or avoid the Notes in favor of our other existing or future creditors.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the guarantees could be voided, or claims in respect of the Notes or the guarantees could be subordinated to all of our or any guarantor's other debts if, among other things, we or such guarantor, at the time we or such guarantor incurred the debt evidenced by the Notes or the guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such debt, or

     - was insolvent or rendered insolvent by reason of such incurrence, or

     - was engaged in a business or transaction for which our or such guarantor's remaining assets constituted unreasonably small capital or

     - intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay such debts as they mature.

     In addition, any payment by us or such guarantor pursuant to the Notes or a guarantee could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of our creditors or creditors of such guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the debt incurred in connection with the offering of the Old Notes and the establishment of our credit facility, neither the Company nor Scot (the sole guarantor of the Notes as of the date of this prospectus):

     - will be insolvent,

     - will have unreasonably small capital for the business in which it is engaged or

     - will have incurred debts beyond its ability to pay such debts as they mature.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

WE MAY NOT BE ABLE TO FUND A CHANGE OF CONTROL OFFER

     Upon the occurrence of a Change of Control (as defined in the indenture), we will be required to offer to repurchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. However, in such a situation, there can be no guarantee that we will have sufficient funds to make the required repurchase of Notes. If we were required to purchase the Notes, we would probably require third party financing; however, we cannot be sure we would be able to obtain such financing on acceptable terms, if at all. In addition, our credit facility restricts our ability to repurchase the Notes, including in the event of a Change of Control under the indenture. A Change of Control will result in an event of default under our credit facility and may cause the acceleration of certain debt, in which case we would have to pay in full our credit facility and any other such senior debt before repurchasing the Notes. Certain important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not constitute a Change of Control under the indenture. See "Description of Notes -- Change of Control" beginning on page 76.

THERE IS NO PUBLIC MARKET FOR THE NOTES

     There is no active trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation system. The Initial Purchasers have told us that they plan on making a market in the Notes, but they do not have to do so, and may discontinue such activities at any time without notice. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer. See "Plan of Distribution" on page 114. Accordingly, there can be no assurance that an active public or other market will develop for the Notes or as to the liquidity of or the trading for the Notes.

     The liquidity of any market for the Notes will depend upon various factors, including:

     - the number of holders of the Notes,

     - the interest of securities dealers in making a market for the Notes,

     - the overall market for high yield securities,

     - our financial performance or prospects and

     - the prospects for companies in our industry generally.

     Historically, the market for non-investment grade debt such as the Notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. We cannot assure you that the market for the Notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the Notes.

RISKS RELATING TO THE COMPANY

WE ARE DEPENDENT ON KEY CUSTOMERS

     Our sales to TRW constituted 77.3% of total Automotive Products Division's net sales in Fiscal 1996 (59.7% of our total net sales), 61.6% in Fiscal 1997 (49.1% of our total net sales) and 49.9% in Fiscal 1998 (39.7% of our total net sales). Our Master Purchase Agreement with TRW does not require TRW to purchase a minimum number of units or a specified percentage of its requirements from us unless our prices are competitive with those offered by other suppliers and our technology and quality are equivalent to or better than that of other suppliers.

     In general, the TRW agreement may be terminated by TRW if:

     - we breach our obligations,

     - we become insolvent or bankrupt or dissolve or

     - we fail to provide TRW with reasonable assurances that we can perform under the TRW agreement.

     In addition, TRW will not have to meet its purchase obligations if, in its sole discretion, it determines that we will have difficulty meeting our supply commitments. We determine manufacturing schedules and ship products to TRW based upon delivery orders which specify the desired quantities and delivery dates. This information is released several weeks in advance of delivery. Because the number of airbag-system manufacturers in the United States is quite limited, a significant decline in sales to TRW would have a material adverse effect on us. See "Business -- Automotive Products Division -- Customers" beginning on page 51.

     Our sales to Autoliv constituted 25.9% of the Automotive Products Division's net sales (20.6% of our total net sales) during Fiscal 1997 and 31.3% in Fiscal 1998 (24.9% of our total net sales). Pricing under our three-year Supplier Agreement with Autoliv is determined annually by the parties. Prices may be increased through negotiation if Autoliv requests a design change. We are obligated to maintain pricing, terms, delivery, service and quality that are consistent with industry standards. The Autoliv agreement may be terminated by Autoliv if, among other things:

     - we commit a material breach of our obligations,

     - we are declared bankrupt or make an assignment for the benefit of creditors or

     - Autoliv determines that our products are not competitive with the industry and we fail to correct the situation within a specified period.

     A significant decline in sales to Autoliv would have a material adverse effect on us. See "Business -- Automotive Products Division -- Customers." Additionally, Autoliv is the parent company of Nouvelle Cartoucherie de Survilliers, one of our competitors in the automotive initiator industry. See "-- We Operate In A Competitive Environment -- Automotive Products Division" on page 17.

     We have in the past negotiated the unit prices for units sold to both TRW and Autoliv during the terms of both agreements. Additional renegotiations in the future resulting in reduced unit prices could adversely affect our financial condition.

WE ARE DEPENDENT ON THE AUTOMOTIVE INDUSTRY

     Automotive Products Division net sales constituted approximately 76.8% of our total net sales in Fiscal 1996, 79.7% in Fiscal 1997 and 79.3% in Fiscal 1998. We attribute the growth and increasing success of the division in large part to federal regulations requiring the phased-in use of airbags in automobiles and increased sales of automobiles during the last several years. Future changes in federal regulations, the rate of implementation of new applications for airbags and initiators and the rate of sales of new automobiles could adversely affect the success of the Automotive Products Division.

     For the last few years, the automobile industry has grown significantly. There is no guarantee that such growth will continue in the future. New automobile sales are also cyclical. In general, new automobile sales are affected by:

     - economic cycles,

     - consumer spending levels,

     - the timing of the introduction of new models,

     - changes in consumer preferences,

     - governmental regulation of auto safety,

     - potential labor difficulties,

     - adverse weather conditions and

     - potential problems with obtaining supplies and other risks of production.

     Fewer new automobile sales could have an adverse effect on our Automotive Products Division. In addition, the business of automotive component manufacturers is generally subject to the seasonal automotive industry shutdowns in July and December of each year. We typically make fewer shipments in the third and fourth quarters of each calendar year as a result of these shutdowns. This seasonality may have an adverse effect on the Automotive Products Division's operations in the future once demand for airbags and airbag initiators stabilizes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality" on page 42.

     Our Automotive Products Division competes in a very competitive market. We and other automotive components suppliers are under constant pressure from major customers to reduce product costs, improve quality and provide additional design and engineering capabilities. The Automotive Products Division's continued success will depend upon, among other things, its ability to continue to improve its manufacturing efficiencies while minimizing costs. We anticipate that the Automotive Products Division will continue making capital expenditures to accomplish these objectives. Nevertheless, we cannot assure you that the Automotive Products Division will be able to maintain satisfactory margins in the face of downward pricing pressures.

WE ARE DEPENDENT ON THE DEFENSE INDUSTRY

     We have been supplying components for United States defense programs for over 30 years. Reliance upon defense programs has inherent risks. Some of these risks include uncertain economic conditions, dependence on Congressional appropriations and administrative allotment of funds, changes in governmental policies that reflect military and political developments, and other facts characteristic of the defense industry. We are unable to predict the impact, if any, of changes in the political climate on defense appropriations for programs that result in sales of our products.

     Changes in the strategic direction of defense spending, the timing of defense procurements and specific defense program appropriation decisions may adversely affect our performance in coming years. The precise impact of these matters on our profitability will depend on how well we can offset the negative effects of these developments with new business and/or cost reductions. In view of the continuing uncertainty regarding the size, content and priorities of the annual Department of Defense budget, the historical financial information relating to our defense-related operations may not be indicative of future performance.

RELOCATION TO THE MOORPARK FACILITY MAY DISRUPT OUR OPERATIONS


     We completed construction of our new facility in Moorpark, California (the "MOORPARK FACILITY") during the first quarter of Fiscal 1999. In December 1998, we began relocating our operations from our existing facility in Newhall, California (the "NEWHALL FACILITY") to the Moorpark Facility. Seven automotive initiator production lines and all Aerospace Division production will be relocated approximately 30 miles to the Moorpark Facility from the Newhall Facility. Relocation involves movement and reassembly of intricate and precisely calibrated machinery. Because of the strict manufacturing tolerances associated with our products, the relocation process may result in production delays and interruptions. As of May 2, 1999, four automotive initiator lines had been relocated to Moorpark as well as all of our aerospace operations.



     In addition, process validation (the procedure through which a customer verifies that a manufacturer's management, personnel, equipment, facilities and processes are capable of producing products within satisfactory tolerances) may cause delays. These delays are possible because relocating an existing line, even if it has already undergone a process validation, requires a new (albeit abbreviated) process validation for the relocated line. See
"Business -- Manufacturing -- Quality Control" on page 55. Because of these potential delays, we have scheduled our relocation efforts to minimize disruptions to production. Significant production delays or interruptions associated with the relocation could have a material adverse effect on our operations. As of May 2, 1999, two automotive initiator production lines are currently in process validation testing.


     Relocation to the Moorpark Facility will require us to "requalify" as an approved subcontractor in connection with at least two of the Aerospace Division's government contracts. With respect to other government contracts, requalification will only be required if waivers cannot be obtained. Our failure to successfully requalify promptly or at all could have a material adverse effect on us.


     Notwithstanding our efforts to lessen the impact on our employees of our relocation to the Moorpark Facility, the move could cause a portion of the engineering or labor force currently employed at the Newhall Facility to leave our employ because the Moorpark Facility is approximately 30 miles from the Newhall Facility. If a significant number of our employees or key personnel were to leave, this could have a material adverse effect on us. We expect to realize certain recurring cost savings as a result of our relocation to the Moorpark Facility, including savings relating to improved efficiencies, materials handling, facilities maintenance, waste disposal and related items. We cannot assure you, however, that these cost savings will actually be realized. Additionally, until we fully integrate our manufacturing operations into our Moorpark Facility, we expect to experience short-term operating inefficiencies.


WE OPERATE IN A COMPETITIVE ENVIRONMENT

  Automotive Products Division

     Currently, two major manufacturers, OEA, Inc. and the Company, and one smaller manufacturer, Quantic Industries, Inc., compete in the domestic automotive initiator market. Davey Bickford Smith ("DBS") and Nouvelle Cartoucherie de Survilliers are the two major suppliers of airbag initiators in Europe. Other companies, such as foreign manufacturers of initiators that have not penetrated the U.S. market, may choose to enter the U.S. airbag initiator market. In addition, during recent years, competition among manufacturers of airbag initiators has intensified. As a result of this increased competition, we and other manufacturers of initiators have had to significantly reduce the price of initiators. We expect this competition to continue and to cause additional price pressure on us and other initiator manufacturers. We cannot assure you that we will be able to compete successfully in such an environment.

     In November 1990, we entered into a perpetual technology license agreement with DBS (the "DBS LICENSE AGREEMENT"). This license gives DBS the right to use all our technology and to distribute initiators worldwide using this technology. DBS, however, will not be able to sell initiators to TRW or its affiliates in the U.S. DBS's obligation to pay us royalties under this agreement ceased on January 1, 1999. To date, DBS has not manufactured or distributed any products under the DBS License Agreement. If it did, DBS would compete directly with us, and without having to pay royalties to us for using our technology. Significant competition from DBS in Europe or the U.S. could have a material adverse effect on our financial results. See "Business -- Automotive Products Division -- Sales and Marketing" beginning on page 52.

     We believe that Autoliv, which is the parent of Nouvelle Cartoucherie de Survilliers, is currently the only manufacturer of airbag systems to manufacture initiators. Additional vertical integration of airbag systems manufacturers could adversely affect us.

  Aerospace Division

     During the bid process for the initial contract for a program, the Aerospace Division competes with several firms, some with greater financial resources than ours. Once the initial contract is awarded, we generally enter into contracts for additional products on a negotiated price basis and do not bid competitively. We cannot assure you that we will successfully compete with existing and future companies who are bidding against us. See
"Business -- Aerospace Division -- Competition" on page 54.

THERE ARE RISKS ASSOCIATED WITH NEW PRODUCT DEVELOPMENT, PRODUCT OBSOLESCENCE AND THIRD-PARTY DEVELOPMENT OF ALTERNATIVE TECHNOLOGIES

     To be successful we must continue to introduce new products as automotive safety and aerospace technologies develop. We cannot assure you that our new products will enjoy market acceptance. For example, because the European market for automotive initiators is currently dominated by plastic-sealed, spark-gap initiators, we cannot assure you that the AGI will win widespread acceptance as a cost-effective substitute in the European market. Our failure to gain market acceptance of our own new products could hurt our business and negatively affect our financial performance.

     The development process is often extremely complex and will likely become more complex as automotive safety devices and aerospace applications become more advanced. We cannot assure you that our product development efforts will be able to keep pace with the rapid technological innovation in the automotive safety and aerospace fields. Furthermore, it is possible that alternative technologies could replace pyrotechnic-based initiators in the applications in which our products are currently used. Our failure to keep pace with technological innovations or switch to viable alternative technologies could hurt our business and negatively affect our financial performance.

WE ARE SUBJECT TO ENVIRONMENTAL AND WORKPLACE REGULATIONS

     We use various hazardous and toxic substances in our manufacturing processes, including organic solvents and pyrotechnic materials. Our operations are subject to numerous federal, state and local laws, regulations and permit requirements relating to the handling, storage and disposal of those substances. In general, organic solvents are recycled by a licensed disposal company and are then reused by us. The pyrotechnic charge contained in units that are rejected in the quality-control process is eliminated by explosive discharge pursuant to government regulations. We believe that we are in substantial compliance with applicable laws and regulations and have obtained all necessary permits. While compliance with these laws and regulations increases our costs, our competitors must also incur these costs.

     In addition, we are subject to, among other things, stringent and comprehensive occupational health and safety laws and regulations. These laws, among other things, regulate employee exposure to hazardous substances in the workplace. The nature of our operations exposes us to the risk of liabilities or claims with respect to these environmental and workplace health and safety matters. In the future, we may be required to make significant expenditures in connection with these liabilities or claims. These laws and regulations may become even more stringent and comprehensive and result in modifications to our facilities or manufacturing practices. These modifications could involve additional costs that could have an adverse effect on our business.

     On February 18, 1999, an accidental explosion occurred at our Newhall Facility, resulting in the death of one employee. We suspended all production at Newhall for four days to conduct a thorough investigation of the accident along with California OSHA, and suspended the blending of pyrotechnic powders for approximately two weeks. Concurrently, we implemented contingency manufacturing plans to meet customer demand from existing inventory and production from our Mesa facility. No buildings or equipment, other than one transport vehicle, were damaged in the accident. We resumed full production at Newhall on March 4, 1999. California OSHA's investigation of the accident is continuing.

     Based on information currently available, we believe that the cost of compliance with existing environmental and health and safety laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our profitability. However, we cannot predict:

        - whether environmental or health and safety laws and regulations that impose additional costs will be enacted or promulgated in the future,

        - how existing or future laws or regulations will be enforced, administered or interpreted or

        - whether our results of operations or financial condition will be significantly affected by the accident which occurred at our Newhall Facility in February 1999 (which resulted in one fatality) or any future accidents, whether through third-party claims or actions by state or federal regulators (such as OSHA) or

        - the amount of future expenditures that we may incur in order to comply with such laws or regulations to pay for remediation or to respond to any future environmental claims.

See "Business -- Environmental Regulation" on page 58.

WE DEPEND ON KEY MANAGEMENT PERSONNEL

     Our success depends in part on our ability to attract and retain highly trained and qualified engineering personnel, especially pyrotechnic and mechanical engineers. Competition for qualified employees can be intense, and pyrotechnic engineers are especially scarce. We also depend on the continued employment of our senior management. We cannot assure you that we will be successful in attracting and retaining sufficient numbers of qualified employees.

WE ARE SUBJECT TO LABOR ACTIVITY

     Our employees are not currently unionized. An unsuccessful attempt to organize the employees at the Newhall Facility occurred in June 1996. We cannot assure you that labor organizing activities or other labor difficulties at one or more of our facilities will not occur. The occurrence of labor difficulties at our facilities or at those of any of our suppliers, transportation providers or customers could have a material adverse effect on results of operations.

THERE ARE RISKS RELATED TO GOVERNMENT CONTRACTS AND COMPLIANCE WITH GOVERNMENT REGULATIONS

     The Aerospace Division is engaged primarily in supplying defense-related equipment and services to contractors engaged by United States government agencies or their subcontractors. As a result, the Aerospace Division is subject to certain business risks that are specific to the defense industry. The Aerospace Division is required to comply not only with the terms of its contracts but also with an extensive body of regulations governing, among other things, manufacturing, use of materials, safety and accounting.

     Approximately 40% of the Aerospace Division's net sales in Fiscal 1998 were made to the United States government. The remaining 60% of net sales were made to government contractors or their subcontractors. Contracts with the United States government are subject to cancellation for default or for convenience by the government if deemed in its best interests. Such contracts generally provide that if the contract is terminated for convenience, the contractor is entitled to reimbursement of costs and a proportionate payment of profit for work accomplished through the date of termination. If the contract is terminated for default, the government is generally required to pay only for the work it has accepted, and the contractor can be required to pay the difference between the contract price and the cost to procure the remaining unfulfilled contract items from another source as well as pay other damages. We cannot assure you that any current or prospective contract for which we are a primary contractor or any such contract for which we are a subcontractor or supplier will not be terminated for default or for convenience by the government or that any such cancellation will not result in us realizing a loss or failing to realize the expected profit on any such contract. The loss of a significant government contract or portion of such a contract could have a material adverse effect on us.

     We are further at risk because our government contracts include price redetermination clauses. Some of these contracts are fixed-priced or fixed-price incentive development contracts. As a result, we bear the risk that actual costs may exceed those expected when the contracts are originally negotiated.

     Although we try to comply with the terms of our contracts and all applicable government rules, regulations and procedures, the United States government and its agencies have substantial latitude in determining compliance. The United States government has asserted, and may assert, various claims against us relating to our United States government contract work (whether based on United States government or Company audits and investigations or otherwise). This list includes claims based on business practices and cost classifications and actions under the False Claims Act. The False Claims Act permits a person to assert the rights of the United States government by initiating a suit under seal against a contractor if such person claims to have information that the contractor falsely submitted a claim to the United States government for payment. The United States government, if it chooses, may intervene and assume control of the case.

     Governmental proceedings can result in fines, penalties, compensatory and treble damages, the cancellation or suspension of payments under one or more United States government contracts and the suspension or debarment from government contracts. Given the extent of our business with the United States government, a suspension or debarment could have a material adverse effect on our operations. The resolution in any reporting period of one or more of these matters could have a material adverse effect on our results of operations for that period.

     At present, we know of two pending preliminary inquiries regarding compliance with government policies by the Aerospace Division. On their face, the two matters, if determined adversely to us, are not likely to have a material adverse effect on our operations. Nevertheless, the investigations are in their preliminary stages and we cannot assure you of successful outcomes at this time.

WE ARE SUBJECT TO PRODUCT LIABILITY CLAIMS AND PRODUCT RECALLS

     As a manufacturer of products for the automotive and aerospace industries, we are subject to the risk of claims arising from injuries to persons or property and product recalls. We maintain general and product liability insurance for both the Aerospace Division and the Automotive Products Division.

     We cannot assure you that our insurance will be sufficient if any claims do arise. In particular, the general incorporation of airbag systems into automobiles is a relatively recent phenomenon. If the actual number of the Company's initiators incorporated into airbags that fail to perform is higher than the number predicted by our quality control procedures, the damages resulting could be significantly higher than the Company's level of product liability insurance. Although we have instituted quality control procedures that we believe produce initiators of the highest quality, we may become subject to future proceedings alleging defects in our initiators, including recalls of airbag systems by automobile manufacturers. Recalls or products liability claims could have a material adverse effect on our operations.

WE ARE SUBJECT TO CLAIMS OF INTELLECTUAL PROPERTY VIOLATIONS

     Because of the technology-intensive nature of our business, from time to time we receive notice of threatened intellectual property litigation with respect to our manufacturing techniques and product design. Litigation, whether meritorious or not, could result in substantial legal costs. If determined adversely to us, such litigation could require us to pay damages or license fees to third parties, and could result in injunction and/or sanctions, which could have a material adverse effect on our operations. While we make every effort to respect the intellectual property rights of third parties, no guarantee can be made that a court or other competent tribunal might not ultimately decide an intellectual property matter adversely to us.

WE ARE DEPENDENT ON A KEY SUPPLIER

     In September 1997, we entered into an amendment to our only long-term supply contract with a supplier of approximately 85% of our requirements for a key component for our initiators. See "Certain Transactions" on page 66. We are required to purchase a substantial majority of our requirements for this component from this supplier. This supplier currently produces all components for us at its facility in Rosemead, California. Although the supplier has another facility in New Jersey, any significant disruption of production at the Rosemead facility could create a shortage of parts for us. Although we believe that several other sources are available to supply us with this component, an unexpected delay in the delivery of a large order from this supplier, or the sudden loss of the supplier, would delay our ability to obtain this component while we qualify alternative sources. Such a delay may adversely affect production schedules and results of operations for a particular quarter or year. This could have a material adverse effect on our financial condition.

THERE ARE RISKS ASSOCIATED WITH ACQUISITIONS

     From time to time, we may acquire the assets or capital stock of other complementary businesses. We cannot assure you that future acquisitions will not affect our operating results, particularly right after an acquisition while we are in the process of integrating operations. In addition, the integration of acquired companies requires substantial attention from our senior management, which may limit the amount of time available to be devoted to our day-to-day operations or to our growth strategy.

THE NEW INVESTOR GROUP EFFECTIVELY CONTROLS THE COMPANY

     As a result of our recapitalization on December 15, 1998 (the "RECAPITALIZATION") and the transactions related thereto (collectively with the Recapitalization, the "TRANSACTIONS"), J.F. Lehman Equity Investors I, L.P. ("JFL EQUITY"), JFL Co-Invest Partners I, L.P. ("JFL CO-INVEST") and Paribas Principal Inc., an affiliate of one of the Initial Purchasers ("PPI," and collectively with JFL Equity and JFL Co-Invest, the "NEW INVESTOR GROUP"), currently own approximately 58.7% of the Company's outstanding common stock in the aggregate. In addition, J.F. Lehman & Company ("LEHMAN") has the right to vote and to acquire an additional 19.8% of the Company's common stock from two stockholders. See "The Transactions -- The Recapitalization" on page 22 and "Security Ownership of Certain Beneficial Owners and Management" on page 69. As a result of its stock ownership and voting rights, the New Investor Group has the power to elect all of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our Certificate of Incorporation and Bylaws and approving mergers or sales of all or substantially all of our assets. The directors elected by the New Investor Group have the authority to make or issue additional capital stock, implement stock repurchase programs and declare dividends. The interests of the New Investor Group and the holders of the Notes may differ from each other.

RISK ASSOCIATED WITH THE "YEAR 2000" PROBLEM

     Many computer systems and software products may not function properly following December 31, 1999 due to a once-common programming standard that may result in confusion of dates prior to or after such date. This problem is often referred to as the "Year 2000" or the "Y2K" problem. We are currently working to evaluate and resolve the potential impact of the Year 2000 problem on our processing of date-sensitive information and network systems. We plan to contact all our significant suppliers, contractors and major systems developers to determine our vulnerability to their Year 2000 situations. We presently believe that the Year 2000 problem will only have a minimal cost impact. However, we cannot assure you that other companies will convert their systems on a timely basis and that their failure will not have an adverse effect on our systems. Any failure by our customers, suppliers, contractors or major systems developers to resolve their Year 2000 problems in a timely manner may adversely affect us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Information Systems and the Year 2000" on page 44.

                                THE TRANSACTIONS

THE RECAPITALIZATION

     JFL Equity and JFL Co-Invest were the sole shareholders of SDI Acquisition Corp., an affiliate of J.F. Lehman & Company ("SDI ACQUISITION"). On June 19, 1998, the Company and SDI Acquisition entered into the Recapitalization Agreement (as subsequently amended) pursuant to which, on December 15, 1998, SDI Acquisition merged with and into the Company. In the merger, each share of the Company's common stock then outstanding was canceled and converted into the right to receive $34.00 in cash, other than:

     - 1,530,419 shares of common stock held by Messrs. Walter Neubauer and Thomas F. Treinen,

     - options to acquire common stock held by certain members of management (together with Messrs. Neubauer and Treinen, the "CONTINUING SHAREHOLDERS") and

     - common stock held by stockholders who have perfected their dissenters' rights under Delaware law.

The 1,530,419 shares of common stock held by Messrs. Neubauer and Treinen and the options held by management remain outstanding (the "EQUITY ROLLOVER").

     In connection with the Recapitalization, Paribas Principal Inc. acquired from us 323,529 shares of common stock, or approximately 8.7% of the outstanding common stock. PPI is an affiliate of a limited partner of both JFL Equity and JFL Co-Invest. In addition, PPI is an affiliate of one of the Initial Purchasers.

     As a result of the Recapitalization, the Continuing Shareholders collectively own approximately 41.3% of the outstanding common stock, and the New Investor Group (JFL Equity, JFL Co-Invest and PPI) collectively owns approximately 58.7% of the outstanding common stock. The transactions were accounted for as a recapitalization. The Recapitalization was completed on December 15, 1998.

     Lehman has the right, exercisable at any time prior to December 15, 2002, to acquire all or any portion of 735,294 shares of common stock held by Messrs. Neubauer and Treinen (the "ADDITIONAL ROLLOVER SHARES") (or 19.8% of the outstanding common stock) at a per share purchase price (the "CALL PRICE") equal to the sum of $34.00 plus a premium equal to $2.04 for each full 6-month period elapsed since December 15, 1998. In addition, Lehman has been granted an irrevocable proxy to vote all of the Additional Rollover Shares. Messrs. Neubauer and Treinen have the right to require the Company to purchase all or any portion of the Additional Rollover Shares at a per share price equal to the Call Price upon the earliest to occur of the repayment and termination of our existing credit facility and repayment of the Notes, or, upon a change of control of the Company or the completion of a qualified public offering by the Company (provided, in the latter two cases, that such purchase by the Company is permitted under our credit facility and the Notes).

     For a description of the financing of the Recapitalization, see "Sources and Uses of Funds."

NEW CREDIT FACILITY

     As part of the Recapitalization, we entered into a credit facility (sometimes referred to herein as the "NEW CREDIT FACILITY") with a syndicate of banks, as lenders, and Bankers Trust Company ("BANKERS TRUST"), as lead arranger and administrative agent. Bankers Trust is an affiliate of BT Alex. Brown Incorporated, one of the Initial Purchasers. The New Credit Facility consists of a $70.0 million Senior Term Loan and a $25.0 million Revolving Credit Facility. We borrowed the full amount of the Senior Term Loan in connection with the Recapitalization. As of January 31, 1999, $0.8 million was drawn and letters of credit aggregating $2.5 million had been issued under the Revolving Credit Facility. See "Description of the New Credit Facility" for a discussion of various terms of the New Credit Facility, including the amortization schedule, guarantees and covenants.

                           SOURCES AND USES OF FUNDS

     We will not receive any proceeds from the exchange of the New Notes for Old Notes. We used the gross proceeds of $100.0 million from the sale of the Old Notes, together with borrowings under the $70.0 million Senior Term Loan and the equity contribution of approximately $127.8 million, to

     - fund the consideration payable to the Company's stockholders in connection with the recapitalization,

     - refinance our then-existing debt and

     - pay transaction costs associated with the Transactions.

     The following table outlines the sources and uses of funds in connection with the Transactions as if they had occurred on October 31, 1998:

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
SOURCES OF FUNDS:
Revolving Credit Facility(1)..............................           $   --
Senior Term Loan(1).......................................             70.0
Notes.....................................................            100.0
Equity Investment by the New Investor Group(2)............             74.0
Equity Rollover by Continuing Shareholders(3).............             53.8
                                                                     ------
          Total sources of funds..........................           $297.8
                                                                     ======
USES OF FUNDS:
Aggregate Recapitalization consideration(4)...............           $277.4
Repayment of existing indebtedness........................              2.5
Transaction expenses......................................             15.5
Working capital...........................................              2.4
                                                                     ------
          Total uses of funds.............................           $297.8
                                                                     ======

---------------
(1) The New Credit Facility provides for a Revolving Credit Facility of $25.0 million and a Senior Term Loan of $70.0 million. See "Description of the New Credit Facility." Does not include potential reimbursement obligations as of October 31, 1998 in respect of approximately $3.5 million in outstanding letters of credit.

(2) Reflects cash capital contributions by the New Investor Group, which collectively owns 58.7% of the outstanding common stock. In addition, Lehman has been granted an irrevocable proxy to vote, and the right to acquire, 735,294 shares of common stock held by Messrs. Neubauer and Treinen.

(3) Reflects the value of shares of common stock and options retained by the Continuing Shareholders who collectively own approximately 41.3% of the outstanding common stock. Under certain circumstances, the Continuing Shareholders have the right to require the Company to purchase 735,294 shares of Common Stock held by them.

(4) Consists of approximately $223.6 million in cash and $53.8 million from the Equity Rollover by the Continuing Shareholders.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT; TERMINATION OF CERTAIN RIGHTS

     We sold the Old Notes to the Initial Purchasers on December 15, 1998 in a transaction exempt from the registration requirements of the Securities Act. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. In connection with the sale of the Old Notes to the Initial Purchasers, we entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which we agreed, for the benefit of the Holders of the Old Notes and at our expense, to:

     - file on or prior to April 14, 1999 (the 120th calendar day following the Closing Date) this Registration Statement with the Commission,

     - use our best efforts to cause this Registration Statement to be declared effective under the Securities Act on or prior June 13, 1999 (the 180th calendar day following the Closing Date) and

     - use our best efforts to consummate the exchange offer on or prior to July 13, 1999 (the 210th calendar day following the Closing Date).

     We will keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to you. The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer, will not have registration rights and will not provide for Additional Interest, as discussed below. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the Old Notes were issued.

     In the event that changes in the law or applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, or if for any reason the exchange offer is not consummated by July 13, 1999 (within 210 days of the Closing Date) or in other circumstances, the Registration Rights Agreement requires us to, at our own expense:

     - as promptly as practicable, and in any event on or prior to 90 days after such filing obligation arises, file with the Commission a shelf registration statement (the "SHELF REGISTRATION STATEMENT") covering resales of the Old Notes,

     - use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 days after such filing occurs and

     - keep effective the Shelf Registration Statement until two years after its effective date (or such shorter period that will terminate when all the Old Notes covered thereby (1) have been sold pursuant thereto or (2) are distributed to the public pursuant to Rule 144 under the Securities Act or are saleable pursuant to Rule 144(k) under the Securities Act).

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Additional Interest, with respect to the first 90-day period immediately following the occurrence of such Registration Default, at a rate of 0.50% per annum per $1,000 principal amount of Old Notes held by such holders, increasing by an additional 0.50% per annum per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum of Additional Interest of 1.00% per annum per $1,000 principal amount of Old Notes.

     A "REGISTRATION DEFAULT" shall occur if:

     - we fail to file either this Registration Statement or the Shelf Registration Statement on or before the date specified for such filing,

     - any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "EFFECTIVENESS TARGET DATE"),

     - we fail to exchange all New Notes for all Old Notes validly tendered and not withdrawn in accordance with the terms of the exchange offer on or prior to the 30th day after the date on which this Registration Statement was declared effective or

     - if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of New Notes during the periods specified in the Registration Rights Agreement.

     Holders of New Notes will not be, and upon consummation of the exchange offer, holders of Old Notes will no longer be, entitled to:

     - the right to receive Additional Interest and

     - other rights under the Registration Rights Agreement intended for holders of Old Notes.

     The exchange offer shall be deemed consummated upon the occurrence of the delivery by us to the Trustee under the indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the expiration of the exchange offer, holders of Old Notes not tendered, or not properly tendered, will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes will be adversely affected upon expiration of the exchange offer if such holder elects to not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     We hereby offer, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. We will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the Registration Rights Agreement. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).


     As of the date of this prospectus, $100.0 million in aggregate principal amount of the Old Notes is outstanding of the maximum of $150.0 million of Notes authorized for issuance under the Indenture. Solely for reasons of administration (and for no other purpose), we have fixed the close of business on June 1, 1999 as the record date (the "RECORD DATE") for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the exchange offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     We shall be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from us.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The Expiration Date shall be July   , 1999 at 5:00 p.m., New York City
time, unless we, in our sole discretion, extend the exchange offer, in which case the Expiration Date shall be the latest date and time to which the exchange offer is extended.


     In order to extend the exchange offer, we will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     We reserve the right, in our sole discretion, to:

     - delay accepting any Old Notes,

     - extend the exchange offer,

     - if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent and

     - amend the terms of the exchange offer in any manner.

     If the exchange offer is amended in a manner which we determine to constitute a material change, we will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes.

CONDITIONS OF THE EXCHANGE OFFER

     The exchange offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the exchange offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this prospectus constitutes a part.

ACCRUED INTEREST

     The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 15, 1998. See "Description of Notes -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the exchange offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holder. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT

REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered:

     - by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or

     - by an Eligible Institution (as defined immediately below).

In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of the Exchange Act (collectively, "ELIGIBLE INSTITUTIONS"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either:

     - be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or

     - be accompanied by a bond power, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

The term "REGISTERED HOLDER" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes, our acceptance of which might, in the judgment of the Company or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and its instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as we shall determine. We will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "BENEFICIAL OWNER") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the exchange offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to us that, among other things:

     - the New Notes to be acquired in connection with the exchange offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner,

     - the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes,

     - the holder and each Beneficial Owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "-- Resales of New Notes,"

     - that if the holder is a broker-dealer that acquired Old Notes as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the exchange offer,

     - the holder and each Beneficial Owner understand that a secondary resale transaction described in the third bullet point above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and

     - neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to us in writing.

     In connection with a book-entry transfer, as discussed immediately below, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the DTC (the "BOOK-ENTRY TRANSFER FACILITY") for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "-- Exchange Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis) may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:

     - such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder,

     - on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent and

     - such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the DTC) must be received by the Exchange Agent within four business days after the Expiration Date.

Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of the conditions to the exchange offer, we will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, we shall be deemed to have accepted validly tendered Old Notes, when, as, and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the
DTC); provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered Old Notes are not accepted for any reason, we will return such unaccepted Old Notes without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the Old Notes to be withdrawn (the "DEPOSITOR"),

     - identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable),

     - be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the indenture and

     - specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer.

Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     United States Trust Company of New York is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL:

                    United States Trust Company of New York
                          P.O. Box 844, Cooper Station
                            New York, NY 10276-0844
                         Attn: Corporate Trust Services

                                 BY FACSIMILE:

                    United States Trust Company of New York
                                 (212) 780-0592
                          Attention: Customer Service
                      Confirm by Telephone: (800) 548-6565
                         Attn: Corporate Trust Services

               BY OVERNIGHT COURIER (AND BY HAND AFTER 4:30 P.M.
                         ON THE EXPIRATION DATE ONLY):

                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003
                         Attn: Corporate Trust Services

                                    BY HAND:

                    United States Trust Company of New York
                                  111 Broadway
                                  Lower Level
                            New York, New York 10006
                         Attn: Corporate Trust Services

FEES AND EXPENSES

     All expenses incident to our consummation of the exchange offer and compliance with the Registration Rights Agreement will be borne by us, including, without limitation:

     - all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or "blue sky" laws),

     - printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with the DTC and of printing prospectuses),

     - messenger, telephone and delivery expenses,

     - fees and disbursements of our counsel,

     - fees and disbursements of our accountants,

     - rating agency fees and

     - our internal expenses (including, without limitation, all salaries and expenses of our officers and other employees performing legal or accounting duties).

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by us for accounting purposes. The expenses we incur in connection with the exchange offer will be amortized over the term of the New Notes.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizing federal income tax consequences of the exchange offer reflects the opinion of Gibson, Dunn, & Crutcher LLP, counsel to us, as to material federal income tax consequences expected to result from the exchange offer. An opinion of counsel is not binding on the IRS or the courts, and there can be no assurances that the IRS will not take, and that a court would not sustain, a position contrary to that described below. Moreover, the following discussion is for general information only and does not constitute comprehensive tax advice to any particular holder of Old Notes. The summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, judicial authority and administrative pronouncements. The tax consequences described below could be modified by future changes in the relevant law, which could have retroactive effect. Each holder of Old Notes should consult its own tax adviser as to these and any other federal income tax consequences of the exchange offer as well as any tax consequences to it under foreign, state, local or other law.

     Exchanges of Old Notes for New Notes pursuant to the exchange offer should be treated as a modification of the Old Notes that does not constitute a material change in their terms, and the Company intends to treat the exchanges in that manner. Under that approach, a New Note is treated as a continuation of the corresponding Old Note. An exchanging holder's holding period for a New Note would include such holder's holding period for the Old Note. Such holder would not recognize any gain or loss, and such holder's basis in the New Note would be the same as such holder's basis in the Old Note. The exchange offer will result in no federal income tax consequences to a non-exchanging Holder.

RESALES OF THE NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the exchange offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (1) a broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (2) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes.

     We have not requested or obtained an interpretive letter from the Commission staff with respect to this exchange offer, and neither we nor the holders are entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the exchange offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Sales of New Notes acquired in the exchange offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

     The New Notes will be freely transferable by the holders thereof, subject to the limitations described in this section.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of January 31, 1999. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in our debt. As such, we have not given any effect to the exchange offer in the table below. This table should be read in conjunction with "The Transactions," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements appearing elsewhere in this prospectus.

                                                                   JANUARY 31,
                                                                      1999
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
                                                                   (UNAUDITED)
Debt:
  New Credit Facility(1)
     Revolving Credit Facility..............................         $   0.8
     Senior Term Loan.......................................            70.0
  11 3/8% Senior Subordinate Notes due 2008.................           100.0
                                                                     -------
     Total long-term debt(1)................................           170.8
Redeemable common stock.....................................            25.4
Total stockholders' equity..................................           (79.6)
                                                                     -------
Total capitalization........................................         $ 116.6
                                                                     =======

---------------
(1) Does not include potential reimbursement obligations in respect of outstanding letters of credit of approximately $2.5 million.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below as of October 31, 1998 and 1997 and for the fiscal years ended October 31, 1998, 1997 and 1996 have been derived from our Consolidated Financial Statements which have been audited by KPMG LLP, independent certified public accountants, and are included elsewhere in this prospectus. The selected consolidated financial data below as of October 31, 1996, 1995 and 1994 and for the fiscal years ended October 31, 1995 and 1994 have been derived from the Company's audited financial statements that are not included in this prospectus. The selected consolidated financial data below as of and for the three months ended January 31, 1999 and February 1, 1998 have been derived from our unaudited financial statements that are included elsewhere in this prospectus. The unaudited interim consolidated financial statements for each of the periods referred to above include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited periods. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related notes included elsewhere in this prospectus.

                                                                                         THREE MONTHS
                                                                                            ENDED
                                                FISCAL YEAR ENDED OCTOBER 31,          ----------------
                                         -------------------------------------------   FEB. 1   JAN. 31
                                         1994(1)    1995     1996     1997     1998     1998     1999
                                         -------   ------   ------   ------   ------   ------   -------
                                                                                         (UNAUDITED)
                                                             (DOLLARS IN MILLIONS)
OPERATING DATA:
Net sales..............................   $64.5    $100.6   $104.5   $140.5   $170.5   $ 40.7   $ 37.7
Cost of sales..........................    54.4      83.0     84.3    112.6    131.6     32.5     30.7
                                          -----    ------   ------   ------   ------   ------   ------
     Gross profit......................    10.1      17.6     20.2     27.9     38.9      8.2      7.0
Operating expenses.....................     4.3       7.7      8.1     10.7     13.0      2.7      2.6
Recapitalization costs(2)..............      --        --       --       --       --       --     15.6
                                          -----    ------   ------   ------   ------   ------   ------
     Earnings (loss) from operations...     5.8       9.9     12.0     17.2     25.9      5.6    (11.2)
Net interest income (expense)..........    (0.5)     (0.6)     0.1      0.1       --       --     (2.5)
                                          -----    ------   ------   ------   ------   ------   ------
Earnings before income taxes...........     5.3       9.3     12.2     17.3     25.9      5.6    (13.7)
Income taxes...........................     2.1       3.7      4.7      6.7     10.4      2.2     (3.3)
                                          -----    ------   ------   ------   ------   ------   ------
     Net earnings (loss)...............   $ 3.2    $  5.6   $  7.4   $ 10.7   $ 15.4   $  3.4   $(10.4)
                                          =====    ======   ======   ======   ======   ======   ======
OTHER DATA:
EBITDA(3)..............................   $ 8.5    $ 14.3   $ 17.4   $ 23.6   $ 34.4   $  7.4   $  7.3
EBITDA margin(3).......................    13.2%     14.2%    16.7%    16.8%    20.2%    18.1%    19.4%
Depreciation...........................   $ 2.7    $  4.4   $  5.4   $  6.4   $  8.5   $  1.8   $  3.0
Capital expenditures:
  Moorpark Facility....................   $ 0.0    $  0.6   $  3.1   $  5.8   $ 16.5   $  2.1   $  2.4
  Other................................     6.3      12.8      8.0     16.8     22.0      5.8      4.5
                                          -----    ------   ------   ------   ------   ------   ------
     Total.............................   $ 6.3    $ 13.4   $ 11.1   $ 22.5   $ 38.5   $  7.9   $  6.9
                                          =====    ======   ======   ======   ======   ======   ======
Cash interest expense..................   $ 0.4    $  1.0   $  0.4   $  0.3   $  0.2   $  0.1   $  0.1
Ratio of earnings to fixed
  charges(4)...........................     9.5x      9.2x    23.9x    33.2x    59.1x    49.5x    (4.7x)
BALANCE SHEET DATA:
Total assets...........................   $51.7    $ 78.6   $ 86.2   $ 99.8   $124.6   $104.8   $136.9
Total debt.............................    13.8       5.9      4.6      3.0      2.5      2.7    170.8
Stockholders' equity (deficit).........   $26.7    $ 62.1   $ 69.7   $ 81.4   $ 97.3   $ 84.9   $(79.6)

---------------
(1) We acquired Scot in September 1994. Accordingly, the operating data for Fiscal 1994 reflect only one month of Scot's operations.

(2) We incurred approximately $15,600,000 in one-time pre-tax charges in connection with the Recapitalization (representing approximately $5,600,000 in professional advisory fees and approximately $10,000,000 of compensation expense relating to cash payments to settle certain outstanding stock options).

(3) EBITDA is the sum of earnings before income taxes, interest, depreciation and amortization expense. EBITDA is presented because the Company believes that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with GAAP) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Our EBITDA is not necessarily comparable with similarly-titled measures for other companies. EBITDA margin equals EBITDA as a percentage net sales.

(4) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and a portion of rental expense (based on the one-third of rent expense convention) which management believes is a reasonable approximation of an interest factor.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the "Selected Historical Consolidated Financial Data" and our audited Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. See "Disclosure Regarding Forward-Looking Statements."

GENERAL

     Automotive Products Division. The Automotive Products Division was formed in 1989 as a result of management's strategic decision to participate in the anticipated demand for airbag systems arising from new federal regulations. Demand for initiators produced by the division has grown steadily since 1992 as U.S. automobile manufacturers have installed airbags in automobiles for both the driver and front passenger. Even though installation of the driver and front passenger airbags is now mostly implemented in the United States, demand appears to be continuing to grow as U.S. automobile manufacturers are now installing airbags for side-impact protection and for seat belt pre-tensioners which also employ an initiator. In addition, European and Pacific Rim automobile manufacturers have over the last few years accelerated the rate of airbag implementation for automobiles produced in these countries. We have invested in, and continue to invest in, facilities and production equipment to meet these increases in demand. Beginning in Fiscal 1992, we have improved gross profit margins and operating income amounts through:

     - automation of the initiator manufacturing process,

     - improvements in manufacturing techniques,

     - reductions in the prices of certain raw materials and

     - a larger base of customers to absorb overhead costs.

     No assurance can be given that the foregoing trends will continue. Our future results of operations, financial position and cash flows are dependent on a variety of factors that are inherently difficult to predict including, without limitation:

     - the number of automobiles sold (particularly in North America),

     - continued acceptance of airbags as the primary restraint system incorporated in automobiles,

     - the impact of pressure from our customers and actions by our competitors on our ability to sell initiators at acceptable average sales prices,

     - voluntary incorporation of side and rear airbags and other safety devices by automobile manufacturers and

     - our ability to continue to improve automation of the manufacturing processes efficiently.

     The prices we receive for units of our automotive initiators vary depending upon the complexity of design and the value of added components. As a result, the total average selling price in any period will be affected by the relative quantities sold to each customer. We sell the majority of airbag initiators to TRW and Autoliv. Historically, the initiators we have sold to TRW are more complex and have a higher material cost than the initiators we have sold to Autoliv. Consequently, we sell initiators to TRW for a higher average unit price than the initiators we sell to Autoliv.

     During recent years, competition among manufacturers of airbag initiators has intensified. As a result of this increased competition, we and other manufacturers of initiators have had to significantly reduce the price of initiators. We expect this competition to continue and to cause additional price pressure on us and other initiator manufacturers. We cannot assure you that we will be able to compete successfully in such an environment. See
"Business -- Automotive Products Division -- Competition."

     Aerospace Division. Demand for our aerospace products is driven primarily by the U.S. government's purchases of missiles and other weapon systems and commercial launch vehicles for satellite communications that incorporate initiators, arm-fire devices and other pyrotechnic components, and by demand for replacement parts used in military crew safety systems. In most cases, we are a subcontractor to the non-governmental prime contractor or other subcontractor of the program. The Aerospace Division's contracts provide for a specific number of deliveries over a period of time. Revenue is recognized for these production contracts as completed units are shipped. Cost of sales for units shipped is computed based on the expected total unit cost of all units required to be produced under the contract through completion, which amount includes all estimated costs to complete the contract. Accordingly, the results of the Aerospace Division for any particular accounting period, or period-to-period comparisons, may be significantly affected by the timing of production deliveries and may not be indicative of future operating results. Unlike most of our products, demand for some of Scot's products is affected by government purchases of replacement components directly from Scot in order to replace parts whose service life has expired. The most significant factor affecting the gross profit margin for the Aerospace Division is the mix of products being delivered during a particular reporting period.

     Calculation of Operating Expenses. Operating expenses for the Automotive and Aerospace Divisions comprise the sum of two components. First, each division is charged directly those operating expenses incurred by that division. Second, on a quarterly basis, each division is allocated general corporate administrative expenses that are not otherwise attributable to a particular division. We allocate these expenses on a basis to fairly reflect the benefit received by each operating division, as determined by management. In Fiscal 1998, we allocated these expenses approximately 60% to the Automotive Products Division and 40% to the Aerospace Division. In Fiscal 1997, the allocation was 65% to the Automotive Products Division and 35% to the Aerospace Division. During Fiscal 1996 and 1995, these expenses were allocated approximately equally to each division.

     Recent Developments. On February 18, 1999, an accidental explosion occurred at our Newhall Facility, resulting in the death of one employee. We suspended all production at Newhall for four days to conduct a thorough investigation of the accident along with California OSHA, and suspended the blending of pyrotechnic powders for approximately two weeks. Concurrently, we implemented contingency manufacturing plans to meet customer demand for existing inventory and production from our Mesa facility. No building or equipment, other than one transport vehicle, were damaged in the accident. We resumed full production at Newhall on March 4, 1999. California OSHA's investigation of the accident is continuing.


     We believe that our results for the first half of Fiscal 1999 will be lower than the results we achieved in the first half of Fiscal 1998 due primarily to costs relating to our relocation to the Moorpark Facility, including the operation of duplicative facilities during the period and the manufacturing inefficiencies inherent with the commencement of new manufacturing operations. In addition, unit-price concessions we made to our leading automotive initiator customers in exchange for anticipated volume increases expected in the second half of Fiscal 1999 are expected to contribute to a decline in results in the first half of Fiscal 1999. Finally, the slowdown in production at Newhall as a result of the February 1999 accidental explosion and resulting investigation is expected to impact our second quarter results.



     These previous disclosures were based on the expectation that we would complete the move and receive all required approvals from customers to commence production of automotive initiators at our Moorpark Facility by the end of the second quarter of Fiscal 1999. However, as of April 30, 1999, we had not received approvals from two customers due to additional approval requirements established in light of the Newhall explosion. We have since received one of the outstanding approvals and expect to receive the remaining approval shortly, which should allow us to complete our move to the Moorpark Facility by the end of the third quarter of Fiscal 1999. As a result, we have had to continue operating automotive initiator lines at our Newhall Facility for longer than we expected. Although the costs of operating both facilities are now expected to continue during the third quarter of Fiscal 1999, the near-term completion of our move has allowed us to begin to eliminate redundant staffing and commence other cost containment efforts, including a reduction in our workforce of approximately 280 people (or approximately 21%) on May 3, 1999.



     See "Risk Factors--We Operate In A Competitive Environment," "--We Are Dependent On Key Customers" and "--Relocation To The Moorpark Facility May Disrupt Our Operations."

RESULTS OF OPERATIONS

     The following table is derived from our statements of earnings data and sets forth, for the periods indicated, certain earnings data as a percentage of net sales:

                                                                                  THREE MONTHS
                                                                                      ENDED
                                             FISCAL YEAR ENDED OCTOBER 31,      -----------------
                                            --------------------------------    FEB 1,    JAN 31,
                                            1995     1996     1997     1998      1998      1999
                                            -----    -----    -----    -----    ------    -------
AUTOMOTIVE PRODUCTS DIVISION:
Net sales.................................  100.0%   100.0%   100.0%   100.0%   100.0%     100.0%
Cost of sales.............................   88.8     84.9     82.9     81.6     81.3       84.8
                                            -----    -----    -----    -----    -----      -----
Gross profit..............................   11.2     15.1     17.1     18.4     18.7       15.2
Operating expenses........................    4.8      4.8      4.9      4.8      4.9        5.6
                                            -----    -----    -----    -----    -----      -----
Earnings from operations..................    6.4%    10.3%    12.2%    13.7%    13.8%       9.6%
                                            =====    =====    =====    =====    =====      =====
AEROSPACE DIVISION:
Net sales.................................  100.0%   100.0%   100.0%   100.0%   100.0%     100.0%
Cost of sales.............................   67.3     66.9     69.3     60.4     69.7       67.5
                                            -----    -----    -----    -----    -----      -----
Gross profit..............................   32.7     33.1     30.7     39.6     30.3       32.5
Operating expenses........................   14.5     17.4     18.2     18.6     18.1       11.9
                                            -----    -----    -----    -----    -----      -----
Earnings from operations..................   18.2%    15.7%    12.5%    21.0%    12.1%      20.6%
                                            =====    =====    =====    =====    =====      =====

COMPARISON OF THE THREE MONTHS ENDED FEBRUARY 1, 1998 AND JANUARY 31, 1999

     Net Sales. Net sales for the Automotive Products Division decreased $5,304,000, or 14.9%, to $30,443,000 for the three months ended January 31, 1999 compared to net sales of $35,747,000 for the same period last year. The decrease was a result of slight reductions in units shipped in the first quarter of 1999 versus the same period in 1998, in addition to contractual price decreases.

     Net sales for the Aerospace Division increased by $2,288,000, or 45.9%, to $7,273,000 for the three months ended January 31, 1999 compared to net sales of $4,985,000 for the same period last year. The increase in sales in the first quarter of 1999 was due to increased shipments of products used on several missile programs and the commencement of production of bomb ejectors.

     Cost of Sales. Cost of sales for the Automotive Products Division decreased $3,232,000, or 11.1%, to $25,816,000 for the quarter ended January 31, 1999, compared to cost of sales of $29,048,000 for same quarter last year. The Division's gross profit margin was 15.2% for the 1999 quarter, compared to 18.7% for the same quarter last year. The decrease in margin reflects the slight reduction in initiators shipped, as well as certain inefficiencies related to the Company's move to its new facility in Moorpark.

     Cost of sales for the Aerospace Division increased $1,433,232, or 41.2%, to $4,908,000 for the quarter ended January 31, 1999, compared to cost of sales of $3,475,000 for the comparable quarter last year. Gross profit as a percent of sales was 32.5% for the first quarter of 1999 compared to 30.3% for the same quarter last year. The increase in gross profit as a percent of sales was primarily attributable to the mix of products shipped in the first quarter of fiscal 1999.

     Operating Expenses. Operating expenses for each division (Automotive Products and Aerospace) are comprised of two components. First, each division is charged those operating expenses directly incurred by that division. Second, each division is allocated administrative expenses incurred by the Company (which are not attributable to a particular division) on an equitable basis to reflect fairly the benefit received by each operating division. Administrative expenses incurred by the Company for allocation to each division were approximately the same amount for the first quarter of Fiscal 1999 compared to the same period last year.

     Operating expenses for the Automotive Products Division decreased $43,000, or 2.5%, to $1,712,000 in the first quarter of 1999, compared to operating expenses of $1,755,000 for the same period last year. As a percentage of sales, operating expenses were 5.6% compared to 4.9% for the same period last year.

     Operating expenses for the Aerospace Division decreased by $38,000, or 4.2%, to $864,000 for the quarter ended January 31, 1999, compared to operating expenses of $902,000 for the same period last year. As a percentage of sales, operating expenses were 11.9% for the quarter ended January 31, 1999 compared to 18.1% for the same quarter last year. The decrease in operating expenses in the current year first quarter is due to a reduction in the amount of administrative expenses allocated to the Aerospace Division compared to the same period last year.

     Recapitalization Costs. The Company incurred approximately $15,600,000 in one-time pre-tax charges in connection with the Recapitalization (representing approximately $5,600,000 in professional advisory fees and approximately $10,000,000 of compensation expense relating to stock options). As a result of the foregoing, the Company incurred a net loss in the quarter. Because this loss resulted directly from the one-time charges incurred in connection with the Recapitalization, the Company believes this loss will have no material impact on its ongoing operations or liquidity.

     Net Interest Income (Expense). Net interest income (expense) consists of interest expense on borrowings and interest income earned on short-term investments. Interest expense was $2,341,000 in the first quarter of Fiscal 1999 compared to interest expense of $51,000 for the first quarter last year. The increase of $2,290,000 was the result of increased debt outstanding in the first quarter of Fiscal 1999, compared to the same period of 1998. Interest income was $800 in the first quarter of Fiscal 1999, compared to interest income of $66,000 for the same period last year. The decrease was the result of lower average amounts invested in interest-bearing securities during the first quarter of Fiscal 1999.

COMPARISON OF FISCAL 1997 AND 1998

     Net Sales. Net sales for the Automotive Products Division were $135,235,000 for Fiscal 1998, compared to net sales of $111,931,000 for Fiscal 1997. The increase of $23,304,000, or 20.8%, was due to a 43.9% increase in units shipped during Fiscal 1998 compared to Fiscal 1997. The increase in units shipped resulted primarily from increased shipments to Autoliv under terms of a supplier agreement signed in November 1995. The initiators sold to Autoliv are generally sold at lower average unit selling prices than those sold to other customers, due to simplicity of design, resulting in net sales increasing at a slower rate than the increase in units sold. Net sales to TRW as a percentage of Automotive Products Division net sales were 49.9% for Fiscal 1998, compared to 61.6% for Fiscal 1997, and were 39.7% of total Company net sales in Fiscal 1998 compared to 49.1% of total Company net sales for Fiscal 1997. Net sales to Autoliv as a percentage of Automotive Product Division net sales were 31.3% for Fiscal 1998, compared to 25.9% for Fiscal 1997 and were 24.9% of total Company net sales in Fiscal 1998 compared to 20.6% for Fiscal 1997. The portion of the Company's overall net sales represented by net sales to TRW decreased primarily as the result of increasing net sales to Autoliv.

     Notwithstanding the Automotive Products Division results for Fiscal 1998 as a whole, results for the Automotive Products Division for the fourth quarter of Fiscal 1998 were adversely affected by the 54-day United Auto Workers strike at General Motors and continued weakness in the Asian market, resulting in reduced purchases by certain customers.

     Net sales for the Aerospace Division were $35,303,000 for Fiscal 1998, compared to net sales of $28,572,000 for Fiscal 1997. The increase of $6,731,000, or 23.6%, was due primarily to a contract for production of a proprietary bomb ejector, which began in Fiscal 1998, and also due to increased demand for products used in commercial satellite launch vehicles.

     Cost of Sales. Cost of sales was $110,284,000 for the Automotive Products Division for Fiscal 1998, compared to cost of sales of $93,159,000 for Fiscal 1997, an increase of $17,126,000, or 18.4%. The increase was due to costs associated with increased net sales noted above. Gross profit as a percent of net sales was 18.4% for Fiscal 1998, compared to gross profit as a percent of net sales of 16.8% for Fiscal 1997. The improvement in gross profit as a percent of sales was due to efficiencies related to volume increases, improvements in automated machine yields and other manufacturing efficiencies achieved in the current period.

     Cost of sales for the Aerospace Division was $21,326,000 for Fiscal 1998, compared to cost of sales of $19,395,000 for Fiscal 1997. The increase of $1,931,000, or 9.9%, was due to costs associated with increased net sales during Fiscal 1998. Gross profit as a percentage of net sales was 39.6% for Fiscal 1998, compared to gross profit as a percentage of sales of 32.1% for Fiscal 1997. The increase in gross profit as a percentage of net sales in Fiscal 1998 was due to changes in the mix of products shipped compared to Fiscal 1997 and the absorption of relatively stable overhead expenses over greater net sales in Fiscal 1998.

     Operating Expenses. Operating expenses for each division (Automotive Products and Aerospace) are comprised of two components. First, each division is charged those operating expenses incurred directly by that division. Second, each division is allocated administrative general operating expenses (which are not attributable to a particular division) on what management considers to be an equitable basis to fairly reflect the benefit received by each division.

     Operating expenses for the Automotive Products Division were $6,459,000 for Fiscal 1998, compared to operating expenses of $6,089,000 for Fiscal 1997. The increase of $370,000, or 6.1%, was due primarily to labor related cost increases incurred by the Automotive Products Division, and, to a lesser extent, to increases in corporate expenses which were allocated to the Automotive Products Division. Such increases were with respect to recurring costs. The increase in corporate expenses was primarily legal and other professional services costs not incurred in connection with the Transactions.

     Operating expenses for the Aerospace Division were $6,564,000 for Fiscal 1998, compared to operating expenses of $4,617,000 for Fiscal 1997. The increase of $1,947,000, or 42.2%, was the result primarily of an increase in incentive bonus accruals in the current period and increases in corporate expenses for bonuses that will be payable as a result of the division reaching performance targets.

     Net Interest Income (Expense). Net interest income (expense) consists of interest expense on borrowings and interest income earned on short-term investments. Interest income was $108,000 for Fiscal 1998, compared to interest income of $353,000 for Fiscal 1997. The decrease in interest income during Fiscal 1998 was due to lower average amounts invested in interest-bearing securities during the year compared to Fiscal 1997. Interest expense was $156,000 for Fiscal 1998, compared to interest expense of $259,000 for Fiscal 1997. The decrease in the current year was due to lower average debt balances resulting from scheduled monthly principal payments, and due to the repayment of debt relating to the sale of an airplane which we previously owned.

COMPARISON OF FISCAL 1996 AND 1997

     Net Sales. Net sales for the Automotive Products Division increased $31,695,000, or 39.5%, between Fiscal 1996 and Fiscal 1997. This increase was due primarily to a significant increase in initiator shipments to TRW pursuant to the TRW Agreement and increases in shipments to Autoliv. In December 1995, the Company signed a three-year supplier agreement with Autoliv whereby the Company is required to supply a substantial portion of Autoliv's initiator requirements. The Autoliv agreement became effective with model year 1997 production (approximately August 1996) and therefore did not have a substantial impact on Fiscal 1996 results of operations. Increases in initiator unit sales during the two-year period were partially offset by decreases in initiator unit prices. Increases in initiator unit sales in Fiscal 1997 were also offset by lower average initiator unit prices caused by increased shipments to Autoliv of lower-priced initiators. During Fiscal 1996 and 1997, net sales to TRW accounted for 77.3% and 61.6%, respectively, of the Automotive Products Division's net sales, and 59.7%, and 49.1%, respectively, of the Company's combined net sales. In Fiscal 1997, net sales to Autoliv accounted for 25.9% of the Automotive Products Division's net sales and 20.6% of the Company's combined net sales. Net sales to Autoliv were not significant in Fiscal 1996. We expect TRW and Autoliv to be the Automotive Products Division's largest customers for the foreseeable future.

     Net sales for the Aerospace Division increased $4,325,000, or 17.8%, between Fiscal 1996 and Fiscal 1997. This increase was due to increased shipments of parts used for commercial satellite launch vehicles and a non-recurring engineering contract in Fiscal 1997 to redesign a proprietary ejector.

     Cost of Sales. Cost of sales for the Automotive Products Division increased by $24,645,000, or 36.2%, between Fiscal 1996 and Fiscal 1997. This increase was related primarily to the increased volume of initiators shipped. Automotive Products Division gross profit margins as a percentage of its net sales improved from

15.1% in Fiscal 1996 to 17.1% in Fiscal 1997. In Fiscal 1996 and 1997, we achieved greater recovery of overhead costs from the increases in levels of production, and in Fiscal 1997, we achieved an increase in production machine utilization. In addition, in Fiscal 1996 and 1997, we achieved a reduction in the cost of some raw materials used to manufacture initiators, all of which contributed to improved gross margins. As described above, these improvements were partially offset by decreases in the sales price of initiators during the above periods. Although we have experienced a reduction in total in average unit selling price, improvements in machine utilization and manpower efficiency, reductions in raw material costs and greater absorption of overhead have more than offset selling price reductions. In addition, these improvements in manufacturing operations have allowed us to absorb higher depreciation expense as productive capacity has been expanded.

     Effective September 1, 1997, we amended the Automotive Products Division's only long-term supply contract with the supplier of glass-sealed, co-axial bodies, a key component used in the production of initiators, significantly reducing the unit prices which we are obligate pay. The amendment also extended the term of the contract to December 31, 2000 and provides that unit costs will be further reduced at the beginning of the 1999 and 2000 calendar years. See "Risk Factors -- We Are Dependent On A Key Supplier" and
"Business -- Manufacturing -- Supplies and Suppliers."

     Cost of sales for the Aerospace Division increased $3,580,000, or 22.1%, between Fiscal 1996 and Fiscal 1997. This increase was the result of an increase in net sales. Gross profit as a percentage of the Aerospace Division's net sales decreased from 33.1% in Fiscal 1996 to 30.7% in Fiscal 1997. Fluctuations in gross profit as a percentage of net sales occur primarily due to the mix of products sold during any period. Mature product lines, in general, earn a higher gross profit than newer, developing product lines due to the benefits of learning and the reduction of start-up costs. In addition, replacement parts, in general, earn a higher gross profit than other products.

     Operating Expenses. Operating expenses increased $2,612,000, or 32.2%, between Fiscal 1996 and Fiscal 1997. In Fiscal 1996, the allocation of general corporate expenses was made approximately equally to each division, whereas in Fiscal 1997, we allocated approximately 65% of such expenses to the Automotive Products Division and 35% to the Aerospace Division. If the allocation had been made equally in Fiscal 1997, Aerospace Division operating expenses would have increased by $581,000, with a corresponding decrease in the Automotive Products Division's operating expenses. The general corporate expenses which we allocated to the divisions totaled $2,704,000 in Fiscal 1996 and $3,874,000 in Fiscal 1997.

     The increase in operating expenses in Fiscal 1997 compared to Fiscal 1996 was due primarily to increases in corporate administrative expenses and discretionary bonuses. The increase in corporate administrative expenses resulted primarily from increases in compensation expense (as increased staffing was required to support the large increase in sales), outside professional costs and public relations costs.

     Operating expenses for the Automotive Products Division increased $1,646,000, or 42.4%, between Fiscal 1996 and Fiscal 1997. As a percentage of the Automotive Products Division net sales, these expenses have remained relatively constant for the past two fiscal years.

     Operating expenses for the Aerospace Division increased by $966,000, or 18.6%, between Fiscal 1996 and Fiscal 1997. Operating expenses as a percentage of net sales for the Aerospace Division increased from 17.4% in Fiscal 1996 to 18.2% in Fiscal 1997. The increase in operating expenses as a percentage of sales in Fiscal 1997 resulted from an increase in operating expenses, primarily at Scot, at a faster rate than sales increased due to increased discretionary bonus payments.

     Net Interest Income (Expense). Net interest income (expense) consists of interest expense on borrowings and interest income earned on short-term investments. In Fiscal 1996, interest income earned on short-term investments was $485,000, offset by interest expense of $365,000. In Fiscal 1997, interest income earned on short-term investments was $353,000, offset by interest expense of $259,000. The decrease in interest income in Fiscal 1997 compared to Fiscal 1996 was the result of lower average amounts invested in Fiscal 1997 as some cash resources were used to finance capital additions. The reduction in interest expense in Fiscal 1997 was the result of scheduled monthly principal payments of long-term debt.

SEASONALITY

     Airbag manufacturers' requirements for the Automotive Products Division's initiators are dependent on the requirements of automobile manufacturers. Although demand for the Automotive Products Division's initiators has not been subject to significant seasonal fluctuations to date, we believe that the U.S. airbag initiator market will become seasonal once demand for airbags stabilizes. See "Risk Factors -- Dependence upon the Automotive Industry."

     The Aerospace Division recognizes sales upon the shipment of units or completion of a task. While there is no identifiable seasonality in the aerospace business, there can be quarter-to-quarter changes in shipment volume that result from customer requirements or other factors beyond our control. During the past several years, the trend has been that customer shipment requirements are greater in the second half of our fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal sources of liquidity are cash flow from operations and borrowings under the New Credit Facility. Our principal uses of cash are debt service requirements, capital expenditures, research and development and working capital. The Recapitalization had a substantial impact on our capital structure, as we are significantly more highly leveraged than we were prior to the Recapitalization.

     In Fiscal 1998, we generated cash from operations of $29,105,000, and in the quarter ended January 31, 1999, we used cash of $12,575,000, including a charge of $15,637,400 for costs incurred in connection with the Recapitalization. Capital expenditures, primarily for payments related to automated manufacturing equipment and production facilities, amounted to $38,523,000 in Fiscal 1998 and $6,925,000 for the first quarter of Fiscal 1999. At January 31, 1999, we had commitments to acquire capital equipment aggregating approximately $2,000,000 related primarily to additional production equipment and other support equipment required for the increased operations of the Automotive Products Division.

     At January 31, 1999, we had working capital of $19,630,800, an increase of $3,959,500 from working capital of $15,671,300 at October 31, 1998. This increase was due to:

     - an increase in inventories of $2,365,300, which occurred in order to support several large aerospace contracts, the inventory for which will be shipped in Fiscal 1999,

     - an increase in prepaid expenses of $384,000,

     - a decrease in accrued expenses of $1,431,300, resulting from the timing of payments for certain accrued expenses,

     - a decrease in current income taxes payable of $4,590,200, resulting from a decrease in taxable income in the first quarter of Fiscal 1999 and

     - a decrease in the current portion of long-term debt of $484,600,

offset partially by:

     - a decrease in cash of $1,160,400, resulting from the use of cash to provide for working capital,

     - a decrease in accounts receivable of $3,236,200, resulting from a decrease in sales in the first quarter of Fiscal 1999 from the fourth quarter of Fiscal 1998 and

     - an increase in accounts payable of $1,572,400, resulting from the increase in inventories noted above.

     We incurred approximately $15,637,000 in one-time pre-tax charges in connection with the Recapitalization (representing approximately $5,537,000 in professional fees and approximately $10,100,000 of compensation expense relating to cash payments to settle certain outstanding stock options). As a result of the foregoing, we incurred a net loss in the quarter ended January 31, 1999. Because this loss will result directly from the one-time charges incurred in connection with the Recapitalization, we do not expect this loss to materially impact our ongoing operations or liquidity.

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

     As part of the Recapitalization, we entered into the New Credit Facility with a syndicate of banks, as lenders, and Bankers Trust, as lead arranger, administrative agent and a lender. Bankers Trust is an affiliate of BT Alex. Brown Incorporated, an Initial Purchaser. The New Credit Facility consists of a $70,000,000 Senior Term Loan and a $25,000,000 Revolving Credit Facility. As of January 31, 1999, the Senior Term Loan was fully drawn and we had $750,000 outstanding on the Revolving Credit Facility. In addition, we had approximately $2,500,000 of letters of credit outstanding under the Revolving Credit Facility. The Revolving Credit Facility enables us to obtain revolving credit loans and the issuance of letters of credit for our account from time to time for working capital, acquisitions and general corporate purposes. See "Description of the New Credit Facility."

     We used the proceeds of the Old Notes offering, the Senior Term Loan and the equity contribution by the New Investor Group to:

     - finance the payment of the cash portion of the Recapitalization consideration,

     - to refinance our then-outstanding debt,

     - to pay fees and expenses incurred in connection with the Recapitalization and

     - to provide for working capital and general corporate purposes.

     We anticipate that working capital requirements will increase in Fiscal 1999 as compared to Fiscal 1998 to service our new long-term debt incurred in connection with the Recapitalization (the Notes and the New Credit Facility). In addition, we will require additional working capital to support our investment in inventories and accounts receivable related to the anticipated increased demand for our initiators, although future demand is inherently difficult to predict and affected by a variety of factors. See "Business -- Automotive Products Division." We believe that we will be able to meet our expected working capital requirements for the foreseeable future from cash from operations and borrowings under the New Credit Facility.

     In order to improve manufacturing efficiencies and to provide facilities for growth, we purchased in October 1996, approximately 280 acres of land in the City of Moorpark, located in Ventura County, north of Los Angeles, where we are currently building new facilities. Total cost of the project is estimated at approximately $32,500,000, of which $27,915,000 had been spent at January 31, 1999 and is included in construction in progress in the accompanying condensed consolidated balance sheet. We anticipate spending approximately an additional $4,500,000 in Fiscal 1999 to complete this project. We plan to sell two commercial lots being developed as part of this project, the proceeds of which are expected to reduce the net project cost to approximately $27,000,000 (although there can be no assurance that these lots will sold on terms acceptable to us). We believe that we have available adequate cash flow from operations and borrowing capacity to adequately finance the completion of this project. We intend to consider long term financing in connection with the Moorpark Facility; however, there can be no assurance that such financing will be available when required.

     Excluding expenditures relating to the Moorpark Facility, total capital expenditures are expected to be approximately $6,000,000 in Fiscal 1999.

     Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our debt (including the Notes), or to fund planned capital expenditures and research and development expense, will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based upon the current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet our future liquidity needs for the foreseeable future. We may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable us to service our debt, including the Notes, or to fund our other liquidity needs. In addition, there can be no assurance that we will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors -- Risks Relating to the Notes -- Substantial Leverage."

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

INFORMATION SYSTEMS AND THE YEAR 2000

  General

     We have established a program to address Year 2000 issues. The Year 2000 effort, which includes the implementation of previously planned business critical systems and specific Year 2000 projects, is on track to be completed before the year 2000. The majority of those applications that are not Year 2000 compliant have been, or will be, replaced by new systems. The costs of new systems have been, or will be, recorded as an asset and amortized. A significant portion of the costs associated with making the remaining applications not covered by new systems Year 2000 compliant do not represent incremental costs to the Company, but rather the redeployment of existing information technology ("IT") resources. Accordingly, we do not expect the Year 2000 effort to have a material impact on our results of operations, liquidity or financial condition. In addition, we have not deferred any other projects that will have a material impact on our results of operations, liquidity or financial condition.

  IT Systems

     In late 1997, prior to the establishment of our Year 2000 program, we began converting our corporate, financial and human resources management systems to a new client server system. The systems are expected to be implemented before June 30, 1999. We have received vendor assurance that the systems are Year 2000 ready, and will conduct additional testing during 1999.

     The remaining IT systems have been inventoried, and necessary Year 2000 replacements and retrofits identified. A few of these projects are in the analysis phase, while most are in the development, testing or implementation phase. We will focus on these efforts during 1999, since the implementation of our core systems is nearly complete.

  Non-IT Systems

     Non-IT Systems may contain date sensitive embedded technology requiring Year 2000 upgrades. Examples of this technology include industrial equipment and security equipment such as access and alarm systems, as well as facilities support equipment.

     We are also addressing the readiness of our critical suppliers and customers. We have inventoried our critical suppliers, and where appropriate, contacted certain suppliers requesting Year 2000 certification. In certain areas where we rely on products supplied by manufacturers for systems provided to our customers, we are seeking standard Year 2000 warranties that, to the extent assignable, may be transferred to customers.

  Costs

     The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to our results of operations, liquidity and financial condition. The estimated total cost of the Year 2000 effort is approximately $100,000. This estimate does not include the cost of our previously planned business critical systems which are nearly complete. The total amount expended through January 1999 was approximately $60,000. The capital and expense costs above are primarily related to payroll costs for the Information Technology group, consulting fees and hardware and software costs.

  Risks and Contingency Planning

     We have identified and assessed our areas of risk related to the Year 2000 problem. The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect our results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers, we are unable to determine at this time whether the consequences of the Year 2000 failures will have a material impact on our results of operations, liquidity or financial condition. The Year 2000 effort is expected to significantly reduce our level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of our critical suppliers. We believe that, with the implementation of new business critical systems and completion of the Year 2000 specific projects as scheduled, the possibility of significant interruptions of normal operations should be reduced.

ENVIRONMENTAL MATTERS

     We use various hazardous and toxic substances in its manufacturing processes, including organic solvents and pyrotechnic materials. Our operations are subject to numerous federal, state and local laws, regulations and permit requirements relating to the handling, storage and disposal of those substances. In general, we reuse organic solvents are recycled by a licensed disposal company. The pyrotechnic charge contained in products that are rejected in the quality-control process is eliminated by explosive discharge pursuant to government regulations. We believe that we are in substantial compliance with these laws and regulations and we have obtained all necessary permits. While compliance with such laws and regulations has the effect of increasing our costs of operations, these costs must also be incurred by our competitors. Therefore, such costs do not materially adversely affect our competitive position.

     Under certain environmental laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be liable for the costs of investigating and remediating such substances on or under the property. The federal Comprehensive Environmental Response, Compensation & Liability Act, as amended ("CERCLA"), and similar state laws, impose liability on a joint and several basis, regardless of whether the owner, operator, or other responsible party was at fault for the presence of such hazardous substances.

     In connection with our plan to relocate operations from Newhall to Moorpark, we may be required to conduct environmental investigations at the Newhall site. Due to the site's history of industrial use by multiple parties, it is possible that such investigations will reveal the presence of hazardous substances in soil and/or groundwater, which could require remediation. While we do not expect remedial costs, if any, to be material, and while such costs might be shared with other responsible parties, this cannot be guaranteed.

     To date, our compliance with applicable environmental laws has not had a material adverse effect on our financial condition, results of operations or competitive position. Furthermore, although no assurances can be given, we do not believe that compliance with presently existing environmental laws will have such a material adverse effect or require material expenditures. See "Risk Factors -- Environmental Matters."

COMPREHENSIVE INCOME

     On November 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," issued by the Financial Accounting Standards Board (the "FASB"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The statement requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. There is no difference between net earnings and comprehensive income for the Company.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

     In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for annual financial statements issued for periods beginning after December 15, 1997. We believe that the adoption of SFAS No. 131 will not have a material impact on our financial reporting.

STARTUP ACTIVITIES

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Startup Activities." This SOP requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of the SOP should be as of the beginning of the fiscal year in which the SOP is first adopted and should be reported as a cumulative effect of a change in accounting principles. We believe that the adoption of SOP 98-5 will not have a material impact on our consolidated financial statements.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In 1998, the FASB issued Statement of Financial Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after December 15, 1999. We believe that the adoption of SFAS No. 133 will not have a material impact on our financial reporting.

     In March 1999, we entered into an interest rate swap agreement with a bank with a notional amount of $35 million. Under the swap agreement, we are required to pay a fixed rate of 5.42% on each March 17, June 17, September 17 and December 17, commencing on June 17, 1999. The swap agreement terminates on March 7, 2001. We will receive a floating rate based on the three-month LIBOR rate on the same dates as described above.

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

                                    BUSINESS

OVERVIEW

  General

     We are a leading designer and manufacturer of highly reliable precision engineered pyrotechnic devices. These devices are used predominantly in vehicle airbag and other automotive safety systems as well as in various aerospace applications. Our primary products are initiators, which function like an "electrical match" to ignite the gas generating charge in an automotive airbag system or to provide precision ignitions in aerospace-related products. In manufacturing our products, which utilize pyrotechnic materials, we ensure safe handling and processing by following strict safety procedures that we have developed over the past 35 years.

     We have two divisions: an Automotive Products Division and an Aerospace Division.

     - We believe that our Automotive Products Division is the world's largest supplier of initiators sold to leading U.S. and foreign automotive airbag system manufacturers. Those manufacturers use our product in the assembly of integrated airbag safety systems, which they then sell to automobile OEMs.

     - Our Aerospace Division supplies initiators and other advanced pyrotechnic products to aerospace companies. Those companies, in turn, use our products in a variety of applications including tactical missile systems, spacecraft launch vehicles and military aircraft crew safety systems.

     We have consistently generated strong financial results, which are largely a result of favorable industry dynamics, various barriers to entry and a leading market position. From Fiscal 1994 to Fiscal 1998, our net sales increased at a compound annual growth rate of 27.5% and our EBITDA increased at a compound annual growth rate of 41.8%. For the last twelve months ended January 31, 1999, our net sales were $167.5 million and our EBITDA was $34.3 million.

  Automotive Products Division

     We believe that our Automotive Products Division is the world's largest supplier of initiators to airbag system manufacturers. We formed the division in 1989 after the United States government adopted regulations requiring the installation of airbags and other crash protection systems in all new passenger automobiles. Since that time, demand for our initiators has grown rapidly. We attribute this growth in large part to the continuing evolution of automotive safety standards and increased customer preferences for airbag-related safety options. We expect continued growth in the demand for our products as the number of airbag-equipped vehicles increases, the number of airbags per vehicle grows and our customers implement new technologies. These new technologies include seat belt pre-tensioners and "smart" airbag systems, both of which we expect will require new types of initiators and sometimes more than one initiator per product. See "Risk Factors -- We Are Dependent On The Automotive Industry."

     In recent years, our Automotive Products Division has grown its net sales and cash flows significantly. The Automotive Products Division increased its net sales from $49.5 million in Fiscal 1994 to $135.2 million in Fiscal 1998. This represents an increasing portion of our total net sales during that time (76.7% in Fiscal 1994 to 79.3% in Fiscal 1998). During the same period, our Automotive Products Division increased its EBITDA (excluding pro forma adjustments) from $5.7 million to $26.4 million, representing a compound annual growth rate of 46.7%.

     We sell our initiators to leading domestic and foreign manufacturers of airbag systems and subsystems. We have strong, long-term relationships with our customers. In particular, we have supplier agreements with TRW, Autoliv and Atlantic Research Corporation. We have been shipping initiators to Autoliv since 1990, TRW since 1991 and ARC since 1994. In addition, we have established new relationships with other growing safety systems suppliers, including Richard Hirschmann and Takata.

     We have established a strong reputation for manufacturing high quality and extremely reliable initiators. Since 1989, we estimate that over 100 million of our initiators have been installed in automobiles. We do not

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

know of any instances where our initiators failed to perform. To date, we have focused on developing glass-sealed, co-axial initiators. We believe that these initiators are superior to plastic-sealed, spark-gap initiators, which are lower priced and used in safety restraint systems outside the United States, primarily in Europe. We are currently testing the AGI, a new, low-cost, glass-sealed initiator, that we expect will allow us to compete more favorably in Europe. We intend to introduce this product during Fiscal 1999. See "Business -- Automotive Products Division -- Products and Technology."

     We base our success, in part, on years of investment in proprietary, highly automated manufacturing equipment and the design of proprietary manufacturing processes. In addition, we have significantly improved our operating efficiency and profitability. We expect additional production efficiencies upon completion of our relocation to our new Moorpark Facility in during Fiscal 1999.

  Aerospace Division

     Our Aerospace Division designs and manufactures highly reliable pyrotechnic devices. Our customers use these devices in a variety of commercial and military aerospace applications. The Aerospace Division's products include state-of-the art initiators and mechanical subassemblies (such as explosive bolts, cable cutters, actuators, valves, safe-arm devices, aircraft crew safety systems, and bomb ejectors) that incorporate these initiators. We have produced many of these products for over 35 years. As a result, we have a strong reputation across a diverse customer base which includes the United States government and leading prime contractors such as Boeing, Lockheed Martin, Raytheon and Alliant Techsystems.

     Our aerospace initiators and the devices that incorporate them are used to:

     - ignite larger pyrotechnic systems, including rocket motors, and

     - activate mechanical devices such as valves, directional fins, arm-fire devices, aircraft crew ejection systems and rotary bomb ejectors.

     We produce these high-cost-of-failure products according to customer specifications. Lead times typically range between six to nine months in order to satisfy the highly technical nature and intense product testing required before shipment. As a result, our Aerospace Division produces a wider variety of products in significantly lower volumes than our Automotive Products Division, although these products typically generate higher gross margins than automotive initiators. We believe that over the last four decades we have produced nearly 2,000 diverse products that are critical components in missile systems, bomb deployment systems and satellite launching mechanisms.

     Our Aerospace Division has produced stable financial results over the last five years and has consistently generated strong cash flows. The Aerospace Division has increased net sales from $15.0 million in Fiscal 1994 to $35.3 million in Fiscal 1998. The division's net sales have represented a decreasing portion of our net sales during that time (23.3% in Fiscal 1994 to 20.7% in Fiscal 1998) because of the dramatic growth of our Automotive Products Division. During the same period, the Aerospace Division increased its EBITDA from $2.8 million to $8.0 million, representing a compound annual growth rate of 30.0%.

HISTORY

     Special Devices, Incorporated was founded in the late 1950s in Pacoima, California to manufacture pyrotechnics for motion picture special effects applications. In 1960, the Company constructed a new facility in Newhall, California for the production of military pyrotechnic devices. The Company changed ownership several times before being purchased by Messrs. Thomas F. Treinen, Jack B. Watson and outside investor Walter Neubauer in 1976. At the time of that transaction the Company had net sales of $800,000 and 30 employees.

     During the 1980s, increased defense spending and a broadening of the Company's product lines allowed the Company to establish itself as a leading manufacturer of high-reliability initiators for weapons systems and safe and arm fire devices. By the end of the 1980s, the decline of the Cold War and rising budget deficits were placing downward pressure on defense spending. At the same time Congress passed legislation

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

mandating the increased use of airbags in passenger cars and automotive OEMs were beginning to market the superior safety of cars equipped with airbags. Management decided to maintain the Company's aerospace business and aggressively penetrate the automotive market.

     In 1989, we signed a five-year contract to supply initiators to TRW, one of the leading manufacturers of automotive airbags in the U.S. We constructed a facility in Mesa, Arizona (the "MESA FACILITY") and renovated our Newhall Facility to support production of automotive initiators. To raise capital for this expansion we completed an initial public offering of our Common Stock in August 1991. Through the 1990's, we gained additional airbag customers and by the last quarter of Fiscal 1993, we had established our position as a leading supplier of initiators and pyrotechnic devices to the world automotive and aerospace markets.

COMPETITIVE STRENGTHS

     We believe that the following competitive strengths will enable us to continue to solidify our position as a leader in the global automotive initiator market and in the aerospace initiator and pyrotechnic device market:

     - LEADING MARKET POSITION IN A GROWING MARKET. Through our Automotive Products Division, we believe we are the world's largest supplier of automotive initiators with divisional net sales in Fiscal 1998 of $135.2 million. We are one of the two principal manufacturers of automotive initiators in the United States, and we believe that we manufactured the majority of initiators produced in the United States in 1998.

     - BARRIERS TO ENTRY. We believe that the following significant barriers to entry have limited the number of competitors that we face:

        - Expertise. Handling and processing sensitive pyrotechnic materials requires extensive pyrotechnics expertise. We have 35 years of experience working with the fuels and oxidizers used in our pyrotechnic devices.

        - High Sales Volume Needed. A new entrant into the automotive initiator market must achieve high sales volumes of relatively low priced units in order to recover significant start up costs, including those relating to equipment outlays.

        - Qualifications. Each automotive initiator platform must pass numerous tests established by automobile OEM and airbag system manufacturers. These testing phases typically take approximately 12 to 18 months to complete and are very expensive. We currently have approximately 65 initiator platforms. It would take a new entrant into our industry years and significant expenditures to replicate the qualification and testing required to successfully market the mix of products that we offer.

     - STRONG, LONG-TERM RELATIONSHIPS WITH AUTOMOTIVE INITIATOR CUSTOMERS. We supply initiators to the major manufacturers and suppliers of airbag systems and sub-systems in the U.S. market, including TRW, Autoliv, ARC, Takata and Breed. Since 1991, TRW has purchased most of its initiator requirements from us under long-term supply agreements. Since Fiscal 1997, we have been supplying Autoliv, a customer since 1990, with a significant portion of its initiator requirements under a long-term supply agreement. As a result of our relationships with our customers, our initiators have been incorporated into airbag systems in vehicles manufactured by most of the OEMs that sell automobiles, light trucks and vans in the United States, including the three major domestic manufacturers (Chrysler, Ford and General Motors), as well as BMW, Fiat, Kia, Mazda, Mitsubishi, Nissan and Toyota.

     - LEADING EDGE MANUFACTURING CAPABILITIES. We have significantly improved our operating efficiency and productivity through several successful initiatives. For example, we have expanded shipments of automotive initiators from 8.3 million units in Fiscal 1994 to 42.3 million units in Fiscal 1998. During that period, we also improved our Automotive Products Division gross profit margin from 12.3% to 18.4%.

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

     - HIGH QUALITY AND RELIABLE PRODUCTS. We have built a strong reputation for high quality and reliable products through our advanced manufacturing capabilities. Since 1989, we estimate that over 100 million of our glass-sealed, co-axial initiators have been installed. We do not know of any instances where our initiators failed to perform.

     - ESTABLISHED POSITIONS ON KEY AEROSPACE PLATFORMS. Our Aerospace Division provides devices for several important military procurement programs, including the Tomahawk cruise missile and the Company-designed bomb ejector for the B-2 Spirit stealth bomber. Our Aerospace Division maintains its strong competitive position due to long-term relationships with key customers, participation on high priority platforms, strong technical expertise, and a proven record for reliability. The division has successfully maintained preferred supplier positions with prime contractors following recent industry consolidation.

     - EXPERIENCED MANAGEMENT TEAM. Each of our top four executive officers has at least 20 years of experience in the automotive or aerospace device industries, primarily in the pyrotechnic field. Our management team has successfully implemented a strategy that has enabled us to achieve market leadership and strong financial results.

BUSINESS STRATEGY

     Key elements of our business strategy are as follows:

     - EXPAND AUTOMOTIVE INITIATOR PRODUCTION CAPACITY. We have continued to expand our automotive initiator production capacity as the market for these initiators continues to grow. During the first quarter of Fiscal 1999, we completed construction of our new Moorpark Facility, which will allow us to expand our California-based automotive initiator production capacity from 35 million to 80 million units per year with little additional construction required. See "Risk Factors -- Relocation To The Moorpark Facility May Disrupt Our Operations." Additionally, we are expanding production capacity at our Mesa, Arizona facility from 20 million units to 30 million units per year during Fiscal 1999, with minimal additional construction costs. Our business plan contemplates expanding total automotive initiator capacity to 120 million units per year by Fiscal 2002.

     - CONTINUE NEW PRODUCT DEVELOPMENT. We have developed the AGI, a new, low-cost, glass-sealed, co-axial initiator, which is currently undergoing qualification testing by our customers. We have designed the AGI to provide an alternative that is cheaper than and as reliable as the glass-sealed, co-axial initiators that are currently on the market. Also, we have designed the AGI to be more reliable than plastic-sealed, spark-gap initiators at a competitive price. We are currently developing initiators for new automobile restraint technologies, such as seat belt pre-tensioners and "smart airbags" (airbags that can sense the size, weight and position of the occupant and deploy accordingly). See "Risk Factors -- There Are Risk Associated With New Products Development, Product Obsolescence And Third-Party Development Of Alternative Technologies."

     - PENETRATE INTERNATIONAL MARKETS. As foreign automobile purchasers become more aware of the safety benefits of airbags, we are positioning ourselves to address expected growth in these markets. Despite limited legislative pressure, foreign OEMs are introducing airbag systems in an effort to compete on safety. We foresee significant opportunities in Europe and other markets, where current implementation rates for driver-side and passenger-side airbags are lower than in the United States and where our market share is lower than our U.S. market share. We expect that the AGI will allow us to compete favorably with lower priced, plastic-sealed, spark-gap initiators which currently dominate the European market. We are also investigating expansion into other international markets as safety awareness and demand for initiators increases.

     - CONTINUE MANUFACTURING PROCESS IMPROVEMENTS. We have successfully implemented several manufacturing process improvements that have dramatically improved manufacturing efficiency in the Automotive Products Division. These initiatives include increasing automation and labor productivity, reducing raw material costs, vertically integrating, reducing scrap and implementing the Toyota

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

       Production System. In addition, we have designed our Moorpark Facility to further increase production efficiency and reduce manufacturing costs, operating costs and costs of future expansion.

     - AEROSPACE GROWTH. We intend to capitalize on the strong foundation of our Aerospace Division by:

        - increasing our supply of initiators and other pyrotechnic devices to the commercial satellite launch industry,

        - capitalizing on the availability of numerous complementary acquisitions in an effort to acquire new capabilities and increase the number of products that we offer,

        - focusing development efforts on long-term production contracts to assist customers in the design of new pyrotechnic technologies,

        - developing additional applications for existing products and

        - expanding our capabilities in technologies that could replace electro-mechanical devices, such as electronic or laser technology.

AUTOMOTIVE PRODUCTS DIVISION

     Products and Technology. The Automotive Products Division currently produces over 65 different airbag initiators for the four major domestic manufacturers of airbag systems and has a variety of other initiator products that are currently at various stages of the qualification process. An initiator acts like an "electrical match" in an airbag, receiving the electrical signal from a firing module and converting it to a high-energy output to initiate the inflation of the airbag. Electrical systems and performance requirements differ among automobile models and airbag systems and airbag systems differ among driver-side, passenger-side and other applications. Therefore, the electrical and physical characteristics of our initiators are customized for the airbag system in which they are used. Each initiator version is similar in design characteristics and utilizes many of the same basic components and production techniques. However, each initiator and airbag system must complete design validation and product validation requirements before it can be installed in automobiles. See "-- Manufacturing -- Quality Control."

     There are two principal types of airbag initiators currently in use -- glass-sealed, co-axial initiators and plastic-sealed, spark-gap initiators. We produce only glass-sealed, co-axial initiators. Most manufacturers of automobiles sold in the U.S. use glass-sealed, co-axial initiators while most airbags installed in cars sold in Europe employ plastic-sealed, spark-gap initiators.

     We believe that glass-sealed initiators are more reliable than plastic-sealed initiators because they are more resistant to environmental forces such as moisture and dirt. The co-axial design is also more resistant to accidental ignition by stray electromagnetic signals (such as static electricity or radio signals) than the spark-gap design. Plastic-sealed initiators currently cannot use the co-axial design, although glass-sealed initiators can be either co-axial or spark-gap. As a result of sound engineering and quality control efforts, we believe that there has not been a single reported failure of any of the estimated 80 million of our initiators that have been installed in automobiles since the Automotive Products Division was formed in 1989.

     The primary advantage of plastic-sealed, spark-gap initiators is their lower cost. During 1997, however, we developed and our currently testing the AGI -- a new, low cost glass-sealed, co-axial initiator. The AGI has completed the production phase of its product validation and has been made available to our customers in quantities for testing. See "-- Manufacturing -- Quality Control." The AGI will be available in production quantities during Fiscal 1999. The AGI's simplified design should enable us to provide an initiator with equivalent functionality and reliability to current glass-sealed, co-axial initiators and better reliability than plastic-sealed, spark-gap initiators. The AGI will be priced to compete favorably with the plastic-sealed, spark-gap initiators which currently dominate the European initiator market. See "Risk Factors -- New Product Introductions; Uncertainty of Market Acceptance."

     Customers. TRW, Autoliv, ARC, Takata and Breed Technologies, the current global manufacturers and suppliers of automotive airbag systems or sub-systems, all incorporate our initiators in certain of their

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

airbag systems or sub-systems. In addition, we sell our products to the other manufacturers of airbag systems, including Richard Hirschmann (Austria), TRW Auto Systems (England), TRW Airbag Systems (Germany) and Autoliv (Amsterdam). Our three principal customers are TRW, Autoliv and ARC, who together represented approximately 93.7% of total Automotive Product Division units produced in Fiscal 1998. TRW and Autoliv are two of the major domestic manufacturers of airbag systems. We have supplied initiators to TRW since 1991, Autoliv since 1990 and ARC since 1994. See "Risk Factors -- We Are Dependent On Key Customers."

     In Fiscal 1998, TRW accounted for approximately 35.1% of the units we sold and approximately 39.7% of our net sales. The TRW Agreement, which expires at the end of the 2002 model year, obligates TRW to purchase a majority of its initiator requirements from us at prices per unit that vary based on the type of initiator purchased and the model year and requires that we have certain specified minimum production capacities during the term. Prices may be increased through negotiation if TRW requests a design change. Prices have also been subject to renegotiation. The TRW Agreement does not require TRW to purchase a minimum number of units nor is TRW obligated to purchase the specified percentage of its requirements unless our prices are competitive with those offered by other suppliers and our technology and quality are equivalent or better than that of other suppliers. We determine manufacturing schedules and ship products to TRW based upon delivery orders, specifying the desired quantities and delivery dates which are released several weeks in advance of delivery. TRW may terminate a particular purchase order or any part of it by written notice to us, in which case TRW is obligated to pay us for all goods that:

     - are ready for shipment prior to our receipt of the notice of termination,

     - conform to all requirements of the purchase order and

     - are free and clear of all encumbrances.

     In Fiscal 1998, Autoliv accounted for approximately 42.1% of the units we sold and approximately 24.9% of our net sales. In November 1995, we entered into the Autoliv Agreement, which lasts through the 1999 model year, whereby Autoliv is required to purchase a substantial portion of its airbag-system initiators from us. We successfully completed qualification requirements, and Autoliv ordered a substantial volume of initiators under this agreement beginning in August 1996 for 1997 model year production. Pricing is agreed each year by the parties, and prices may be increased through negotiation if Autoliv requests a design change. Prices have also been subject to renegotiation during the course of a model year. We are obligated to maintain pricing, terms, delivery, service and quality consistent with industry standards.

     We have an agreement with ARC (which accounted for approximately 16.4% of our units shipped and approximately 11.3% of our net sales in Fiscal 1998) with terms similar to those contained in the TRW Agreement, pursuant to which ARC agreed to purchase a majority of its initiator requirements from us through the 2000 model year. In addition, we have established new relationships with other growing safety systems suppliers, including Richard Hirschmann and Takata. We began to ship production quantities to Hirschmann in Fiscal 1998 and we expect to supply production quantities to Takata beginning in Fiscal 1999.

     Sales and Marketing. The Automotive Products Division's management, engineers and personnel maintain close contact with each customer and monitor developments in the automotive industry (particularly the status of products such as side and rear seat airbag systems, seat belt pre-tensioners and "smart" airbag systems) and the domestic and international airbag system markets in order to exploit marketing opportunities as they become available.

     In November 1990, we entered into the DBS License Agreement pursuant to which we granted DBS a license to:

     - use all patented and non-patented technical information, know-how, data, systems, programs and specifications (collectively, "TECHNOLOGY") used in the manufacture of initiators or incorporated in initiators (whether such Technology is owned by us or developed by us subsequently) and

     - distribute initiators using the Technology worldwide, provided that DBS may not sell such initiators to TRW or its affiliates in the U.S.

Until December 31, 1998, DBS was required to pay royalties to us under the agreement. From and after January 1, 1999, DBS is no longer obligated to pay royalties to us, and DBS is entitled to continue using the Technology perpetually on a royalty-free basis. As DBS failed to meet certain distribution requirements by December 31, 1998, the Company has the right to license the Technology to third parties. To date, DBS has not manufactured or distributed any products under the DBS License Agreement. Significant competition from DBS in Europe or the U.S. could have a material adverse effect on us.

     Competition. Currently there are two large-volume manufacturers of airbag initiators in the United States -- us and OEA, Inc. We believe that we hold the largest share of the domestic airbag initiator market although OEA may have greater financial resources than the Company. Other companies may choose to enter the automotive initiator market in the future. There are, however, substantial monetary costs and time associated with the design validation and product validation qualifications required by customers as well as development and start-up. See "-- Manufacturing -- Quality Control." Currently, Nouvelle Cartoucherie de Survilliers and an affiliate of DBS are the major suppliers of airbag initiators in Europe.

     Unit selling prices to customers vary depending upon the complexity of design and the value of added components. As a result, the total average selling price in any period will be affected by the relative quantities sold to each customer. In addition, during recent years, competition among manufacturers of airbag initiators has intensified. As a result of this increased competition, we and other manufacturers of initiators have had to significantly reduce the price of initiators. We expect this competition to continue and to cause additional price pressure on us and other initiator manufacturers. We cannot assure you that we will be able to compete successfully in such an environment.

AEROSPACE DIVISION

     Products and Technology. The Aerospace Division, like the Automotive Products Division, designs and manufactures highly reliable initiators and other pyrotechnic devices. The Aerospace Division's products are used primarily in tactical missile systems, spacecraft launch vehicles and military aircraft crew safety systems. The Aerospace Division's products include state-of-the-art initiators and mechanical devices that incorporate these initiators such as explosive bolts, cutters, actuators, valves, pin pullers and arm-fire devices used in tactical missile systems and cutters and gas generators used in military aircraft escape and safety systems employed by the F-15, F-16, F-18, AV-8B, T-38, T-45, T-48 and B-2 aircraft, automatic parachute releases, time delays, separation nuts, thrusters, valves, actuators and retractors used to lock landing gear, jettison the manipulator arm on the Space Shuttle, and deploy the drogue chute for the Space Shuttle upon landing. In addition, during Fiscal 1997 the Aerospace Division began selling a portable oxygen flow/ communications tester used by Air Force pilots and also began production of a proprietary bomb ejector in Fiscal 1998.

     Aerospace Division initiators are used to ignite larger pyrotechnic charges, such as rocket propellant, or to activate mechanical devices. Missiles, other weapon systems and aircraft incorporate initiators for several purposes, such as igniting the fuel which propels the missile, releasing directional fins, triggering automatic parachutes, ejecting crew members from military aircraft and opening or closing valves. An arm-fire device is an electro-mechanical device that prevents a rocket motor from being fired accidentally. Bomb ejectors are used on aircraft to allow for sequential release of missiles and bombs and they employ initiators to trigger the release.

     Each of the devices manufactured by the Aerospace Division is a component in a larger product of its customer. As a result, we and our competitors must respond to specification requirements by devoting significant engineering, development and testing resources.

     Customers. The Aerospace Division's customers typically are prime contractors or subcontractors on projects where the United States government is the end-user, although we are supplying an increasing number

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

of initiators to the commercial satellite launch industry. The following table summarizes certain of the Aerospace Division's major customers and the programs that incorporate our products:

MAJOR CUSTOMERS                              MAJOR PROGRAMS
---------------                              --------------
U.S. Air Force...............    Ejection Seat Components, Parachute
                                 Testers
Primex.......................    SFW, BAT, Fire Extinguisher Initiators
Raytheon.....................    TOW, Tomahawk, Standard Missile
Thiokol......................    HARM
Alliant Techsystems..........    AMRAAM, Seasparrow, SFW, Maverick,
                                 Hellfire
Lockheed Martin..............    Patriot, Javelin, Atlas, Hellfire,
                                 JASAM
Boeing.......................    Tomahawk, Harpoon, SLAM, Delta, BRU-
                                 44
U.S. Navy....................    Initiators
Textron......................    SFW, WAM
Royal Ordnance...............    ASRAAM
Northrop.....................    BAT, K-1
UTC..........................    Space Shuttle, Tomahawk, Titan, AEGIS
Aerojet Corp. ...............    AMRAAM, Hawk
Atlantic Research Corp. .....    RAM, Sidewinder, AMRAAM, Standard
                                 Missile
Orbital Sciences Corp. ......    Pegasus, Taurus

     No program of the Aerospace Division accounted For more than 10% of our net sales during any of the three fiscal years ended October 31, 1998.

     A majority of the division's present customer contracts are fixed-price contracts. These contracts generally specify a fixed price per unit depending on the quantity desired. Fixed-price contracts carry certain inherent risks, including underestimating costs, problems with new technologies and economic and other changes that may occur over the contract period. However, because of economies of scale that may be realized during the contract term, fixed price contracts may offer significant profit potential.

     Sales and Marketing. Marketing efforts for the Aerospace Division are focused on identifying emerging new programs that have long-term production potential and the prime contractors or subcontractors who are likely to receive contracts for such programs. The Aerospace Division has a full-time Director of Marketing whose duties include identifying and pursuing new program opportunities, customers, potential teaming arrangements and new business development strategies. Scot also employs two full-time employees whose primary responsibilities are to market Scot's products.

     For new programs, the Aerospace Division generally receives a request for bids from its customer. We respond to customer inquiries with "firm" quotations and extensive cost, technical and management proposals. In some cases, we will provide prototype hardware for the customer's evaluation prior to source selection. We believe that customers award contracts based upon the technical proposals submitted, which include design innovation, analysis and compliance with specifications, in addition to pricing.

     All proposals with respect to United States government programs involving amounts in excess of $500,000 are subject to audit by the United States government. Most of our contracts with respect to United States government programs are subject to unilateral termination at the government's convenience. See "Risk Factors -- There Are Risks Related To Government Contracts And Compliance With Government Regulations."

     Competition. The Aerospace Division competes with several firms, some with greater financial resources than the Company. Once the initial contract is awarded, contracts for additional products are generally entered into on a negotiated price basis and are not competitively bid.

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

     Although we have very few patents, there are practical barriers to entry for potential new competitors. Each of the Aerospace Division's products is made to precise technical specifications and must be thoroughly tested before being used in a customer's products. Testing and approval is a costly and time-consuming process. Not only must each of the division's products be tested individually, but all such products must be tested in conjunction with the larger product into which they are intended to be placed. After commencement of a program, it is costly for the Aerospace Division's competitors to design, and the customers to change suppliers of, the components we manufacture since the customer would be required to re-qualify its products using a new subcontractor's components.

MANUFACTURING

     General. Our production process consists of fabricating and assembling the hardware components and separately preparing the pyrotechnic charge. Production of the electro-mechanical assemblies involves the purchase of machined components, seals and other materials, the mechanical assembly of the components and the testing of the completed units. Throughout the entire process, strict quality assurance controls are maintained in order to obtain the lowest possible theoretical failure rates. After assembly, the products are functionally tested on a sample basis as required by each customer or the applicable contract.

     We manufacture the pyrotechnic charge from raw generic chemicals and have handled and processed these fuels and oxidizers for over 35 years. Some of the pyrotechnic fuels are delivered to us in bulk in a wet and non-volatile form. We dry the pyrotechnic fuels before use. These fuels are then mixed with oxidizers and pressed in small quantities into the metal housings of the specific product being made. Handling and processing pyrotechnic materials requires extensive experience and expertise as well as the proper equipment and facilities.

     While both the Automotive Products Division and the Aerospace Division manufacture similar pyrotechnic products, each division's manufacturing process is unique. Because the Automotive Products Division must produce large quantities of highly reliable products at high speeds (current run rates approximate 50 million units per annum), automation and process engineering are as important to us as product design. We have a staff of highly trained automation engineers, technicians and operators whose goal is to maximize yield and product quality. In addition, we have achieved significant improvements in operating efficiency and productivity through the successful implementation of a manufacturing process improvement program based on Japanese manufacturing techniques, including the Toyota Production System. Our new Moorpark Facility is designed to increase efficiencies further through improved plant layout. In contrast, the Aerospace Division manufactures primarily engineered-to-order products pursuant to custom specifications. Lead times typically range between six to nine months in order to satisfy the highly technical nature and intense product testing required prior to product shipment. As a result, the Aerospace Division produces a wider variety of products at significantly lower volumes than the Automotive Products Division, although these products typically generate higher gross margins.

     Quality Control. Each type of initiator manufactured by the Automotive Products Division must qualify for use by passing numerous tests established by the automobile and airbag system manufacturers. The initial test phase is design validation, which is intended to demonstrate that the design of the initiator is capable of performing the required function within the stated specifications. The second test phase is product validation, which is intended to demonstrate that we have the management, personnel, equipment and facilities to manufacture the initiator in production quantities to design specifications. The design validation and product validation qualification phases must be repeated for each new initiator design. The product validation qualification phase must also be repeated for each facility at which initiators are produced. These initial qualification procedures are very costly and time consuming. The product validation qualification phase, for example, requires a supplier to have in place its management, personnel, equipment and facilities prior to the time they would otherwise be required for production.

     Products manufactured by the Aerospace Division also must meet rigorous standards and specifications for workmanship, process, raw materials, procedures and testing. Customers, and in some cases the United States government as the end user, perform periodic quality audits of the manufacturing process. Certain

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

customers and the United States government maintain representatives at our facilities to monitor quality assurance.

     Production Facilities. We utilize automatic and semiautomatic production equipment located at the Moorpark Facility (Automotive Products Division and Aerospace Division), the Newhall Facility (Automotive Products Division), the Mesa Facility (Automotive Products Division) and at our facility in Downers Grove, Illinois (Aerospace Division). Since the end of Fiscal 1996, the Automotive Products Division has expanded from two production lines in each of the Mesa and Newhall Facilities (with an annual designed capacity of 20 million units) to four lines in the Moorpark Facility, four lines in the Newhall Facility and five lines in the Mesa Facility. As of March 31, 1999, these three facilities were producing at a combined annualized rate of approximately 50 million automotive initiators per year, with an average of three shifts working an average of 5 1/2 days a week.

     Our Newhall Facility consists of several buildings that are no longer conducive to achieving optimal manufacturing efficiencies. In October 1996, we purchased approximately 280 acres of land in the city of Moorpark, located in Ventura County, north of Los Angeles. During the first quarter of Fiscal 1999, we completed construction of our new Moorpark Facility, which will allow us to expand our California-based automotive initiator production capacity from 35 million to 80 million units per year with little additional construction required. We completed the move of our corporate and administrative offices from Newhall to Moorpark in February 1999, and we began shifting Aerospace operations to Moorpark in December 1998 and Automotive operations to Moorpark in January 1999. See "Risk Factors -- Relocation To The Moorpark Facility May Disrupt Our Operations."

     Supplies and Suppliers. The principal materials we use in our various manufacturing processes include pyrotechnic powder, glass to metal seal components, fabricated metal parts, wire, nylon and a variety of other fabricated or manufactured items. While some components, such as flexible circuits, mechanical parts, connectors, seals and certain chemicals are purchased from single suppliers, substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet our requirements and standards. Most components are manufactured specifically for us to our specifications.

     In 1997, we leased a facility in Moorpark, California and purchased equipment to begin manufacturing glass-sealed initiator bodies (header sub assemblies) internally. All of these initiator bodies have historically been purchased from outside sources, primarily from one manufacturer, and we expect to continue to purchase a majority of our requirements for these initiator bodies from outside sources in the future. We plan to begin production for these items during Fiscal 1999.

     We have a long-term supply contract with a company for header sub-assemblies used by the Automotive Products Division for incorporation into initiators. This supply contract was amended in 1997 to extend through December 31, 2000. The amended agreement significantly reduced the prices we pay for headers purchased effective September 1997 and provides that such prices will be further reduced at the beginning of the 1999 and 2000 calendar years. In return for the extension and price reductions, we are required to purchase a substantial majority of our requirements for sub-assemblies from the supplier. We are not obligated to make such minimum purchases in the event certain competitive pricing, quality or delivery issues arise. We believe that alternative sources of the component are available in the event of any disruption in delivery by the supplier. In addition, we plan to have internal production capacity for header sub-assemblies, as discussed above, during Fiscal 1999.

RISK MANAGEMENT AND INSURANCE

     The drying, sifting, mixing and processing of pyrotechnic materials involve certain risks and potential liabilities. Our safety and health programs provide specialized training to employees working with pyrotechnic materials. Pyrotechnic chemicals are generally delivered to us and are stored by us in a non-volatile form. The pyrotechnic materials are then dried, sifted and blended at a remote location. Work stations are designed to shield employees from any accidental explosion. Furthermore, our machines are designed so that an accidental explosion will be contained in a protective enclosure to minimize damage. The explosion at our

Newhall Facility in February 1999 occurred while loading pyrotechnic materials into a transport vehicle, rather than within a building or at a work station. See "Risk Factors -- We Are Subject To Environmental And Workplace Regulations."

     We maintain a liability insurance program covering a number of risks. Our insurance program includes comprehensive general liability and products liability coverage in the amount of $100.0 million for the Aerospace Division, including our subsidiary, Scot, and $50.0 million for the Automotive Products Division. We also have casualty and fire insurance with various coverage limits for damage to personal property and buildings, business interruption, earthquakes, boilers and machinery and automobile liability. Pollution liability is excluded from our comprehensive general liability insurance policy.

     We are engaged in a business which could expose us to possible claims for injury resulting from the failure of products sold by us, notably initiators for airbag systems. Although we are not aware of any claims for injury resulting from its airbag initiators, they have only been in general use for approximately eight years. We maintain product liability insurance coverage as described above. However, there can be no assurance that claims will not arise in the future, that the proceeds of such policy will be sufficient to pay future claims or that we will be able to maintain the same level of insurance.

EMPLOYEES

     At March 31, 1999, we had approximately 770 full-time employees at our Newhall and Moorpark Facilities, approximately 628 full-time employees at the Mesa Facility, approximately 70 full-time employees in Downers Grove, Illinois and one full-time employee in Ogden, Utah. None of our employees is represented by a collective bargaining unit. We consider our relationship with our employees to be good.

BACKLOG

     The majority of sales for the Automotive Products Division are achieved under long-term agreements such as the TRW Agreement and the Autoliv Agreement. Those agreements typically have terms ranging from three to five years and specify minimum percentage requirements to be supplied by us during the term of the agreements. Purchase order releases against those agreements are updated weekly by each customer and include "firm" shipping requirements for the next 12 to 16 weeks. The Automotive Products Division does not reflect an order in backlog until it has received a purchase order from a customer that specifies the quantity ordered and the delivery dates required. Since these orders are generally shipped within 12 to 16 weeks of receipt of the order, the amount of "firm" backlog for the Automotive Products Division at any given time is not indicative of sales levels expected to be achieved over a 12-month period.

     Aerospace Division backlog was $32.2 million at January 31, 1999 as compared to $40.8 million at January 31, 1998 and $34.5 million at October 31, 1998. Aerospace Division backlog includes the remaining contract amount for units yet to be shipped (excluding renewals or extensions which are at the discretion of the customer) for signed contracts or contract award notifications with firm delivery dates and prices. Backlog is calculated without regard to possible adjustments for scope change or potential cancellations until such changes or cancellations occur. Of the total Aerospace Division backlog at January 31, 1999, we expect that approximately $9.5 million will not be delivered until after Fiscal 1999.

FACILITIES

     Our principal executive offices are now located at the Moorpark Facility. The Moorpark Facility consists of six buildings which cover approximately 170,000 square feet. We own the 280 acres of land on which the Moorpark Facility is located.

     We still maintain production operations at our Newhall Facility, which are in the process of being moved to the Moorpark Facility. The Newhall Facility is leased from a partnership (consisting of certain of our stockholders) under a Master Lease Agreement that expired on April 30, 1996 but that has continued month-to-month since then. We are operating under a non-conforming use permit, issued by the Los Angeles County Regional Planning Commission, which expires December 31, 2001. The Newhall Facility consists of approximately 35 buildings, modular units and other structures aggregating approximately 70,000 square feet.
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

     We have an additional facility used by the Automotive Products Division in Mesa, Arizona on approximately 21 acres of land which we own. The Mesa Facility consists of several buildings aggregating approximately 72,000 square feet, including two blending facilities. See "Business -- Manufacturing."

     Scot's manufacturing facilities and principal offices which are owned by Scot, subject to a mortgage, are located in Downers Grove, Illinois and consist of approximately 47,000 square feet of office and manufacturing facilities located on three and one-half acres of land that are owned by Scot. Scot also owns 29 acres of land in Ogden, Utah, on which Scot tests various products.

GOVERNMENT REGULATION

     As a contractor and subcontractor of the United States government, we are subject to various laws and regulations more restrictive than those applicable to non-government contractors. We are subject to periodic audits and investigations to confirm compliance with those laws. Violations can result in civil and/or criminal liability as well as suspension or debarment from eligibility for awards of new government contracts or contract renewals. As of the date hereof, we know of two pending preliminary inquiries regarding compliance with government policies by the Aerospace Division. On their face, the two matters, if determined adversely to us, are not likely to have a material adverse effect on us, although the investigations are in their preliminary stages and there can be no assurance as to this. Accordingly, we cannot predict the outcome of these proceedings. See "Risk Factors -- Risks Related to Government Contracts and Compliance with Government Regulations."

ENVIRONMENTAL REGULATION

     We use various hazardous and toxic substances in our manufacturing processes, including organic solvents and pyrotechnic materials. Our operations are subject to numerous federal, state and local laws, regulations and permit requirements relating to the handling, storage and disposal of those substances. In general, organic solvents are recycled by a licensed disposal company and reused by us. The pyrotechnic charge contained in products that are rejected in the quality-control process is eliminated by explosive discharge pursuant to government regulations. We believe that we are in substantial compliance with applicable laws and regulations and that we have obtained all necessary permits. While compliance with such laws and regulations has the effect of increasing our costs of operations, these costs must also be incurred by our competitors and, therefore, they do not materially adversely affect our competitive position.

     Under certain environmental laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be liable for the costs of investigating and remediating such substances on or under the property. CERCLA, and similar state laws, impose liability on a joint and several basis, regardless of whether the owner, operator, or other responsible party was at fault for the presence of such hazardous substances.

     In connection with our plan to relocate operations from Newhall to Moorpark, we may be required to conduct environmental investigations at the Newhall site. Due to the site's history of industrial use by multiple parties, it is possible that such investigations will reveal the presence of hazardous substances in soil and/or groundwater, which could require remediation. While we do not expect remedial costs, if any, to be material, and while such costs might be shared with other responsible parties, this cannot be guaranteed.

     To date, our compliance with applicable environmental laws has not had a material adverse effect on our financial condition, results of operations or competitive position. Furthermore, although no assurances can be given, we do not believe that compliance with presently existing environmental laws will have such a material adverse effect or require material expenditures in the future. See "Risk Factors -- We Are Subject To Environmental And Workplace Regulations."

LEGAL PROCEEDINGS

     We are involved in various legal proceedings generally incidental to our business. While the ultimate disposition of these proceedings is not presently determinable, we do not believe that the outcome of these proceedings will have a material adverse effect on our financial position or results of operations.

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

     Stockholder Litigation. Four purported stockholder class action lawsuits have been filed in the Delaware Court of Chancery challenging the Merger. On June 22, 1998, David Finkelstein filed a purported stockholder class action lawsuit against J. Nelson Hoffman, Robert S. Ritchie, Jack B. Watson, Thomas F. Treinen, Walter Neubauer, Samuel Levin, Donald A. Benedix, John M. Cuthbert, the Company and Lehman. Also on June 22, 1998, a purported stockholder class action complaint was filed by Harbor Finance Partners against Messrs. Treinen, Hoffman, Ritchie, Watson, Levin, Bendix, Cuthbert, as well as the Company. Finally, on June 25, 1998, a purported stockholder class action lawsuit was filed by Timothy Hawkins against Messrs. Hoffman, Watson, Treinen, Levin, Bendix, Cuthbert, as well as the Company and Lehman. Each of these three lawsuits charges the individual defendants with breaching their fiduciary duties to the public stockholders of the Company by allegedly failing to obtain adequate consideration for the Merger. The complaints allege, among other things, that the terms of the Merger are unfair, that the defendants failed to consider other potential purchasers of the Company, and that the individual defendants are favoring their own interest at the expense of the stockholders. On August 21, 1998, David Finkelstein, the plaintiff in one of the derivative lawsuits, filed an amended class action complaint against the same defendants as the original complaint which charges the individual defendants with failing to disclose material information in the original proxy statement, including, among other things, the failure to disclose third quarter financial statements, information concerning the projections made available to bidders and the firm which rendered a fairness opinion in connection with the Merger, the interest of certain persons in the equity of the continuing entity as well as breaching their fiduciary duties to the public stockholders of the Company by allegedly failing to obtain adequate consideration for the Merger.

     On November 30, 1998, a fourth purported stockholder class action lawsuit was filed in the Delaware Court of Chancery challenging the Merger. The lawsuit, filed by Paul Packer, purportedly on behalf of himself and other stockholders of the Company as of October 15, 1998, is brought against J. Nelson Hoffman, Jack
B. Watson, Thomas F. Treinen, Samuel Levin, Donald A. Bendix, John M. Cuthbert, Robert S. Ritchie and the Company. The lawsuit essentially charges the individual defendants with breaching their fiduciary duties to the public stockholders of the Company by allegedly failing to obtain adequate consideration for the Merger. The complaint alleges, among other things, that the terms of the Merger are unfair, that the consideration paid to the public shareholders of the Company is unfair, inadequate and substantially below the fair market value of the Company, that the individual defendants failed to take steps to enhance the Company's value, that they failed to effectively expose the Company in the marketplace, and that they are favoring their own interests at the expense of the public stockholders.

     The plaintiffs and defendants agreed in the first three purported class actions to enter into a memorandum of understanding, evidencing the parties' agreement on the material terms of a settlement of the litigation before the fourth lawsuit was filed. Since then, the Company and its counsel have had discussions with counsel for the plaintiffs in all of these actions and it is possible that the actions will still be settled. Any settlement will be subject to approval by the Delaware Court of Chancery. No trial date has been set for any of the four lawsuits and the defendants have not yet filed responsive pleadings. Management disputes all of the plaintiffs' material allegations and believes that this litigation is without merit. At this preliminary stage, we are not in a position to evaluate the likely outcome of this litigation nor the terms of any possible settlement.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The following table sets forth the name, age and position of each of our directors and executive officers. All of our officers are elected annually and serve at the discretion of the Board of Directors.

NAME                                        AGE                        POSITIONS
----                                        ---                        ---------
John M. Cuthbert..........................  56     Director, President and Chief Executive Officer
Samuel Levin..............................  69     President, Scot, Incorporated
Robert S. Ritchie.........................  55     Vice President, Aerospace Division
John T. Vinke.............................  54     Executive Vice President, Chief Financial Officer
George Sawyer.............................  67     Chairman of the Board of Directors
Oliver C. Boileau, Jr.....................  71     Director
Stephen Eisenstein........................  36     Director
Donald Glickman...........................  65     Director
John F. Lehman............................  56     Director
Keith Oster...............................  37     Director
William Paul..............................  62     Director
Thomas G. Pownall.........................  76     Director
Joseph Stroud.............................  43     Director
Thomas F. Treinen.........................  61     Director
Jack B. Watson............................  62     Director

     John M. Cuthbert has been a Director of the Company since June 1991 and served as President of the Automotive Products Division from January 1992 until the completion of the Recapitalization, at which time he became President and Chief Executive Officer of the Company. From December 1989 to January 1992, he served as a Vice President of the Automotive Products Division. From 1977 to 1984, he was Director of Engineering at OEA, Inc. (Aerospace and Automotive Products) and was Vice President of Engineering for OEA, Inc. from 1984 to 1989. Mr. Cuthbert holds a degree in mechanical engineering.

     Samuel Levin has been President of Scot since 1992. Mr. Levin served as a Director of the Company from September 1994 until consummation of the Recapitalization in December 1998. Prior to September 1994, Mr. Levin spent 18 years in various executive capacities with Scot. Mr. Levin holds a degree in mechanical engineering.

     Robert S. Ritchie has been employed by the Company since 1990 and has been a Vice President in charge of the Aerospace Division's operations at the Newhall Facility since October 1991. From 1985 to 1990, Mr. Ritchie was an independent business management consultant servicing aerospace and commercial companies. Mr. Ritchie holds a degree in mechanical engineering and an M.B.A.

     John T. Vinke has been employed by the Company as Vice President, Finance and Chief Financial Officer since April 1994. Upon completion of the Recapitalization, Mr. Vinke became Executive Vice President, Chief Financial Officer of the Company. Mr. Vinke is a Certified Public Accountant.

     George Sawyer, who became Chairman of the Board of Directors of the Company upon consummation of the Recapitalization, is a Managing Principal of Lehman. From 1993 to 1995, Mr. Sawyer served as the President and Chief Executive Officer of Sperry Marine Inc. Prior to that, Mr. Sawyer held a number of prominent positions in private industry and in the United States government, including serving as the President of John J. McMullen Associates, the President and Chief Operating Officer of TRE Corporation, Executive Vice President and Director of General Dynamics Corporation, the Vice President of International Operations for Bechtel Corporation and the Assistant Secretary of the Navy for Shipbuilding and Logistics under Dr. Lehman. Mr. Sawyer is currently Chairman of Burke Industries, Inc. and a director of Elgar Holdings, Inc. He also serves on the Board of Trustees of Webb Institute and is on the Board of Managers of the American Bureau of Shipping.

     Oliver C. Boileau, Jr. became a director of the Company upon consummation of the Recapitalization. He joined The Boeing Company in 1953 as a research engineer and progressed through several technical and management positions and was named Vice President in 1968 and then President of Boeing Aerospace in 1973. In 1980, he joined General Dynamics Corporation as President and a member of the Board of Directors. In January 1988, Mr. Boileau was promoted to Vice Chairman. He retired in May 1988. Mr. Boileau joined Northrop Grumman Corporation in December 1989 as President and General Manager of the B-2 Division. He also served as President and Chief Operating Officer of the Grumman Corporation, a subsidiary of Northrop Grumman, and as a member of the Board of Directors of Northrop Grumman. Mr. Boileau retired from Northrop Grumman in 1995. He is an Honorary Fellow of the American Institute of Aeronautics and Astronautics, a member of the National Academy of Engineering, the Board of Trustees of St. Louis University and the Massachusetts Institute of Technology -- Lincoln Laboratory Advisory Board. Mr. Boileau is also director of Burke Industries, Inc. and Elgar Holdings, Inc.

     Stephen Eisenstein became a director of the Company upon consummation of the Recapitalization. Prior to co-founding Paribas Principal Partners in 1996, Mr. Eisenstein was a Managing Director specializing in financing and investing in leveraged buyouts for six years at Paribas. Before joining Paribas, Mr. Eisenstein worked at The Chase Manhattan Bank in the Media Corporate Finance Group and at PaineWebber Inc. in the Equity Research Department. Mr. Eisenstein serves on the Board of Directors of Atlantic Coast Fire Protection, Inc., Collins and Aikman Floorcoverings, Inc. and Key Plastics, Inc.

     Donald Glickman, who became a director of the Company upon consummation of the Recapitalization, is a Managing Principal of Lehman. Prior to joining Lehman, Mr. Glickman was a principal of the Peter J. Solomon Company, a Managing Director of Shearson Lehman Brothers Merchant Banking Group and Senior Vice President and Regional Head of The First National Bank of Chicago. Mr. Glickman served as an armored calvary officer in the Seventh U.S. Army. Mr. Glickman is currently Chairman of Elgar Holdings, Inc. and a director of the MacNeal-Schwendler Corporation, General Aluminum Corporation, Monroe Muffler Brake, Inc. and Burke Industries, Inc. He is also a trustee of MassMutual Corporate Investors, MassMutual Participation Investors and Wolf Trap Foundation for the Performing Arts.

     John F. Lehman, who became a director of the Company upon consummation of the Recapitalization, is a Managing Principal of Lehman. Prior to joining Lehman, Dr. Lehman was an investment banker with PaineWebber Incorporated and served as a Managing Director in Corporate Finance. Dr. Lehman served for six years as Secretary of the Navy, was a member of the National Security Council Staff, served as a delegate to the Mutual Balanced Force Reductions negotiations and was the Deputy Director of the Arms Control and Disarmament Agency. Dr. Lehman served as Chairman of the Board of Directors of Sperry Marine, Inc., and is a member of the Board of Directors of Elgar Holdings, Inc., Ball Corporation, ISO Inc., and Burke Industries, Inc., and is Chairman of the Princess Grace Foundation, a director of OpiSail Foundation and a Trustee of LaSalle College High School.

     Keith Oster, who became a director of the Company upon consummation of the Recapitalization, is a Principal of Lehman. Mr. Oster joined Lehman in 1992 and is principally responsible for financial structuring and analysis. Prior to joining Lehman, Mr. Oster was with the Carlyle Group, where he was responsible for analyzing acquisition opportunities and arranging debt financing, and was a Senior Financial Analyst with Prudential-Bache Capital Funding, working in the Mergers, Acquisitions and Leveraged Buyouts Department. Mr. Oster is currently a director of Burke Industries, Inc. and Elgar Holdings, Inc.

     William Paul became a director of the Company upon consummation of the Recapitalization. Mr. Paul began his career with United Technologies Corporation ("UTC") at its Sikorsky Aircraft division in 1955. Mr. Paul progressed through a succession of several technical and managerial positions while at Sikorsky Aircraft, including Vice President of Engineering and Programs and Executive Vice President and Chief Operating Officer, and in 1983 was named President and Chief Executive Officer of Sikorsky Aircraft. In 1994, Mr. Paul was appointed the Executive Vice President of UTC, Chairman of UTC's international operations and became a member of UTC's Management Executive Committee. Mr. Paul retired from these positions in 1997 but remains a consultant to UTC. Mr. Paul is a Fellow of the American Institute of

Aeronautics and a Fellow of the Royal Aeronautical Society. Mr. Paul is also a director of Elgar Holdings, Inc.

     Thomas G. Pownall, who became a director of the Company upon consummation of the Recapitalization, is a member of the investment advisory board of Lehman. Mr. Pownall was Chairman of the Board of Directors from 1983 until 1992 and Chief Executive Officer of Martin Marietta Corporation ("MARTIN MARIETTA") from 1982 until 1988. Mr. Pownall joined Martin Marietta in 1963 as Vice President of its Aerospace Advanced Planning Unit, became President of Aerospace Operations and, in succession, Vice President, then President and Chief Operating Officer of Martin Marietta. Mr. Pownall is also a director of The Titan Corporation, Burke Industries, Inc., Elgar Holdings, Inc., Director Emeritus of Sundstrand Corporation, serves on the advisory board of Ferris, Baker Watts Incorporated, and is Chairman and President of the American-Turkish Council. He is also a director of the U.S. Naval Academy Foundation and the Naval Academy Endowment Trust and a trustee of Salem-Teikyo University.

     Joseph Stroud, who became a director of the Company upon consummation of the Recapitalization, is a Principal of Lehman. Mr. Stroud has been affiliated with Lehman since 1992 and formally joined the firm in 1996. He is responsible for managing the financial and operational aspects of portfolio company value-enhancement. Prior to joining Lehman, Mr. Stroud was the Chief Financial Officer of Sperry Marine Inc. from 1993 until the company was purchased by Litton Industries, Inc. in 1996. From 1989 to 1993, Mr. Stroud was Chief Financial Officer of the Accudyne and Kilgore Corporations. Mr. Stroud is currently a director of Elgar Holdings, Inc. and Burke Industries, Inc.

     Thomas F. Treinen has been a director of the Company since 1976, and served as Chairman and President of the Company from 1976 until consummation of the Recapitalization. From 1965 to 1976, Mr. Treinen held various positions, including project engineer and Vice President, with the Company. From 1961 to 1965, Mr. Treinen was a project engineer at Aerojet General Corporation. Mr. Treinen holds a degree in mechanical engineering.

     Jack B. Watson has been a director of the Company since April 1991. Mr. Watson served as President of the Automotive Products Division from 1987 to January 1992 and served as Vice President of the Automotive Products Division from January 1997 through December 1997. From 1982 to the present, Mr. Watson has been President of Watson Helicopters Inc. Prior to January 1997, Mr. Watson provided consulting services to the Company regarding pyrotechnic devices. Mr. Watson was initially employed by the Company from 1967 to 1981. He served as Vice President from 1970 to 1975 and as Co-President with Mr. Treinen from 1974 to 1981. Mr. Watson holds degrees in aerodynamics.

COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Committee. The Executive Committee of the Board of Directors is comprised of Messrs. Lehman, Sawyer, Glickman, Paul and Cuthbert. The Executive Committee's main function is to expedite the decision-making process on certain matters.

     Audit Committee. The Audit Committee of the Board of Directors is comprised of Messrs. Glickman, Paul, Oster, Treinen, Eisenstein and Boileau. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Compensation Committee of the Board of Directors is comprised of Messrs. Lehman, Sawyer, Glickman, Stroud, Pownall and Cuthbert. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of employees of and consultants to the Company, and oversees and administers the Company's stock option plans.

EXECUTIVE COMPENSATION

     Compensation. Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for Fiscal 1998, 1997 and 1996, of those persons (collectively, the "NAMED EXECUTIVE OFFICERS") who were, during Fiscal 1998, (i) the Chief Executive Officer and
(ii) the five other most highly compensated executive officers receiving compensation of $100,000 or more from the Company or one of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                    ANNUAL COMPENSATION           COMPENSATION
                                ----------------------------      AWARDS-STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS      OPTIONS (SHARES)    COMPENSATION(1)
---------------------------     ----    --------    --------    ----------------    ---------------
Thomas F. Treinen.............  1998    $225,680    $     --             --             $3,449
  President and Chief
     Executive                  1997     221,667      72,542             --              3,353
  Officer(2)                    1996     199,992      27,465             --              4,030
John M. Cuthbert..............  1998     211,598          --             --              2,917
  President and Chief
     Executive                  1997     177,162      34,660        150,000(3)           2,656
  Officer(2)                    1996     171,592      13,158          3,000(3)           3,056
Robert S. Ritchie.............  1998     149,365          --             --              2,061
  Vice President, Aerospace     1997     138,263      58,642         30,000(3)           1,781
  Division                      1996     133,634      13,365          3,000(3)           2,200
Samuel Levin..................  1998     206,766     437,901             --              4,000
  President, Scot,
     Incorporated               1997     187,500     105,019         10,000(4)           9,918
                                1996     181,900      66,972          5,000(4)           7,894
John T. Vinke.................  1998     131,304          --             --                772
  Vice President, Finance and   1997     118,938      29,096         25,000(4)             716
  Chief Financial Officer       1996     112,912      12,149          3,000(4)           1,078

---------------
(1) Consists of matching contributions by the Company under its 401(k) plan, which was adopted in Fiscal 1994, or its non-qualified deferred compensation plan, which was adopted in Fiscal 1995, and certain life insurance premiums paid on behalf of Mr. Levin.

(2) Mr. Treinen served as President and Chief Executive Officer of the Company until December 15, 1998. Mr. Cuthbert became President and Chief Executive Officer on that date, having served as President of the Automotive Products Division until that time.

(3) Options granted by the Compensation Committee of the Board of Directors on December 30, 1996 and ratified by the stockholders at the Company's 1997 annual meeting. All grants were at the market price of the Common Stock ($17.00) on the date of grant.

(4) Granted pursuant to the Company's Amended and Restated 1991 Stock Incentive Plan at the market price of the Common Stock on the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

     During Fiscal 1998, the Company did not grant any options to the Named Executive Officers.

EMPLOYMENT AND CONSULTING AGREEMENTS

  Samuel Levin

     Samuel Levin, the President and Chief Executive Officer of Scot, entered into an employment agreement with Scot and the Company, the term of which began on September 8, 1994 and ended on October 31, 1997. Mr. Levin's employment agreement was extended to December 31, 1999. Such amended employment agreement provides for an annual salary of $205,000 with annual adjustments for cost of living increases and also provides for participation by Mr. Levin in a bonus and qualified deferred compensation plan.

     During his employment term the level of Mr. Levin's participation in the bonus and qualified compensation plan is calculated according to a formula based upon Scot's net operating income. In the event Mr. Levin voluntarily terminates the employment agreement or the employment agreement is terminated due to a disability suffered by Mr. Levin, Mr. Levin is entitled to a severance payment equal to one year's salary and the pro rata portion of his bonus for the year of termination. In the case of disability, he will be entitled to participate in welfare benefit plans for six months following termination, and in the case of voluntary termination, he will be entitled to participate (at his expense) in welfare benefit plans for ten years following termination. In the event Mr. Levin's employment agreement is terminated "for cause" (as defined therein), Mr. Levin is not entitled to a severance payment except for a pro rata portion of his bonus for the year of termination. In the event Mr. Levin's employment agreement is terminated due to his death, neither Scot nor the Company is obligated to make a severance payment to Mr. Levin's estate, except for a pro rata portion of his bonus for the year of his death, and the continuation of welfare benefits plan coverage for his dependents for a period of six months after his death. In the event Mr. Levin's employment agreement is terminated by Scot or the Company for any reason other than "for cause" or upon Mr. Levin's voluntary termination, death or disability, Mr. Levin is entitled to receive as severance an amount equal to his then base salary and his existing employee benefits for the remaining period of the employment agreement as well as continued participation in the bonus and deferred compensation plans for such period. Mr. Levin's employment agreement also provides for a consulting term, beginning on January 1, 2000 and ending on December 31, 2000, during which period Mr. Levin will receive a payment of $50,000, payable in equal monthly installments. In the event Mr. Levin provides more than eight hours of service in any month during this period, he shall be paid at the rate of $1,000 a day.

  Jack B. Watson

     Jack B. Watson, former Vice President of the Company's Automotive Products Division and a Director of the Company, entered into an employment and consulting agreement with the Company dated as of January 1, 1997. The employment portion of the agreement was for a term of one year which commenced on January 1, 1997 and ended on December 31, 1997. The employment portion of the agreement provided for a salary of $150,000 for the one year term, and also entitled Mr. Watson to participate in the benefit plans provided by the Company to its other senior officers. Pursuant to the agreement Mr. Watson earned a bonus in the amount of $50,000 based on the Company's achievement of certain financial milestones. The Company has no obligations under the agreement to make severance payments to Mr. Watson of any kind. The consulting portion of the agreement is for a term of two years which commenced on January 1, 1998 and ends on December 31, 1999. For his services as a consultant to the Company, Mr. Watson will receive an annual fee of $50,000 subject to Mr. Watson providing a certain number of hours of service to the Company each month. In the event Mr. Watson's retention as a consultant to the Company is terminated for any reason, Mr. Watson shall receive accrued compensation through the date of termination.

STOCK OPTION PLANS AND GRANTS

     During 1991, the Company adopted the Amended and Restated 1991 Stock Incentive Plan (the "PLAN"). The Plan is administered by a committee of the Board of Directors, which determines the amount, type, vesting period, terms and conditions of the awards granted thereunder. The Plan provides for the issuance of restricted stock, grants of incentive and non-qualified stock options, stock appreciation rights and performance share awards at exercise prices approximating the current market value on the date of grant. The Company has reserved 560,000 shares of Common Stock for issuance under the Plan.

     Pursuant to the Plan, no option may be granted that is exercisable in less than six months or more than ten years from the grant date. Certain events, including a change in control of the Company, may accelerate exercise dates, cause forfeiture of all shares of any restricted stock and terminate all conditions relating to the realization of any performance awards.

     Prior to Fiscal 1996, all options granted under the Plan vested ratably over a three year period. Options granted under the Plan during Fiscal 1996 and 1997 vest ratably during the five years after the grant date.

     In December 1996, the Stock Option Committee authorized stock option grants to certain employees via a special grant which is not part of the 1991 Stock Option Plan. Under terms of this authorization, 130,000 shares were granted which were to vest ratably over five years from the grant date and 312,000 shares were granted which were to vest ratably during the eight years after the grant date. The exercise price of all of the options granted was the fair market value of the Common Stock on the grant date, which was $17.00 per share. The eight-year options contain vesting acceleration clauses which are effective during the first 36 months of the option term; acceleration of vesting is contingent upon the price of the Common Stock reaching a minimum level and upon the Company attaining minimum earnings targets. As of October 31, 1998, all of the eight-year options and 26,000 five-year options had vested.

     Except for options that remain outstanding (set forth in the table below) after the Recapitalization pursuant to the stock option agreement letters entered into by the Company and each of John M. Cuthbert, Jack B. Watson, Robert
S. Ritchie, Thomas F. Treinen, John Vinke, Mary Lou Graham and Samuel Levin in connection with the Equity Rollover (each such letter, a "STOCK OPTION AGREEMENT LETTER"), all vested and unvested options (the "STOCK RIGHTS") to purchase shares of Common Stock that were granted under any employee stock option or compensation plan or other arrangement vested and became exercisable immediately prior to the Recapitalization, and each holder of an unexercised Stock Right received a cash payment from the Company equal to the amount by which $34.00 exceeded the per share exercise price of such Stock Right, multiplied by the number of shares of Common Stock then subject to such Stock Right (the "OPTION CONSIDERATION"). Upon payment of the Option Consideration, each Stock Right was canceled.

     The following table sets forth the roll-over of certain options pursuant to the Stock Option Agreement Letters:

NAME                                          OPTIONS ROLLED OVER
----                                          -------------------
John M. Cuthbert............................        50,000
Jack B. Watson..............................        21,325
Robert S. Ritchie...........................         7,500
Thomas J. Treinen...........................         7,500
John T. Vinke...............................         7,500
Mary Lou Graham.............................         4,000
Samuel Levin................................         3,750

     All of the options set forth in the table above are ten-year options which were issued in December 1996, vest ratably over five years and have an exercise price of $17.50 per share (except for the options granted to Mary Lou Graham, which have an exercise price of $17.75 per share).

BONUS AND INCENTIVE PLANS

     In March 1998, the Company established two short-term incentive plans for the benefit of all regular, full time employees of the Automotive Division and the Aerospace Division, respectively (collectively, the "BONUS PLANS"), and a Management Incentive Plan for certain members of management from both divisions (the "MANAGEMENT PLAN"). The Bonus Plans permit the Company to pay employees quarterly bonuses based on employment level, the attainment of certain pre-established financial performance criteria, and the attainment of certain pre-established individual goals. The Management Plan bonuses are paid annually, based upon the attainment of certain pre-established Company and division financial performance criteria. The Bonus Plans and the Management Plan are administered by a committee of the Board of Directors, which has full power and authority to determine the terms and conditions of awards under the Bonus Plans and the Management Plan. In addition, Scot has instituted a special bonus plan, the terms of which are described in connection with the description of Mr. Levin's employment contract under "-- Employment Agreements."

BENEFIT PLANS

     The Company also maintains various qualified and non-qualified benefit plans for its employees, including a 401(k) profit sharing plan and an insured deferred compensation plan for certain highly compensated employees. The Company reserves the right to add, amend, change, tie off and/or terminate any or all qualified or nonqualified benefit plans at any time and to alter, amend, add to and/or restrict employee participation to the extent permitted by applicable Federal or state law or regulation.

COMPENSATION COMMITTEE; INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Messrs. Lehman, Sawyer, Glickman, Stroud, Pownall and Cuthbert. Of the members, only Mr. Cuthbert is an employee or officer of the Company. During Fiscal 1998, no executive officer of the Company has served as a member of the board of directors or compensation committee of any company of which Messrs. Lehman, Sawyer, Glickman, Stroud, Pownall or Cuthbert is an executive officer.

STOCKHOLDERS AGREEMENT

     Upon consummation of the Recapitalization, the Company entered into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT") with JFL Equity, JFL Co-Invest, Thomas F. Treinen and Walter Neubauer (collectively, the "STOCKHOLDERS") and Lehman. Among other things, the Stockholders Agreement provides that each Stockholder will vote all of its Common Stock to elect as directors the 11 persons designated as directors by JFL Equity and the one person designated as a director by PPI. The Stockholders Agreement contains customary restrictions on transfer, rights of first offer, preemptive rights, tag-along and drag-along rights. The Stockholders Agreement will terminate upon the earlier of:

     - the tenth anniversary of the Stockholders Agreement,

     - the date when all Stockholders and their transferees cease to hold any Securities (as defined under the Stockholders Agreement),

     - the date when all Securities have been sold in a registered public offering or distributed to the public pursuant to Rule 144 under the Securities Act or

     - the date when Securities at an aggregate offering price of least $20,000,000 are sold in a registered public offering.

     The Stockholders Agreement will terminate with respect to any Stockholder once that Stockholder ceases to hold any Securities. The Stockholders Agreement will terminate with respect to any Securities once those Securities have been sold in a registered public offering or distributed to the public pursuant to Rule 144 under the Securities Act.

ROLLOVER STOCKHOLDERS AGREEMENT

     Upon consummation of the Recapitalization, the Company entered into a Rollover Stockholders Agreement (the "ROLLOVER STOCKHOLDERS AGREEMENT") with Lehman, Thomas F. Treinen and Walter Neubauer. The Rollover Stockholders Agreement provides that Neubauer, Treinen and their respective transferees will have the right under certain circumstances to require the Company to purchase all or any portion of the Additional Rollover Shares at the Call Price. See "The Transactions -- The Recapitalization." The Rollover Stockholders Agreement also provides that Lehman will have the right for a specified period to purchase any or all of the Additional Rollover Shares held by Neubauer and Treinen at the Call Price. Lehman has an irrevocable proxy to vote all of the Additional Rollover Shares it has a right to acquire.

COMPENSATION OF DIRECTORS

     None of the directors of the Company who are officers of the Company will receive any compensation directly for their service on the Board of Directors. All other directors will receive customary directors' fees for their services. In addition, the Company will pay Lehman certain fees for various management, consulting and financial planning services, including assistance in strategic planning, providing market and financial analyses, negotiating and structuring financing and exploring expansion opportunities. See "Certain Relationships and Related Transactions -- Management Agreements With Lehman."

                              CERTAIN TRANSACTIONS

NEWHALL LEASE

     We lease our land and facilities located in Newhall, California from Placerita Land and Farming Company, the sole partners of which are Thomas F. Treinen, one of our directors, and Walter Neubauer, a stockholder of the Company. The lease is a triple net lease that requires us to pay all utilities, taxes and insurance. This lease expired on April 30, 1996, but we continue to lease this property from the same lessor on a month-to-month basis. Our lease expense for this property was $461,540 in Fiscal 1997 and $524,472 in Fiscal 1998. Lease payments under the month-to-month lease are $43,700 per month, subject to annual increases based on the Consumer Price Index. We believe that the terms of the lease are no less favorable to us than those that could have been obtained from an unrelated third party.

COMPONENT PURCHASES

     We purchase various parts and components manufactured to our specifications and used in our products from Ordnance Products, Inc. and Multi-Screw, Inc., companies controlled by Walter Neubauer, a stockholder of the Company. In most cases, these parts and components are similar to those that could be obtained from other suppliers without significant delay. Our aggregate purchases of parts and components from these companies were $2,361,500 in Fiscal 1996, $3,460,100 in Fiscal 1997 and $720,156 in Fiscal 1998. We believe that parts and components purchased from these companies were purchased at prices that were no less favorable to us than those that could have been obtained from an unrelated third party.

GLASS SEAL PURCHASES

     We also have a contract to purchase glass seals (the "SEAL CONTRACT") from Hermetic Seal Corporation ("HSC"). Mr. Neubauer acquired 40% of the common stock of the ultimate parent company of HSC in November 1989. Mr. Neubauer divested his ownership in HSC in January 1997. Both the original and the new contracts were subject to a competitive bidding process. In both instances, HSC was the lowest bidder. The Seal Contract, as amended, requires us to buy a substantial majority of our requirements of four header sub-assemblies from HSC at a decreasing fixed price per unit through December 2002. Our obligations under the contract are subject to HSC's prices, technology and quality remaining competitive. Our purchases of header sub-assemblies from HSC aggregated $12,768,500 in Fiscal 1996 and $11,464,400 in Fiscal 1997. Although Mr. Neubauer divested his ownership in HSC in January 1997, we continue to do business with HSC. We believe that the terms of the Seal Contract were no less favorable to us than could have been obtained from an unrelated third party.

SALE OF AIRPLANE

     In December 1994, we purchased an airplane from United Beechcraft, Inc. for $669,419. We entered into a promissory note with Beech Acceptance, Inc. to finance the purchase over a 10-year period. The unpaid balance of this note at August 2, 1998 was $530,000. In May 1997, we entered into an agreement with Mr. Treinen, whereby he assumed responsibility for the note and agreed to buy the airplane at its then fair market value. In August 1998, Mr. Treinen repaid the note. The net book value ($523,000) and the promissory note ($530,000) were removed from our books in May 1997 to reflect this sale and transfer of liability. We did not recognize any gain or loss as a result of this transaction.

COMPENSATION OF OFFICER RELATED TO A DIRECTOR

     Thomas J. Treinen (the son of Thomas F. Treinen, one of our directors and a Stockholder), our Vice President of Administration, receives customary compensation for services rendered to the Company.

MANAGEMENT AGREEMENTS WITH LEHMAN

     Pursuant to the terms of a ten-year Management Agreement and a ten-year Management Services Agreement (together, the "MANAGEMENT AGREEMENTS") we entered into with Lehman upon consummation of the Recapitalization, we paid Lehman a transaction fee of $3.0 million for its efforts in connection with the Transactions. In addition, we agreed to pay Lehman an annual management fee equal to $900,000, payable in advance on a quarterly basis.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Registration Rights Agreement entered into upon consummation of the Recapitalization, JFL Equity, JFL Co-Invest, PPI, Thomas F. Treinen and Walter Neubauer and any of their direct or indirect transferees have certain demand and piggyback registration rights, on customary terms, with respect to the Common Stock held by such entities and persons.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1999, ownership of the Company's Common Stock by (i) the stockholders known to us to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Officer and (iv) all Directors and Executive Officers as a group:

                                                            NUMBER OF SHARES
                                                              BENEFICIALLY          PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED(2)             OUTSTANDING(3)
---------------------------------------                     ----------------        ----------------
JFL Co-Invest Partners I, L.P. ...........................     1,173,499(4)               31.6%
  2001 Jefferson Davis Highway, Suite 607
  Arlington, Virginia 22202
J.F. Lehman & Company.....................................       735,294(4)(5)            19.8%
  450 Park Avenue
  New York, New York 10022
J.F. Lehman Equity Investors I, L.P. .....................       679,442(4)               18.3%
  2001 Jefferson Davis Highway, Suite 607
  Arlington, Virginia 22202
Walter Neubauer...........................................     1,096,522(6)               29.6%
  Ordnance Products, Inc.
  21200 S. Figueroa Street
  Carson, CA 90745
Paribas Principal Inc. ...................................       323,529                   8.7%
  787 Fifth Avenue
  New York, New York 10019
Thomas F. Treinen.........................................       433,897(7)               11.7%
Oliver C. Boileau, Jr. ...................................            --(8)                 --
Stephen Eisenstein........................................       323,529(9)                8.7%
John F. Lehman............................................     2,588,865(4)(10)           69.7%
Donald Glickman...........................................     2,588,865(4)(10)           69.7%
George Sawyer.............................................     2,588,865(4)(10)           69.7%
Joseph Stroud.............................................     2,588,865(4)(10)           69.7%
Keith Oster...............................................     2,588,865(4)(10)           69.7%
William Paul..............................................            --(11)                --
Thomas G. Pownall.........................................            --(12)                --
Jack B. Watson............................................        21,325(13)            *
John M. Cuthbert..........................................        20,000(13)            *
Robert S. Ritchie.........................................            --(13)                --
Samuel Levin..............................................            --(13)                --
John T. Vinke.............................................            --(13)                --
Directors and Executive Officers as a Group...............

---------------
  *  Indicates ownership of less than one percent of outstanding shares.

 (1) Unless indicated otherwise, the address of the beneficial owner listed above is c/o Special Devices, Incorporated, 14370 White Sage Road, Moorpark, California 93021.

 (2) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company has no information as to whether any shares shown in this table are subject to
     California community property law.

 (3) Computed based upon the total number of shares of Common Stock outstanding and the number of shares of Common Stock underlying options or warrants held by that person exercisable within 60 days of March 31, 1999. In accordance with Rule 13(d)-3 of the Exchange Act, any Common Stock that will not be outstanding within 60 days of March 31, 1999 that is subject to options or warrants exercisable within 60 days of March 31, 1999 is deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Common Stock owned by the person holding such options or warrants, but is not deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Common Stock owned by any other person.

 (4) JFL Co-Invest is a Delaware limited liability company that is an affiliate of JFL Equity and Lehman. Each of Messrs. Lehman, Glickman, Sawyer, Oster and Stroud, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control JFL Co-Invest, JFL Equity and Lehman. JFL Equity and Lehman may be deemed to control the voting and disposition of the shares of the Common Stock owned by JFL Co-Invest. Accordingly, for certain purposes, Messrs. Lehman, Glickman, Sawyer, Oster and Stroud may be deemed to be beneficial owners of the shares of Common Stock owned by JFL Co-Invest.

 (5) Represents 735,294 shares owned by Messrs. Neubauer and Treinen that Lehman has the right to vote under an irrevocable voting power and has the right to acquire at any time prior to December 15, 2002. See "The Transactions."

 (6) Includes 367,647 shares as to which Mr. Neubauer has granted Lehman an irrevocable voting proxy and which Lehman has the right to acquire at any time prior to the fourth anniversary of the Recapitalization. See "The Transactions."

 (7) All of such shares are owned by the Treinen Family Trust dated December 2, 1981, as restated on November 3, 1986, under which Mr. Treinen is the sole trustee and has sole voting and investment power. Includes 367,647 shares as to which Mr. Treinen has granted Lehman an irrevocable voting proxy and which Lehman has the right to acquire at any time prior to December 15, 2002. See "The Transactions."

 (8) Mr. Boileau is a member of a limited partner of JFL Equity. The address for Mr. Boileau is 202 North Brentwood Boulevard, Apt. 3A, St. Louis, Missouri 63105.

 (9) As an affiliate of Paribas, Mr. Eisenstein may be deemed to control the shares of Common Stock owned by Paribas. Accordingly, Mr. Eisenstein may be deemed to be beneficial owner of the shares of Common Stock owned by Paribas reflected above. The address for Mr. Eisenstein is c/o Paribas Principal Inc., 787 Fifth Avenue, New York, New York 10019.

(10) The address of Messrs. Lehman, Glickman, Sawyer, Oster and Stroud is 2001 Jefferson Davis Highway, Suite 607, Arlington, Virginia 22202.

(11) Mr. Paul is a member of a limited partner of JFL Equity. The address for Mr. Paul is 21 Springwood Drive, Trumbull, Connecticut 06611.

(12) Mr. Pownall is a member of a limited partner of JFL Equity and is on the investment advisory board of Lehman. The address for Mr. Pownall is 1800 K Street, N.W., Suite 724, Washington, D.C. 20006.

(13) Includes options exercisable within 60 days of March 31, 1999 for 21,235, 20,000, 0, 0 and 0 shares for Messrs. Watson, Cuthbert, Ritchie, Levin and Vinke, respectively. Does not include stock options that vest and become exercisable upon a change of control for 0, 30,000, 7,500, 3,750 and 7,500 shares for Messrs. Watson, Cuthbert, Ritchie, Levin and Vinke, respectively, representing in the aggregate (together with options exercisable within 60 days of March 31, 1999) 2.7% of the Company's fully diluted Common Stock.

                       DESCRIPTION OF NEW CREDIT FACILITY

     As part of the Transactions, we entered into the New Credit Facility with a syndicate of banks, as lenders, and Bankers Trust, as lead arranger and administrative agent. Bankers Trust is an affiliate of BT Alex. Brown Incorporated. The New Credit Facility consists of a $70.0 million Senior Term Loan and a $25.0 million Revolving Credit Facility. We borrowed the full amount of the Senior Term Loan in connection with the Recapitalization. As of January 31, 1999, $0.8 million was drawn and letters of credit aggregating $2.5 million had been issued under the Revolving Credit Facility.

     The Revolving Credit Facility enables us to obtain revolving credit loans and the issuance of letters of credit for our account from time to time for working capital, acquisitions and general corporate purposes. At our option, loans under the New Credit Facility bear interest at:

     (1) the higher of:

         - 1/2 of 1% in excess of the overnight federal funds rate (as defined in the New Credit Facility) and

         - the administrative agent's prime rate,

         in either case, plus 1.75% per annum in the case of loans under the Revolving Credit Facility and 2.25% per annum in the case of the Senior Term Loan, or

     (2) the reserve adjusted Eurodollar Rate (as defined in the New Credit Facility) as determined by the administrative agent, plus 2.75% per annum in the case of loans under the Revolving Credit Facility and 3.25% per annum in the case of the Senior Term Loan.

     We will pay letter of credit commissions on amounts available to be drawn under each letter of credit at 3.00% per annum. We will pay a commitment fee on the unused portion of the Revolving Credit Facility equal to 0.50% per annum. We will also pay certain fees with respect to the New Credit Facility.

     The Revolving Credit Facility has a term of five years, unless terminated sooner upon an event of default, and outstanding revolving credit loans will be payable on such date or such earlier date as may be accelerated following the occurrence of any event of default.

     The Senior Term Loan has a term of seven years and provides for the following amortization schedule:

FY ENDED OCTOBER 31,                                AMOUNT
--------------------                              -----------
1999............................................  $   700,000
2000............................................  $   700,000
2001............................................  $   700,000
2002............................................  $10,000,000
2003............................................  $16,700,000
Thereafter......................................  $41,200,000

     Borrowings under the Senior Term Loan are required to be prepaid (and after the Senior Term Loan has been paid in full, reductions to the commitments under the Revolving Credit Facility) from:

     - 100% of the net proceeds of certain nonordinary course asset sales by the Company and its subsidiaries subject to exceptions for reinvestment;

     - 100% of the net proceeds from certain issuances of debt by the Company and its subsidiaries;

     - 100% of the net proceeds from certain insurance recovery and condemnation events of the Company and its subsidiaries subject to an ability to rebuild or replace;

     - 100% of the net proceeds from equity issuances and capital contributions by the Company and, subject to certain exceptions, its subsidiaries; and

     - 75% of excess annual cash flow subject to reduction or elimination upon achievement of certain performance criteria.

     The Senior Term Loan may be prepaid without penalty or premium.

     Our obligations under the New Credit Facility are guaranteed by each of our domestic subsidiaries (which, as of the date hereof, is only Scot) and are secured by a first priority lien (subject to permitted encumbrances) on substantially all of the Company's and each guarantor's real, personal and intellectual property including all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our first-tier foreign subsidiaries.

     The New Credit Facility contains various customary covenants that restrict our ability to take various actions and that require us to achieve and maintain certain financial covenants. The New Credit Facility also includes covenants relating to maintenance of specified levels of minimum interest coverage ratios, minimum levels of consolidated EBITDA and maximum levels of leverage ratios. The New Credit Facility also contains limitations on, among other things, capital expenditures, liens, indebtedness, guarantees, mergers, acquisitions, disposition of assets, dividends and other restricted payments, investments, changes in business activities and certain corporate activities. The New Credit Facility prohibits us from prepaying the Notes.

     The New Credit Facility also contains customary events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other debt, bankruptcy, ERISA, material judgments, invalidity of guarantees or collateral documents and certain changes in control of the Company.

                              DESCRIPTION OF NOTES

     Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes, unless otherwise indicated. For purposes of this section, references to the "COMPANY," "WE," "US" and "OUR" include only the Company and not its subsidiaries. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes:

     - will be registered under the Securities Act,

     - will not provide for payment of Additional Interest, which terminates upon consummation of the Exchange Offer and

     - will not bear legends containing transfer restrictions.

     The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $100.0 million aggregate principal amount of Old Notes is outstanding.

     The Old Notes were issued, and the New Notes will be issued, under the Indenture, dated as of December 15, 1998 (the "INDENTURE"), by and among the Company, Scot, as Guarantor and United States Trust Company of New York, as trustee (the "TRUSTEE"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. A copy of the Indenture is available as set forth under "Where You Can Find More Information About the Company."

     The Notes are general unsecured obligations of the Company, ranking subordinate in right of payment to all of our Senior Indebtedness, equal in right of payment with all of our senior subordinated Indebtedness and senior in right of payment to all of our subordinated Indebtedness. The Notes are also effectively subordinated to all Indebtedness of our Subsidiaries (other than Restricted Subsidiaries that are parties to the Guarantee).

     The Old Notes were issued, and the New Notes will be issued, in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. We may change any Paying Agent and Registrar without notice to holders of the Notes (the "HOLDERS"). We will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At our option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Notes that remain outstanding after the completion of the exchange offer, together with the New Notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $150.0 million, of which $100.0 million in aggregate principal amount was issued in the offering of the Old Notes (the "PRIOR OFFERING"). The Notes mature on December 15, 2008. Additional amounts may be issued from time to time, subject to the limitations set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." Interest on the Notes accrues at the rate of 11.375% per annum and is payable semiannually in cash on each June 15 and December 15, commencing on June 15, 1999, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 15, 1998.

     The Notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes are redeemable, at our option, in whole at any time or in part from time to time, on and after December 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                PERCENTAGE
----                                                ----------
2003..............................................   105.688%
2004..............................................   104.266%
2005..............................................   102.844%
2006..............................................   101.422%
2007 and thereafter...............................   100.000%

     Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to December 15, 2001, we may, at our option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the sum of:

     - $100.0 million and

     - the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date,

at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the sum of:

     - $100.0 million and

     - the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date,

remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, we shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

     Subject to the following sentence, in the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. We will not redeem in part Notes of a principal amount of $1,000 or less, and if we elect to effect a partial redemption with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

     Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as we have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

     Our payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all of our Obligations on Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred, including, without limitation, our obligations under the New Credit Facility. Upon any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by us or on our behalf or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof, and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "DEFAULT NOTICE"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period, during the 180 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), neither we nor any other Person on our behalf shall:

     - make any payment of any kind or character with respect to any Obligations on the Notes or

     - acquire any of the Notes for cash or property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due, and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of our insolvency, our creditors who are not holders of Senior Indebtedness, including the Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

     As of January 31, 1999, the Company had approximately $70.8 million of Senior Indebtedness outstanding, letters of credit in the amount of $2.5 million and unused and available commitments of $21.8 million under the New Credit Facility and the Guarantor had no Guarantor Senior Indebtedness outstanding (other than guarantees of Senior Indebtedness).

GUARANTEES

     Each Guarantor unconditionally guarantees, on an unsecured senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of our obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees are subordinated to Guarantor Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness.

     The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors -- Fraudulent Conveyance." Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor that is a Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock or all or substantially all of the assets of a Guarantor is sold and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales," the Guarantor's Guarantee will be released. See "-- Certain Covenants -- Limitation of Guarantees by Restricted Subsidiaries."

     Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to our obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require us to purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, we will:

     - repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or

     - obtain the requisite consents under the New Credit Facility and all other such Senior Indebtedness to permit the repurchase of the Notes as provided below.

     We shall first comply with the covenant in the immediately preceding sentence before we shall be required to repurchase Notes pursuant to the provisions described below. Our failure to comply with the covenant described in the second preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.
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     Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, we would expect to seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing.

     Neither our Board of Directors nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on our ability, and the ability of our Restricted Subsidiaries, to:

     - incur additional Indebtedness,

     - grant Liens on property,

     - make Restricted Payments or

     - make Asset Sales

may also make more difficult or discourage the Company's takeover, whether favored or opposed by our management. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that we or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness.

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, we and/or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such

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

Indebtedness, after giving effect to the incurrence thereof, our Consolidated Fixed Charge Coverage Ratio is greater than:

     - 2.0 to 1.0 if the day of such incurrence is on or prior to December 15, 2000 or

     - 2.25 to 1.0 if the date of such incurrence is after December 15, 2000.

     For the purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this covenant, we shall, in our sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this covenant and such items of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest or accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  Limitation on Restricted Payments.

     We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly,

     (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement) or

     (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "RESTRICTED PAYMENT"),

if at the time of such Restricted Payment or immediately after giving effect thereto:

     (a) a Default or an Event of Default shall have occurred and be continuing or

     (b) we are not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or

     (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by our Board of Directors) shall exceed the sum of:

        (w) 50% of our cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to December 15, 1998 through the last day of our most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (the "REFERENCE DATE") (treating such period as a single accounting period); plus

        (x) 100% of the aggregate net cash proceeds we received from any Person (other than one of our Restricted Subsidiaries) from the issuance and sale subsequent to December 15, 1998 and on or prior to the Reference Date of
     (i) Qualified Capital Stock of the Company and (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock together with the aggregate net cash proceeds received by us or any Restricted Subsidiary at the time of such conversion or exchange; plus
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

        (y) without duplication of any amounts included in clause (c)(x) above, 100% of the aggregate net cash proceeds of any equity contribution we received from a holder of the Company's Capital Stock (excluding, in the case of clauses (c)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus

        (z) without duplication, the sum of:

           (i) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to December 15, 1998 whether through interest payments, principal payments, dividends or other distributions or payments,

           (ii) the net cash proceeds received by us or any of our Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to one of our Restricted Subsidiaries) and

           (iii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

           provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made subsequent to December 15, 1998.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of such irrevocable redemption if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption;

     (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of our Capital Stock, either

        (a) solely in exchange for shares of our Qualified Capital Stock or

        (b) through the application (within 10 business days of the sale thereof) of net proceeds of a sale for cash (other than to one of our Restricted Subsidiaries) of shares of our Qualified Capital Stock;

     (3) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, repayment, retirement, defeasance or other acquisition of any of our Indebtedness that is subordinate or junior in right of payment to the Notes, either

        (a) solely in exchange for shares of our Qualified Capital Stock,

        (b) through the application (within 60 days of the sale thereof) of net proceeds of a sale for cash (other than to one of our Restricted Subsidiaries) of

           (i) shares of our Qualified Capital Stock or

           (ii) Refinancing Indebtedness or

           (iii) solely in exchange for the issuance of Refinancing
        Indebtedness;

     (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by us of our Common Stock from directors, officers or employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers or employees, in an aggregate amount not to exceed, in any calendar year, the sum of:

     - $1.0 million (provided that if at the time of any such repurchase our Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0 then such amount may be up to $3.0 million) and

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

     - the net cash proceeds received by us after the Issue Date from the sale of Qualified Capital Stock to employees, directors or officers of the Company and its Subsidiaries that occurs in such fiscal year (to the extent such proceeds do not provide the basis for any other Restricted Payment); and

     (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such options.

     Not later than the date of making any Restricted Payment, we shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our latest available internal quarterly financial statements.

     In determining the aggregate amount of Restricted Payments made subsequent to December 15, 1998 in accordance with clause (3) of the second paragraph under the covenant "-- Limitation on Restricted Payments," amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(A) and (4) of such paragraph shall be included in such calculation. Notwithstanding the foregoing, in determining whether any Restricted Payment is permitted by the foregoing covenant, we may allocate or reallocate all or any portion of such Restricted Payment among clauses (1) through (5) of the second preceding paragraph or among such clauses and the first paragraph of this covenant; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

     In making the computations required by this covenant:

     - we may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on our books and records for the remaining portion of such period and

     - we will be permitted to rely in good faith on the financial statements and other financial data derived from our books and records that are available on the date of determination.

If we make a Restricted Payment that, at the time of the making of such Restricted Payment, would, in our good faith determination, be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to our financial statements which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

  Limitation on Asset Sales.

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by our Board of Directors),

     (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Qualified Proceeds; provided that the amount of:

        (a) any liabilities of the Company or any Restricted Subsidiary (as shown on the Company's or on such Restricted Subsidiary's most recent balance sheet) (other than liabilities that are by their terms subordinated to the Notes or, in the case of a Restricted Subsidiary, its Guarantee) that are assumed by the transferee of any such assets and

        (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt,

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

        shall be deemed to be cash for the purposes of this clause (ii); provided, further, however, that this clause (2) shall not apply to any sale of Capital Stock of or other Investments in Unrestricted Subsidiaries or any Sale and Leaseback Transaction and

     (3) upon the consummation of an Asset Sale, we shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

        (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Guarantor under any revolving credit facility, including the New Credit Facility, effect a permanent reduction in the availability under such revolving credit facility) or effect a permanent reduction in the availability under any revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required),

        (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto ("REPLACEMENT ASSETS"), it being understood that:

           (i) the receipt of Qualified Proceeds (other than cash or Cash Equivalents) and

           (ii) the payment of expenses related to the relocation to the Moorpark Facility (including, without limitation, reimbursement to the Company of expenses incurred prior to the Issue Date) are deemed to be a valid application of such Qualified Proceeds pursuant to this clause
        (iii)(B) or

        (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 20 Business Days, nor more than 30 Business Days following the date that notice of the Net Proceeds Offer is mailed to Holders, from all Holders, together with holders of other Indebtedness that is not by its terms subordinated to the Notes (the "OTHER ASSET SALE INDEBTEDNESS") of the Company or any Restricted Subsidiary to whom an offer of Net Cash Proceeds relating to such Asset Sale must be made pursuant to the terms of the instruments governing such Other Asset Sale Indebtedness on a pro rata basis, that amount of Notes and such Other Asset Sale Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes or such Other Asset Sale Indebtedness (as the case may be) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest or dividends received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     Notwithstanding the foregoing, we may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of the aggregate unutilized Net Proceeds Offer

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

Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, we may use such Net Proceeds for any purpose not prohibited by the Indenture.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed for purposes of this covenant to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions on or in respect of its Capital Stock,

     (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company or

     (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

     (1) the Indenture and the Notes;

     (2) any security or pledge agreements, leases or options (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or subject to option or on the transfer or subletting of the leasehold interest represented thereby;

     (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

     (5) any contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale

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

or disposition; provided that any such restriction relates solely to the assets that are the subject of such agreement;

     (6) restrictions on cash or other deposits or net worth and prohibitions on assignment imposed by leases entered into in the ordinary course of business;

     (7) customary provisions in joint venture agreements and other similar agreements;

     (8) the New Credit Facility and any instruments issued pursuant thereto;

     (9) any agreement or instrument governing Capital Stock of any Person that is acquired;

     (10) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in (c) above on the property so acquired;

     (11) Liens permitted to be incurred pursuant to the provisions of the covenant described under the caption "-- Limitation on Liens";

     (12) any agreement relating to a Sale and Leaseback Transaction or Capitalized Lease Obligation, but only on the property subject to such Sale and Leaseback Transaction or such Capitalized Lease Obligation and only to the extent that such restrictions or encumbrances are customary with respect to such arrangements;

     (13) any licensing or technology transfer agreement entered into in the ordinary course of business, including, without limitation, those entered into in connection with any European joint venture;

     (14) applicable law; and

     (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations referred to in clauses (1) through (13); provided that the dividend and other transfer restrictions imposed under such contract, instrument, agreement or obligation as amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced are, taken as a whole, in the good faith judgment of the Board of Directors, whose judgment shall be conclusively binding, not materially more restrictive than those contained in such contract, instrument, agreement or obligation immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing.

  Limitation on Preferred Stock of Restricted Subsidiaries.

     We will not permit any of our Restricted Subsidiaries that are not Guarantors to issue to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) Preferred Stock or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

  Limitation on Liens.

     We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

     (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and

     (2) in all other cases, the Notes are equally and ratably secured,

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

except in the case of either clause (1) or (2) for:

     (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

     (b) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness;

     (c) Liens securing the Notes and the Guarantees;

     (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;

     (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

        (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

        (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

     (f) Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt.

     Neither we nor the Guarantors will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or the Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or the Guarantors, as the case may be.

  Merger, Consolidation and Sale of Assets.

     We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (other than in connection with the Recapitalization), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis with our Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (1) either

        (a) the Company shall be the surviving or continuing corporation or

        (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY")

           (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

           (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

        (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness

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     (other than Permitted Indebtedness) pursuant to the "-- Limitation on
     Incurrence of Additional Indebtedness" covenant;

        (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

        (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing clauses (2), (3) and (4):

     - any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and

     - we may merge with an Affiliate incorporated solely for the purpose of our reincorporation in another jurisdiction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more our Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, in which we are not the continuing corporation, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor will not, and we will not cause or permit any Guarantor to (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales"), consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

        (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

        (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

        (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we could satisfy the provisions of clause (ii) of the first paragraph of this covenant.

Notwithstanding the foregoing clause (iv):

     - any Guarantor may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Guarantor and

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     - any Guarantor formed solely for the purpose of merging with and into any other Person, may merge with or into such Person.

  Limitations on Transactions with Affiliates.

     (a) We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates (each an "AFFILIATE TRANSACTION"), other than:

     - Affiliate Transactions permitted under paragraph (b) below and

     - Affiliate Transactions on terms that, taken as a whole, are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of ours or such Restricted Subsidiary.

     All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

     If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions, taken as a whole, to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor, and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) above shall not apply to:

        (1) reasonable fees and compensation paid to, indemnity provided for the benefit of and benefit plans provided for, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's or such Restricted Subsidiary's Board of Directors or senior management;

        (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

        (3) the transactions and payments contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the Recapitalization Agreement) or any amendment thereto in any replacement agreement therefor so long as any such amendment or replacement agreement, taken as a whole, is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

        (4) the payment to the Principals or their Related Parties and affiliates of annual management and advisory fees and related expenses up to $1,000,000 in any fiscal year;

        (5) loans and advances (or guarantees of third party loans) to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $500,000 at any time outstanding;

        (6) the payment of fees and expenses related to the Recapitalization;

        (7) Permitted Investments and Restricted Payments permitted by the Indenture;

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

        (8) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement, indemnification agreement, benefit plan or similar arrangement for the benefit of directors or officers entered into in the ordinary course of business;

        (9) our (expired) lease with the Placerita Land and Farming Company relating to the Newhall Facility, on a month-to-month basis, as in effect in all material respects on the Issue Date subject to annual increases based on the Consumers Price Index; and

        (10) purchases of parts and components from Ordnance Products, Inc. and Multi-Screw, Inc. consistent with past practice.

     (c) In addition, the last sentence of paragraph (a) shall not apply to

     - payments by the Company or any of its Restricted Subsidiaries to the Principals or their Related Parties and Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisition or divestitures, which payments are approved by the Board of Directors of the Company in good faith and

     - Indebtedness permitted by paragraph (13) of the definition of "Permitted Indebtedness" below.

  Limitation of Guarantees by Restricted Subsidiaries.

     We will not permit any of our Restricted Subsidiaries that are organized under the laws of the United States or a subdivision thereof, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to guarantee any of our Indebtedness unless, in any such case:

     - such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing a Guarantee by such Restricted Subsidiary and

     - if any such guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, such guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

     - the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph;

     - any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of all of our Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture;

     - the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; or

     - the sale or other disposition of shares of Capital Stock of such Subsidiary to a Person other than the Company or a Restricted Subsidiary such that such Subsidiary ceases to constitute one of our Subsidiaries, provided such disposition is otherwise in accordance with the provisions of the Indenture.

  Conduct of Business.

     Neither we nor the Restricted Subsidiaries will engage in any businesses which are not the same, similar or reasonably related or complementary to the businesses in which we and the Restricted Subsidiaries are engaged on the Issue Date (as determined in good faith by our Board of Directors).
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

  Reports to Holders.

     At all times from and after the earlier of:

     - the date of the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement (the "REGISTRATION") and

     - June 13, 1999,

in either case, whether or not we are then required to file reports with the Commission, we will file with the Commission (to the extent accepted by the Commission) annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. We will also be required:

     - to supply the Trustee and each Holder of Notes, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which we file such reports and documents with the Commission or the date on which we would be required to file such reports and documents if we were so required and

     - if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply, at our own expense, copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

     In addition, at all times prior to the earlier of the date of Registration and June 13, 1999, we will, at our own expense, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the date of Registration, we will supply at our own expense copies of such reports and documents to any prospective Holder of Notes promptly upon written request and as required by Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "EVENTS OF DEFAULT":

        (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days after receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which

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

     has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $7,500,000 or more at any time;

        (5) one or more judgments in an aggregate amount in excess of $7,500,000 (net of any amounts with respect to which a reputable insurance company has acknowledged liability in writing) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

        (6) certain events of bankruptcy affecting us or any of our Significant Subsidiaries; or

        (7) any of the Guarantees of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(6) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same:

        (i) shall become immediately due and payable or

        (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of:

        - an acceleration under the New Credit Facility or

        - five business days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing.

     If an Event of Default specified in clause (6) above relating to us occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described above, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

        (1) if the rescission would not conflict with any judgment or decree,

        (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

        (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

        (4) if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and

        (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, we are required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and describe such Default or Event of Default and the status thereof (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the Guarantors' obligations discharged with respect to the outstanding Notes, the Indenture and the Guarantees (this is referred to as "LEGAL DEFEASANCE"). Such Legal Defeasance means that the Company and, if it so elects, each of the Guarantors, shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and cured all then existing Defaults and Events of Default, except for:

     - the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,

     - our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

     - the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith and

     - the Legal Defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the Guarantors' obligations released with respect to certain covenants that are described in the Indenture and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes (this is referred to as "COVENANT DEFEASANCE"). In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     Concurrently with any Legal Defeasance or Covenant Defeasance, we may, at our further option, cause to be terminated, as of the date on which such Legal Defeasance or Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing. In order to exercise such option regarding a Guarantee, we will provide the Trustee with written notice of our desire to terminate such Guarantee prior to the delivery of the opinion of counsel referred to in clause (2) or (3) (as applicable) of the next succeeding paragraph.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

        (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

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

        (2) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that we have received from, or there has been published by, the IRS a ruling or since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

        (6) we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the Holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

        (7) we shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (8) we shall have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be, in the case of Covenant Defeasance, subject to a Lien in favor of the Trustee for the benefit of the Holders; and

        (9) certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation:

     - have become due and payable,

     - will become due and payable on the maturity date within one year or

     - are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture, the Notes and the Guarantees will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when

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     (1) either:

        - all the Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) or

        - all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) we have paid all other sums payable by us under the Indenture; and

     (3) we have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for any of the following purposes:

        (1) to evidence the succession of another person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in the Indenture and in the Notes;

        (2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

        (3) to add additional Events of Default;

        (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

        (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

        (6) to secure the Notes or any Guarantee;

        (7) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provisions in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions taken pursuant to this clause (7) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

        (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or

        (9) to release any Guarantor from its Guarantee in accordance with the provisions of the Indenture (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor).

In formulating its opinion on the matters in clause (7), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

     Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without

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limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), except that, without the consent of each Holder affected thereby, no amendment may:

        (a) reduce the amount of Notes whose Holders must consent to an amendment;

        (b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

        (c) reduce the principal of or change the fixed maturity of any Notes, or change the scheduled date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

        (d) make any Notes payable in money other than that stated in the Notes;

        (e) make any change in the express provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

        (f) after our obligation to purchase Notes arises thereunder, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

        (g) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes; or

        (h) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become one of the Company's creditors, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its
Subsidiaries:

     - existing at the time such Person becomes a Restricted Subsidiary of the Company or

     - at the time it merges or consolidates with us or any of our Subsidiaries or

     - assumed in connection with the acquisition of assets from such Person,

and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing.

     "ASSET ACQUISITION" means:

     - an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

     - the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

     - any Capital Stock of any Restricted Subsidiary of the Company or

     - any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

     (1) a transaction or series of related transactions for which we or one of our Restricted Subsidiaries receive aggregate consideration of less than $500,000,

     (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets, or our consolidation or merger with any other Person, in each case as permitted under "-- Merger, Consolidation and Sale of Assets,"

     (3) any disposition of property of the Company or any of its Restricted Subsidiaries that, in our reasonable judgment, has become uneconomic, damaged, obsolete or worn out,

     (4) the sale of inventory in the ordinary course of business,

     (5) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

     (6) sales of Cash Equivalents,

     (7) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

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

     (8) granting of Liens not prohibited by the Indenture,

     (9) to the extent such would constitute an Asset Sale, transfers of leasehold improvements, fixtures, consumables or other equipment made in connection with our relocation to the Moorpark Facility,

     (10) the licensing of intellectual property, including, without limitation, licensing in connection with any European joint venture,

     (11) the sale, lease, conveyance, disposition or other transfer of Permitted Investments or the Capital Stock of or any Investment in any Unrestricted Subsidiary,

     (12) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and

     (13) the making of any Permitted Investments or other Restricted Payments permitted by the covenant described under the caption "-- Certain
Covenants -- Limitation on Restricted Payments."

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means:

     - with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

     - with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "CASH EQUIVALENTS" means:

        (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S");

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

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

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds with assets of $5,000,000 or greater.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to a Subsidiary of the Company, the Principals and their Related Parties;

        (2) our liquidation or dissolution (whether or not otherwise in compliance with the provisions of the Indenture);

        (3) any Person or Group (other than the Principals and their Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock; or

        (4) the replacement of a majority of our Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

        (1) Consolidated Net Income and

        (2) to the extent Consolidated Net Income has been reduced thereby,

           (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

           (b) Consolidated Interest Expense and

           (c) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") for which financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing,

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for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed
Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     - the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

     - any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Acquisition or Asset Sale or other disposition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto as if such Asset Acquisition or Asset Sale or other disposition had occurred at the beginning of the applicable Four Quarter Period.

     Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect on the 30 business days preceding the Transaction Date;

        (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

        (3) notwithstanding clause (1) immediately above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) Consolidated Interest Expense plus

        (2) the product of:

           (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, in the case of the Company, any series of Preferred Stock of the Guarantors (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period and

           (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal;

provided that Consolidated Fixed Charges shall not include:

        (a) gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses,

        (b) amortization of debt issuance costs, commissions, fees and expenses or

        (c) customary commitment, administrative and transaction fees or charges.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

        (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

           (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

           (b) the net costs under Interest Swap Obligations,

           (c) all capitalized interest and

           (d) the interest portion of any deferred payment obligation; and

        (2) the interest component of Capitalized Lease Obligations accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, excluding:

        (1) after-tax gains or losses from Asset Sales or other sales of assets outside the ordinary course of business or abandonments or reserves relating thereto (other than after-tax gains from sales of Unrestricted Subsidiaries and other Investments made in compliance with the Covenant described under the caption "-- Limitation on Restricted Payments," but only to the extent not already included in clause (z) under the caption "-- Certain Covenants -- Limitation on Restricted Payments"),

        (2) after-tax items classified as extraordinary or nonrecurring gains or losses,

        (3) solely for purposes of calculating Consolidated Net Income for the covenant described under the caption "-- Certain Covenants -- Limitation on Restricted Payments," the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

        (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is
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

     restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually paid to the Company or one of its Restricted Subsidiaries by loans, advances, intercompany transfers, principal payments or otherwise; provided, however, that for purposes of determining compliance with the covenant described under the caption
     "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," any net income of such Restricted Subsidiary, which net income is subject to any restriction permitted under clause (8) in the covenant described under the caption "-- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries," shall be included,

        (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person,

        (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

        (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

        (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

        (9) the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period:

        (1) the sum of:

           (a) the aggregate depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (including amortization of goodwill, the non-cash costs of agreements evidencing Interest Swap Obligations, Currency Agreements, license agreements, noncompetition agreements, non-cash amortization of Capitalized Lease Obligations or management fees and organization costs),

           (b) expenses and charges relating to any equity offering or incurrence of Indebtedness permitted to be incurred by the Indenture (including any such expenses or charges relating to the Recapitalization),

           (c) the amount of any restructuring charge or reserve,

           (d) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions and

           (e) the amount of any reduction representing a minority interest in Guarantors, minus

        (2) any cash payment with respect to which a charge or reserve referred to in clause (1) was taken in a prior period,

in each case, determined on a consolidated basis in accordance with GAAP.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

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     "DESIGNATED SENIOR INDEBTEDNESS" means:

     - Indebtedness under or in respect of the New Credit Facility and

     - any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes. Notwithstanding the foregoing, any Capital Stock that would not constitute Disqualified Capital Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "Asset Sale" or "Change of Control" occurring prior to the final stated maturity of the Notes will not constitute Disqualified Capital Stock if the "Asset Sale" or "Change of Control" provisions applicable to such Capital Stock, taken as a whole, are not materially more favorable to the holders of such Capital Stock than the provisions described under "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Assets Sales."

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "GUARANTEE" means the guarantee of our Obligations with respect to the Notes by each Guarantor pursuant to the terms of the Indenture.

     "GUARANTOR" means Scot, Incorporated and each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "GUARANTOR SENIOR INDEBTEDNESS" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

     - all obligations (including guarantees thereof) of every nature of such Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

     - all Interest Swap Obligations (including guarantees thereof) and

     - all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include:

     - any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries (other than an Affiliate which is also a lender or an Affiliate of a lender under the New Credit Facility),

     - Indebtedness to, or guaranteed on behalf of, any shareholder (other than a shareholder which is also a lender or an Affiliate of a lender under the New Credit Facility), director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),

     - Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

     - Indebtedness represented by Disqualified Capital Stock,

     - any liability for federal, state, local or other taxes owed or owing by such Guarantor,

     - that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

     - Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and

     - any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "INDEBTEDNESS" means with respect to any Person, without duplication,

        (1) all indebtedness of such Person for borrowed money,

        (2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,

        (3) all Capitalized Lease Obligations of such Person,

        (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement,

        (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

        (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

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

        (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of (a) the fair market value of such property or asset and (b) or the amount of the obligation so secured,

        (8) all obligations under currency agreements and interest swap agreements of such Person and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its (a) voluntary or involuntary liquidation preference and (b) maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     Notwithstanding the foregoing, the term "Indebtedness" shall not include:

     - trade accounts payable and other accrued liabilities arising in the ordinary course of business,

     - Obligations of such Person other than principal,

     - any liability for federal, state or local taxes or other taxes or by such Person and

     - Obligations of such Person with respect to performance and surety bonds and completion guarantees in the ordinary course of business and

     - the accretion of original issue discount.

     "INDEPENDENT FINANCIAL ADVISOR" means a firm:

     - which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and

     - which, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.
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     "ISSUE DATE" means December 15, 1998, the date of original issuance of the
Notes.

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest or dividends) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

     - reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

     - taxes paid or payable relating to such Asset Sale,

     - repayment of Indebtedness that is secured by such assets or required to be repaid in connection with such Asset Sale,

     - appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and

     - amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale (by way of holding Capital Stock of the Person owning such assets or otherwise).

     "NEW CREDIT FACILITY" means the Credit Agreement dated as of the Issue Date, among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as lead arranger, administrative agent and a lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (1) Indebtedness under the Notes issued in the Offering in an aggregate principal amount of $100,000,000 and the related Guarantees;

        (2) Indebtedness incurred pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed:

           (a) $70,000,000 with respect to Indebtedness under a term loan facility, less the amount of all mandatory principal payments actually made by the Company in respect of such term loans with the Net Cash Proceeds of an Asset Sale pursuant to the covenant described under the caption "-- Certain Covenants -- Limitation on Asset Sales" and

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           (b) the greater of:

               (x) $25,000,000 (reduced by the amount of any required permanent repayments or commitment reductions made with the Net Cash Proceeds of an Asset Sale pursuant to the covenant described under the caption "-- Certain Covenants -- Limitation on Asset Sales") and

               (y) 60% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days, other than by reason of any laws governing insolvency or bankruptcy) as of the end of the last fiscal quarter for which financial statements have been prepared;

        (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

        (4) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under any senior secured Indebtedness permitted to be incurred under the Indenture, in each case subject to no Lien held by a Person other than the Company or such other lenders or collateral agent, a Wholly Owned Restricted Subsidiary of the Company or such other lenders or collateral agent; provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the New Credit Facility owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (6);

        (7) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under any senior secured Indebtedness permitted to be incurred under the Indenture, in each case subject to no Lien held by such Person other than a Wholly Owned Restricted Subsidiary or such other lenders or collateral agent; provided that:

        - any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company which is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and

        - if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or such other lenders or collateral agent owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (7);

        (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;
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        (9) Indebtedness of the Company or any of its Restricted Subsidiaries
     represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

        (10) Indebtedness (a) represented by Capitalized Lease Obligations and
     (b) Purchase Money Indebtedness of the Company and its Restricted Subsidiaries or under purchase money mortgages or secured by purchase money security interests, in the case of (a) or (b) incurred for the purpose of leasing or financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as:

           (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so leased, acquired (directly or indirectly), constructed or improved and

           (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property or asset provided that the aggregate principal amount of Indebtedness under clauses (a) and (b) does not exceed $10,000,000 and any Refinancing of Indebtedness permitted under clause (a) or (b) the aggregate of which does not exceed $10,000,000;

        (11) Refinancing Indebtedness;

        (12) guarantees of Indebtedness otherwise permitted under the Indenture;

        (13) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility);

        (14) Indebtedness arising from any agreement entered into by the Company or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with any Asset Sale;

        (15) Indebtedness arising from a Sale and Leaseback Transaction or from the creation of a mortgage, in either case with respect to the Company's production facility in Moorpark, California in an amount not to exceed $25,000,000; provided that the Net Cash Proceeds from such Sale and Leaseback Transaction or from the creation of such mortgage are applied in accordance with the provisions described under "-- Certain
     Covenants -- Limitation on Asset Sales" as if such transaction were an Asset Sale thereunder; provided, further, however, that any Net Cash Proceeds remaining after the foregoing proviso is complied with shall be applied in accordance with the other provisions described under "Certain Covenants -- Limitation on Asset Sales" as if such transaction were an Asset Sale thereunder; and

        (16) Indebtedness arising from a Sale and Leaseback Transaction or from the creation of a mortgage, in either case with respect to the Company's facility in Mesa, Arizona in an amount not to exceed $15,000,000; provided that the Net Cash Proceeds from such Sale and Leaseback Transaction or from the creation of such mortgage are applied in accordance with the provisions described under "-- Certain Covenants -- Limitation on Asset Sales" as if such transaction were an Asset Sale thereunder; provided, further, however, that any Net Cash Proceeds remaining after the foregoing proviso

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     is complied with shall be applied in accordance with the other provisions described under "Certain Covenants -- Limitation on Asset Sales" as if such transaction were an Asset Sale thereunder.

     "PERMITTED INVESTMENTS" means:

        (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company,

        (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

        (3) investments in cash and Cash Equivalents;

        (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

        (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

        (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

        (7) Investments made pursuant to the Recapitalization;

        (8) guarantees of Indebtedness otherwise permitted under the Indenture;

        (9) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

        (10) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

        (11) additional Investments not to exceed an amount equal to (a) $10,000,000 plus (b) to the extent not previously reinvested under this clause (11), any return of capital realized on a Permitted Investment made pursuant to this clause (11); provided that in no event shall the aggregate amount of Investments pursuant to clauses (a) and (b) of this clause (11) exceed $10,000,000 in the aggregate at any one time outstanding;

        (12) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company;

        (13) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business; and

        (14) Investments in one or more joint ventures relating to the Company's expansion into the European market not to exceed an amount equal to (a) $4,000,000 plus (b) to the extent not previously reinvested under this clause (14) any return of capital realized on a Permitted Investment made pursuant to this clause (14); provided that in no event shall the aggregate amount of Investments pursuant to clauses (a) and (b) of this clause (14) exceed $4,000,000 in the aggregate at any one time outstanding.

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     "PERMITTED LIENS" means the following types of Liens:

        (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Liens securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (4) judgment Liens not giving rise to an Event of Default;

        (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (7) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that:

           (a) the related purchase money Indebtedness shall not exceed the cost of the acquisition, construction or improvement of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired whether through the direct acquisition of such property or assets or indirectly through the acquisition of the Capital Stock of any Person owning such property or assets constructed or improved and

           (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or completion of construction or improvement;

        (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

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        (12) Liens securing Capitalized Lease Obligations and Purchase Money
     Indebtedness permitted pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, however, that in the case of Purchase Money Indebtedness:

           (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and

           (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

        (13) Liens securing Indebtedness under Currency Agreements;

        (14) any lease or sublease to a third party;

        (15) Liens placed upon assets of a Restricted Subsidiary of the Company not organized under the laws of the United States or any subdivision thereof to service the Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

        (16) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

           (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and

           (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

        (17) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition;

        (18) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that:

           (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and

           (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

        (19) Liens on materials, inventory or consumables and the proceeds therefrom securing trade payables relating to such materials, inventory or consumables;

        (20) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (21) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries;

        (22) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased pursuant to such Capitalized Lease Obligation;

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        (23) Liens for judgments, attachments, seizures or levies not to exceed
     $500,000 in the aggregate at any one time;

        (24) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness incurred under clause (13) of the definition of "Permitted Indebtedness" and any guarantees relating thereto; and

        (25) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (24) provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

     "PERSON" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PRINCIPALS" means:

        (1) Lehman, JFL Equity and each Affiliate of Lehman and JFL Equity as of the Issue Date,

        (2) each officer or employee of Lehman or any such member referred to in clause (1) as of the Issue Date and

        (3) each of the foregoing's family members, legal representatives or guardians, heirs and legatees and trusts, partnerships and corporations the sole beneficiaries, partners or shareholders, as the case may be, of which are family members.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "QUALIFIED PROCEEDS" means any of the following or any combination of the following:

        (1) cash,

        (2) Cash Equivalents,

        (3) assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto and

        (4) Capital Stock of any Person engaged primarily in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

     "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness (whose proceeds are applied within 60 days after the incurrence thereof) in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14),
(15) or (16) of the definition of Permitted Indebtedness), in each case that does not:

        (1) result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any
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     penalties, interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, discounts, commissions and other expenses incurred by the Company in connection with such Refinancing) or

        (2) create Indebtedness with:

           (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

           (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that:

               (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and

               (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate or junior to the Notes at least to substantially the same extent and in substantially the same manner as the Indebtedness being Refinanced.

     "RELATED PARTY" with respect to any Principal means:

        (1) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or

        (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

     - all obligations (including guarantees thereof) of every nature of the Company under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

     - all Interest Swap Obligations (including guarantees thereof) and

     - all obligations (including guarantees thereof) under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

        (a) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries (other than an Affiliate which is also a lender or an Affiliate of a lender under the New Credit Facility),

        (b) Indebtedness to, or guaranteed on behalf of, any shareholder (other than a shareholder which is also a lender or an Affiliate of a lender under the New Credit Facility), director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

        (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

        (d) Indebtedness represented by Disqualified Capital Stock,

        (e) any liability for federal, state, local or other taxes owed or owing by the Company,

        (f) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

        (g) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and

        (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "SUBSIDIARY" means:

     - any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

     - any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "UNRESTRICTED SUBSIDIARY" of any Person means:

     - any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

     - any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

     - the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and

     - each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

     - immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and

     - immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the then outstanding aggregate principal amount of such Indebtedness into

        (2) the sum of the total of the products obtained by multiplying:

           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes initially will be issued in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited with the Trustee as custodian for the DTC and registered in the name of a nominee of such depositary.

     The Global Notes.  We expect that pursuant to procedures established by
DTC:

     - upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and

     - ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Notes. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell Notes to persons in states that require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

     DTC has advised the Company as follows:

     - DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

     - DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates;

     - Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations; and

     - Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and we do not appoint a successor depositary within 90 days, certificated securities will be issued in exchange for the Global Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until September   , 1999,
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the New Notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements of the Company as of October 31, 1997 and 1998 and for each of the years in the three year period ended October 31, 1998 are included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

Audited Consolidated Financial Statements
  Independent Auditors' Report..............................   F-2
  Consolidated Balance Sheets as of October 31, 1997 and
     1998...................................................   F-3
  Consolidated Statements of Earnings for the years ended
     October 31, 1996, 1997 and 1998........................   F-4
  Consolidated Statements of Stockholders' Equity for the
     years ended October 31, 1996, 1997 and 1998............   F-5
  Consolidated Statements of Cash Flows for the years ended
     October 31, 1996, 1997 and 1998........................   F-6
  Notes to Consolidated Financial Statements................   F-7

Unaudited Condensed Consolidated Financial Statements
  Condensed Consolidated Balance Sheets as of October 31,
     1998 and January 31, 1999 (unaudited)..................  F-20
  Condensed Consolidated Statements of Operations
     (unaudited) for the three months ended February 2, 1998
     and January 31, 1999...................................  F-21
  Condensed Consolidated Statements of Stockholders' Equity
     (Deficit) (unaudited) for the three months ended
     January 31, 1999.......................................  F-22
  Condensed Consolidated Statements of Cash Flows
     (unaudited) for the three months ended February 2, 1998
     and January 31, 1999...................................  F-23
  Notes to Condensed Consolidated Financial Statements
     (unaudited)............................................  F-24

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Special Devices, Incorporated:

     We have audited the accompanying consolidated balance sheets of Special Devices, Incorporated and subsidiary as of October 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Special Devices, Incorporated and subsidiary as of October 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Los Angeles, California
December 9, 1998

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                              OCTOBER 31,    OCTOBER 31,
                                                                 1997            1998
                                                              -----------    ------------
                                         ASSETS
Current assets:
  Cash......................................................  $ 2,415,335    $  1,248,130
  Marketable securities.....................................    6,750,000              --
  Accounts receivable, net of allowance of $44,126 in 1997
     and $385,109 in 1998 for doubtful accounts (Note 2)....   18,192,877      19,410,344
  Inventories (Note 3)......................................   14,554,614      16,609,014
  Prepaid expenses..........................................      503,430         545,834
  Deferred income taxes (Note 6)............................      991,000       1,366,000
                                                              -----------    ------------
          Total current assets..............................   43,407,256      39,179,322
                                                              -----------    ------------
Property, plant and equipment, at cost:
  Land......................................................    1,611,331       1,611,331
  Building..................................................    7,963,637       9,332,173
  Machinery and equipment...................................   44,080,413      59,482,401
  Furniture and fixtures....................................    2,844,116       3,337,788
  Transportation equipment..................................    2,486,034         331,069
  Leasehold improvements....................................    3,314,332       3,928,569
  Construction in progress (includes land and related costs
     of $9,440,000 in 1997 and $25,562,000 in 1998).........   17,942,985      38,236,428
                                                              -----------    ------------
                                                               80,242,848     116,259,759
  Less accumulated depreciation and amortization............   23,974,540      31,488,641
                                                              -----------    ------------
                                                               56,268,308      84,771,118
                                                              -----------    ------------
Other assets................................................      148,716         668,678
                                                              -----------    ------------
                                                              $99,824,280    $124,619,118
                                                              ===========    ============
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (Note 4)................  $   944,793    $  2,109,562
  Trade accounts payable....................................    6,175,501       9,361,350
  Accounts payable to related parties (Note 9)..............    1,471,748         269,727
  Accrued payroll and benefits..............................    1,929,420       2,161,240
  Accrued expenses..........................................    1,491,360       5,015,987
  Income taxes payable (Note 6).............................    1,257,872       4,590,183
                                                              -----------    ------------
          Total current liabilities.........................   13,270,694      23,508,049
Long-term debt, less current portion (Note 4)...............    2,056,766         416,125
Deferred income taxes (Note 6)..............................    3,140,000       3,415,000
                                                              -----------    ------------
          Total liabilities.................................   18,467,460      27,339,174
                                                              -----------    ------------
Commitments and contingencies (Note 7)......................           --              --
Stockholders' equity (Note 5):
  Preferred stock, $.01 par value. Authorized 2,000,000
     shares; no shares issued or outstanding................           --              --
  Common stock, $.01 par value. Authorized 20,000,000
     shares; issued and outstanding 7,771,167 shares in 1997
     and 7,809,801 shares in 1998...........................       77,712          78,098
  Additional paid-in capital................................   50,887,737      51,363,891
  Retained earnings.........................................   30,391,371      45,837,955
                                                              -----------    ------------
          Total stockholders' equity........................   81,356,820      97,279,944
                                                              -----------    ------------
                                                              $99,824,280    $124,619,118
                                                              ===========    ============

          See accompanying notes to consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                             YEARS ENDED OCTOBER 31,
                                                   --------------------------------------------
                                                       1996            1997            1998
                                                   ------------    ------------    ------------
Net sales........................................  $104,482,025    $140,502,420    $170,537,769
Cost of sales (Note 9)...........................    84,327,787     112,553,611     131,610,049
                                                   ------------    ------------    ------------
  Gross profit...................................    20,154,238      27,948,809      38,927,720
                                                   ------------    ------------    ------------
Operating expenses...............................     8,110,025      10,721,536      13,023,137
                                                   ------------    ------------    ------------
  Earnings from operations.......................    12,044,213      17,227,273      25,904,583
                                                   ------------    ------------    ------------
Other (expense) income:
  Interest expense...............................      (364,992)       (258,678)       (155,996)
  Interest income................................       493,818         369,299         107,997
                                                   ------------    ------------    ------------
  Net other income (expense).....................       128,826         110,621         (47,999)
                                                   ------------    ------------    ------------
  Earnings before income taxes...................    12,173,039      17,337,894      25,856,584
Income taxes (Note 6)............................     4,725,000       6,660,000      10,410,000
                                                   ------------    ------------    ------------
  Net earnings...................................  $  7,448,039    $ 10,677,894    $ 15,446,584
                                                   ============    ============    ============
Basic net earnings per share.....................  $        .97    $       1.39    $       1.98
                                                   ============    ============    ============
Weighted average shares outstanding..............     7,664,275       7,697,522       7,797,429
                                                   ============    ============    ============
Diluted net earning per share....................  $       0.96    $       1.37    $       1.90
                                                   ============    ============    ============
Weighted average shares and dilutive share
  equivalents outstanding........................     7,755,286       7,821,600       8,114,323
                                                   ============    ============    ============

          See accompanying notes to consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED OCTOBER 31, 1996, 1997 AND 1998

                                   COMMON STOCK        ADDITIONAL                        TOTAL
                               --------------------      PAID-IN       RETAINED      STOCKHOLDERS'
                                SHARES      AMOUNT       CAPITAL       EARNINGS         EQUITY
                               ---------    -------    -----------    -----------    -------------
Balance at October 31,
  1995.......................  7,655,076    $76,551    $49,711,881    $12,265,438     $62,053,870
Issuance of common stock on
  exercise of stock
  options....................     20,459        205        199,169             --         199,374
Net earnings.................         --         --             --      7,448,039       7,448,039
                               ---------    -------    -----------    -----------     -----------
Balance at October 31,
  1996.......................  7,675,535    $76,756    $49,911,050    $19,713,477     $69,701,283
Issuance of common stock on
  exercise of stock
  options....................     95,632        956        976,687             --         977,643
Net earnings.................         --         --             --     10,677,894      10,677,894
                               ---------    -------    -----------    -----------     -----------
Balance at October 31,
  1997.......................  7,771,167    $77,712    $50,887,737    $30,391,371     $81,356,820
Issuance of common stock on
  exercise of stock
  options....................     38,634        386        476,154             --         476,540
Net earnings.................         --         --             --     15,446,584      15,446,584
                               ---------    -------    -----------    -----------     -----------
Balance at October 31,
  1998.......................  7,809,801    $78,098    $51,363,891    $45,837,955     $97,279,944
                               =========    =======    ===========    ===========     ===========

          See accompanying notes to consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED OCTOBER 31,
                                                       ------------------------------------------
                                                           1996           1997           1998
                                                       ------------   ------------   ------------
Cash flows from operating activities:
  Net earnings.......................................  $  7,448,039   $ 10,677,894   $ 15,446,584
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation and amortization...................     5,402,314      6,376,824      8,520,340
     Deferred income tax provision...................       300,000         50,000       (100,000)
  Changes in assets and liabilities:
     Increase in accounts receivable.................      (101,148)    (5,529,647)    (1,217,467)
     (Increase) decrease in inventories..............    (1,059,097)     3,744,091     (2,054,400)
     Increase in prepaid expenses....................      (102,139)      (101,785)       (42,404)
     Decrease (increase) in other assets.............       183,000         53,334       (519,962)
     (Decrease) increase in accounts payable,
       accounts payable to related parties and other
       accrued expenses..............................    (1,077,681)     3,987,089      5,740,275
     Increase (decrease) in income taxes payable.....     1,864,189       (733,418)     3,332,311
                                                       ------------   ------------   ------------
  Net cash provided by operating activities..........    12,857,477     18,524,382     29,105,277
                                                       ------------   ------------   ------------
Cash flows from investing activities:
  Purchases of property, plant and equipment.........   (11,117,856)   (22,544,145)   (38,523,150)
  (Purchases) sales of marketable securities.........    (2,000,000)     3,950,000      6,750,000
                                                       ------------   ------------   ------------
  Net cash used in investing activities..............   (13,117,856)   (18,594,145)   (31,773,150)
                                                       ------------   ------------   ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock.............       199,374        977,643        476,540
  Net borrowings under revolving line of credit......            --        750,000      1,300,000
  Repayment of long term debt........................    (1,274,602)    (1,835,123)      (275,872)
                                                       ------------   ------------   ------------
  Net cash (used in) provided by financing
     activities......................................    (1,075,228)      (107,480)     1,500,668
                                                       ------------   ------------   ------------
  Net decrease in cash...............................    (1,335,607)      (177,243)    (1,167,205)
Cash at beginning of year............................     3,928,185      2,592,578      2,415,335
                                                       ------------   ------------   ------------
Cash at end of year..................................  $  2,592,578   $  2,415,335   $  1,248,130
                                                       ============   ============   ============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest (net of amounts capitalized)...........  $    354,938   $    269,004   $    156,355
     Income taxes....................................     2,437,500      7,200,418      7,177,689
  Non-cash financing activities:
     Assignment of note payable......................  $         --   $    530,000   $         --
     Long term debt assumed by buyer on sale of
       aircraft......................................  $         --   $         --   $  1,500,000
                                                       ============   ============   ============

          See accompanying notes to consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Consolidation

     The consolidated financial statements include the accounts of Special Devices, Incorporated, a Delaware corporation, and its wholly owned subsidiary, together collectively described as "the Company." All material intercompany accounts and transactions have been eliminated.

  Revenue Recognition

     The Company has two operating divisions. The Automotive Products Division, organized in 1989, manufactures products, to customer specifications, under standard purchase orders. Sales are recognized when products are shipped. The Aerospace Division manufactures products under fixed price, long-term contracts directly for the Department of Defense, their prime contractors and commercial companies. The contracts vary in length, but are generally completed within 12 to 24 months. Sales under long-term production contracts are recognized as units are shipped or, in some cases, when accepted by the customer; sales under significant engineering contracts are recognized under the percentage completion method.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the reported amounts of income and expenses for the periods presented. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of the Company's cash, trade accounts receivable and all current liabilities approximate the fair values due to the relatively short maturities of these instruments.

     Marketable securities consist of a tax-exempt mutual fund which is stated at fair value based on market quotes. Accordingly, the cost basis of the securities approximates the fair value.

     The carrying amounts of the Company's long-term debt approximate the fair value due to variable interest rates which approximate market rates associated with the notes.

  Inventories

     Inventories, other than inventoried costs relating to long-term contracts, are stated at the lower of cost (principally first-in, first-out) or market. Inventoried costs relating to long-term contracts and programs are stated at the actual production cost, including overhead incurred to date reduced by amounts identified with revenue recognized on units delivered. Inventoried costs relating to long-term contracts are further reduced by any amounts in excess of estimated realizable value. The costs attributed to units delivered under long-term contracts are based on the estimated average cost of all units expected to be produced under existing contracts.

     In accordance with industry practice, inventories are classified as current assets although inventories may include amounts relating to contracts and programs having production cycles longer than one year.

  Property and Equipment

     Property and equipment are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred. Depreciation is charged against results of operations using the straight-line

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY method over the estimated service lives of the related assets. The principal lives used in determining depreciation rates of various assets are as follows:

Building..........................................  25 years
Machinery and equipment...........................  7.5 years
Furniture and fixtures............................  5 years
Transportation equipment..........................  4 years

     Leasehold improvements are amortized over the lesser of the estimated service life or the remaining life of the lease. Upon sale or retirement of the depreciable property, the related cost and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in earnings.

     Interest costs incurred during the period of construction of plant and equipment are capitalized. The interest costs capitalized were $101,000 and $112,600 in Fiscal 1997 and 1998, respectively, and no amounts of interest were capitalized in Fiscal 1996.

  Net Earnings Per Share

     In 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 was adopted at the beginning of the Company's 1998 fiscal year and replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to fully diluted earnings per share. Earnings per share amounts for the prior periods have been restated to conform to SFAS No. 128 requirements.

     Basic net earnings per share is computed by dividing net earnings by the weighted average number of common stock outstanding during the period. Diluted net earnings per share is computed by dividing net earnings by the weighted average number of common stock and dilutive stock equivalents outstanding during the period.

     The following table sets forth the computation of basic and diluted net earnings per share:

                                          1996          1997           1998
                                       ----------    -----------    -----------
Numerator:
  Net earnings.......................  $7,448,039    $10,677,894    $15,446,584
                                       ==========    ===========    ===========
Denominator:
  Denominator for basic net earnings
     per share --
     Weighted average shares
       outstanding...................   7,664,275      7,697,522      7,797,429
     Effect of dilutive securities:
       Employee stock options........      91,011        124,078        316,894
                                       ----------    -----------    -----------
     Denominator for dilutive
       earnings per share -- weighted
       average shares and dilutive
       potential shares
       outstanding...................   7,755,286      7,821,600      8,114,323
                                       ==========    ===========    ===========

  Income Taxes

     The Company accounts for income taxes under the asset and liability method of accounting for income taxes whereby deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  Impairment of Long-Lived Assets

     The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on November 1, 1997. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations, or liquidity.

  Comprehensive Income

     On November 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The statement requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. There is no difference between net earnings and comprehensive income for the Company.

  Segments of an Enterprise and Related Information

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The Company believes that its adoption of SFAS No. 131 will not have a material impact on its financial reporting.

  Startup Activities

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Startup Activities." This SOP requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of the SOP should be as of the beginning of the fiscal year in which the SOP is first adopted and should be reported as a cumulative effect of a change in accounting principles. We believe that the adoption of SOP 98-5 will not have a material impact on our consolidated financial statements.

  Derivative Instruments and Hedging Activities

     In 1998, the FASB issued Statement of Financial Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after December 15, 1999. We believe that the adoption of SFAS No. 133 will not have a material impact on our financial reporting.

  Stock-Based Compensation

     Prior to November 1, 1997, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On November 1, 1997, the Company adopted SFAS No. 123. "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock options grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

2.  ACCOUNTS RECEIVABLE

     Accounts receivable are as follows:

                                                   OCTOBER 31,
                                            --------------------------
                                               1997           1998
                                            -----------    -----------
Commercial customers......................  $11,897,328    $13,591,228
U.S. Government...........................    1,295,349      2,273,366
U.S. Government contractors...............    5,044,326      3,930,859
                                            -----------    -----------
                                             18,237,003     19,795,453
Less allowance for doubtful accounts......       44,126        385,109
                                            -----------    -----------
                                            $18,192,877    $19,410,344
                                            ===========    ===========

     The activity relating to the allowance for doubtful accounts was as follows:

Balance at October 31, 1995......................  $ 216,604
Additions charged to expense.....................     81,000
Write-offs and other.............................   (141,645)
                                                   ---------
Balance at October 31, 1996......................    155,959
Additions charged to expense.....................    208,000
Write-offs.......................................   (319,833)
                                                   ---------
Balance at October 31, 1997......................  $  44,126
Additions charged to expense.....................    510,000
Write-offs.......................................   (169,017)
                                                   ---------
Balance at October 31, 1998......................  $ 385,109
                                                   =========

3.  INVENTORIES

     Inventories and inventoried costs relating to long-term contracts are classified as follows:

                                                   OCTOBER 31,
                                            --------------------------
                                               1997           1998
                                            -----------    -----------
Raw materials and component parts.........  $ 4,840,722    $ 6,294,435
Work in process...........................    3,104,313      3,677,720
Finished goods............................    1,627,523      1,650,654
Inventoried costs relating to long-term
  contracts, net of amounts attributed to
  revenues recognized to date.............    4,982,056      6,810,036
                                            -----------    -----------
                                             14,554,614     18,432,845
Less progress payments related to
  long-term contracts.....................           --      1,823,831
                                            -----------    -----------
                                            $14,554,614    $16,609,014
                                            ===========    ===========

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

     Inventoried costs relate to costs of products currently in progress. There are no significant inventoried costs relating to the production costs of delivered units over the estimated average cost of all units expected to be produced.

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                    OCTOBER 31,
                                              ------------------------
                                                 1997          1998
                                              ----------    ----------
Bank term notes.............................  $  530,530    $  475,687
Bank revolver...............................     750,000     2,050,000
Finance company.............................   1,713,641            --
Other notes.................................       7,388            --
                                              ----------    ----------
                                               3,001,559     2,525,687
  Less current portion......................     944,793     2,109,562
                                              ----------    ----------
                                              $2,056,766    $  416,125
                                              ==========    ==========

     The Company has a Credit Agreement with a bank, which was renewed in April 1998, and expires May 1, 2000. Borrowings under the Credit Agreement bear interest at the bank's Reference Rate less 0.25%, or at the Company's option, at LIBOR plus 0.75%. The Credit Agreement contains two revolving credit facilities. The Company may borrow up to $10,000,000 under Facility No. 1, and may borrow up to $12,000,000 under Facility No. 2. Facility No. 1 may be used for commercial letters of credit not to exceed a total of $500,000 and for standby letters of credit not to exceed $6,000,000 in the aggregate, which reduce the amount available under Facility No. 1 when incurred. In addition, the Company has the option of converting outstanding borrowings, in increments of not less than $1,000,000, under Facility No. 2 to a 5-year term loan. Any amounts converted to term debt under Facility No. 1 will bear interest at a fixed rate equal to the bank's long-term interest rate in effect at the time of such conversion. At October 31, 1997 and 1998, $750,000 and $2,050,000, respectively, were outstanding under Facility No. 2, and no amounts were outstanding under Facility No. 1. In addition, at October 31, 1998, the Company had outstanding approximately $3,518,000 of performance bonds secured by standby letters of credit related to development of new facilities (see Note 8). The Credit Agreement contains certain covenants. The Company was in violation of certain of these covenants for the period ended October 31, 1998. The Company has received a waiver of such violations from the lender thereunder.

     The Company's wholly owned subsidiary, Scot, Incorporated, has a term loan with a bank, which was renewed in August, 1996, secured by certain real property of Scot. The principal balance outstanding under the renewed loan at October 31, 1998, was $475,687. The loan is being amortized with monthly payments of approximately $7,800, including interest, adjusted monthly, at 1.9% over the bank's LIBOR rate (5.69% at October 31, 1998). Any unpaid principal is due on August 1, 2001.

     The finance company note was secured by related equipment. The note was being amortized over 12 years with interest at prime plus one-half percent through November 2006, when the note would have been fully amortized. Monthly payments were approximately $23,100. The related equipment was sold in October 1998 and the note was paid. The unpaid balance at October 31, 1997 was $1,713,641.

     The scheduled principal payments of long-term debt outstanding at October 31, 1998 are as follows:

YEAR ENDING OCTOBER 31,
-----------------------
1999..............................................  $ 59,562
2000..............................................    64,345
2001..............................................   351,780

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

5.  STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue 2,000,000 shares of Preferred Stock, $.01 par value. Shares of Preferred Stock may be issued from time to time in one or more series and the Board of Directors, without further stockholder approval, is authorized to fix the rights and terms, including dividends and liquidation preferences and any other rights to each such series of Preferred Stock. At October 31, 1997 and 1998, no shares of Preferred Stock were issued or outstanding.

  Stock Options and Grants

     The Company's Amended and Restated 1991 Stock Incentive Plan (the "Plan") is administered by a committee of the Board of Directors which determines the amount, type, terms and conditions of the awards made pursuant to the Plan. The Plan provides for issuance of restricted stock, grants of incentive and non-qualified stock options, stock appreciation rights and performance share awards. There are 560,000 shares of Common Stock reserved for issuance under the Plan.

     Pursuant to the Plan, no option may be granted that is exercisable in less than six months or more than ten years from the grant date. Certain events, including a change in control of the Company, may accelerate exercise dates, cause forfeiture of all shares of any restricted stock and terminate all conditions relating to the realization of any performance awards.

     During Fiscal 1998, 25,500 options were granted and 38,634 were exercised at prices ranging from $9.50 to $18.00 per share. At October 31, 1998, there were options outstanding to purchase 232,072 shares, which options were exercisable with respect to 119,212 shares.

     In December 1996, the Company's Stock Option Committee authorized stock option grants to certain employees via a special grant which is not part of the 1991 Stock Option Plan. Under terms of this authorization, options to purchase 130,000 shares were granted which vest ratably over 5 years from the grant date, and options to purchase 312,000 shares vest ratably over a period ranging from 5 to 8 years from the grant date. The grants for the latter options contain vesting acceleration clauses during the first 36 months of the option; the acceleration clauses are contingent upon the price of the Company's Common Stock attaining a certain level, and upon the Company attaining certain earnings levels. As of October 31, 1998, options to purchase 312,000 shares have vested under the acceleration clauses, and options to purchase 26,000 shares have vested due to the passage of time. The options were granted at the fair market value of the stock on the grant date, which was $17.00 per share.

     The Company adopted the requirements of SFAS No. 123, "Accounting for Stock Based Compensation" in 1997. As permitted by SFAS No. 123, the Company has elected to account for compensation expense pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with APB Opinion No. 25, no compensation expense has been charged to earnings in any of the three years ended October 31, 1998.

     Had compensation cost for the Company's stock-based compensation plan been determined consistent with SFAS No. 123, the Company's net income and per share would have been reduced to the pro forma amounts indicated below:

                                                       1997           1998
                                                    -----------    -----------
Net Income.........................  As Reported    $10,677,894    $15,446,584
                                     Pro forma        9,415,397     14,547,778
Basic earnings per share...........  As Reported          $1.39          $1.98
                                     Pro Forma            $1.22          $1.87
Diluted earnings per share.........  As Reported          $1.37          $1.90
                                     Pro Forma            $1.20          $1.79

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997 and 1998, respectively: risk-free interest rates of 6.12% and 5.68%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 47.30% and 45.26%, and a weighted-average expected life of the option of 6 years.

     Stock option activity for the three years ended October 31, 1998 was as follows:

                                                      WEIGHTED                           WEIGHTED
                                    1991 STOCK        AVERAGE                            AVERAGE
                                    OPTION PLAN    EXERCISE PRICE    SPECIAL GRANT    EXERCISE PRICE
                                    -----------    --------------    -------------    --------------
Shares authorized.................    560,000                           442,000
                                      =======                           =======
Shares under option:
Outstanding at October 31, 1995...    247,507                                --
  Granted.........................    117,000          $17.63                --           $   --
  Exercised.......................     20,460          $ 9.75                --           $   --
  Forfeited.......................     24,337          $11.54                --           $   --
                                      -------
Shares under option:
Outstanding at October 31, 1996...    319,710                                --
  Granted.........................     33,000          $17.07           442,000           $17.00
  Exercised.......................     95,632          $10.85                --           $   --
  Forfeited.......................     10,672          $12.54                --           $   --
                                      -------                           -------
Shares under option:
Outstanding at October 31, 1997...    246,406                           442,000
  Granted.........................     25,500          $23.80                             $   --
  Exercised.......................     38,634          $12.30                --           $   --
  Forfeited.......................      1,200          $17.75                             $   --
                                      -------
Outstanding at October 31, 1998...    232,072                           442,000
                                      =======                           =======
Weighted average fair value of
  options granted during the year:
  1996............................                     $ 9.38                             $   --
  1997............................                     $ 9.19                             $ 9.16
  1998............................                     $12.32                             $   --
Options exercisable:
  At October 31, 1996.............    149,200                                --
  At October 31, 1997.............    129,209                            58,000
  At October 31, 1998.............    119,212                           338,000

     The following table summarizes information about stock options outstanding at October 31, 1998:

                                       OPTIONS OUTSTANDING
                            -----------------------------------------            OPTIONS EXERCISABLE
                                                  WEIGHTED AVERAGE       ------------------------------------
   AVERAGE EXERCISABLE           NUMBER         ---------------------         NUMBER             WEIGHTED
       AT RANGE OF           OUTSTANDING AT     REMAINING    EXERCISE     EXERCISABLE AT     AVERAGE EXERCISE
      EXERCISE PRICE        OCTOBER 31, 1998      LIFE        PRICE      OCTOBER 31, 1998         PRICE
   -------------------      ----------------    ---------    --------    ----------------    ----------------
$ 6.50 - 10.00............       77,905           4.87        $ 9.56          77,905              $ 9.56
$13.75 - 17.75............      567,167           7.92        $17.12         373,307              $17.06
$18.00 - 24.75............       29,000           8.73        $23.11           6,000              $18.67
                                -------                                      -------
                                674,072           7.60        $10.14         457,212              $15.80
                                =======                                      =======

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

6.  INCOME TAXES

     The provisions for income taxes consist of the following for each respective fiscal year ended October 31:

                                           1996          1997          1998
                                        ----------    ----------    -----------
Current:
  Federal.............................  $3,558,000    $5,343,000    $ 8,492,000
  State...............................     867,000     1,267,000      2,018,000
                                        ----------    ----------    -----------
                                        $4,425,000    $6,610,000    $10,510,000
                                        ==========    ==========    ===========
Deferred:
  Federal.............................  $  279,000    $   77,000    $   (96,000)
  State...............................      21,000       (27,000)        (4,000)
                                        ----------    ----------    -----------
                                        $  300,000    $   50,000    $  (100,000)
                                        ==========    ==========    ===========
Total:
  Federal.............................  $3,837,000    $5,420,000    $ 8,396,000
  State...............................     888,000     1,240,000      2,014,000
                                        ----------    ----------    -----------
                                        $4,725,000    $6,660,000    $10,410,000
                                        ==========    ==========    ===========

     Temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                                      OCTOBER 31,    OCTOBER 31,
                                                         1997           1998
                                                      -----------    -----------
Deferred tax liabilities-non-current:
  Depreciation......................................  $3,140,000     $3,415,000
                                                      ----------     ----------
Deferred tax assets-current:
  Allowance for doubtful accounts...................      22,000        117,000
  Inventory.........................................     506,000        472,000
  Vacation..........................................     445,000        451,000
  State taxes.......................................      18,000        326,000
                                                      ----------     ----------
                                                         991,000      1,366,000
                                                      ----------     ----------
Net deferred tax liability..........................  $2,149,000     $2,049,000
                                                      ==========     ==========

     Management believes that it is more likely than not that future operations will generate sufficient taxable income to realize the deferred tax assets.

     The provisions for income taxes for the years ended October 31, 1996, 1997 and 1998 differ from the provisions that would have resulted by applying the Federal statutory rates during such periods to the earnings before income taxes. The reasons for these differences are as follows:

                                           1996          1997          1998
                                        ----------    ----------    -----------
Income taxes at Federal rate..........  $4,139,000    $5,522,000    $ 9,050,000
State income taxes....................     675,000       806,000      1,312,000
Other.................................     (89,000)      332,000         48,000
                                        ----------    ----------    -----------
                                        $4,725,000    $6,660,000    $10,410,000
                                        ==========    ==========    ===========

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

7.  COMMITMENTS AND CONTINGENCIES

  Leases

     Land and Buildings

     The Company is obligated under a month-to-month operating lease for the property on which the Company's Newhall facility is located. This lease is with a partnership which is composed of certain stockholders of the Company, one of which is an officer of the company. Monthly rental expense as of October 31, 1998 was $43,706 per month with annual increases equal to any changes in the Consumer Price Index.

     In May 1997, the Company signed a 7-year lease for an approximate 25,000 square foot building in Moorpark, California, for its glass-sealing division. Monthly rental expense as of October 31, 1998 was $13,208 per month with annual increases equal to the change in the Consumer Price Index.

     Other Operating Leases

     The Company also has several non-cancelable operating leases, primarily for transportation equipment and temporary office units, that expire through August, 1998. Rental expense for these operating leases for each of the fiscal years ended October 31, 1996, 1997 and 1998 were $114,900, $286,000 and $236,065, respectively.

     Future minimum lease payments under non-cancelable operating leases are as follows:

Year ending October 31,
-------------------------------------------------
  1999...........................................  $  232,049
  2000...........................................     217,617
  2001...........................................     205,840
  2002...........................................     198,606
  2003...........................................     172,439
  2004...........................................     118,827
                                                   ----------
          Total minimum lease payments...........  $1,145,378
                                                   ==========

  Other

     The Company had commitments at October 31, 1998, to acquire capital equipment, at cost aggregating approximately $3,071,000, primarily for production and other support equipment required for the increased operations of the Automotive Products Division. In addition, in order to improve manufacturing efficiencies and to provide facilities for growth, the Company purchased in October 1996, approximately 280 acres of land in the City of Moorpark, located in Ventura County, north of Los Angeles, where the Company is currently building new facilities. Total cost of the project is estimated at $32,500,000 of which $25,562,000 had been spent at October 31, 1998 and is included in construction in progress in the accompanying consolidated balance sheet. The Company anticipates spending approximately $7,000,000 in fiscal year 1999 to complete this project. The Company plans to sell two commercial lots being developed as part of this project, the proceed of which are expected to reduce the net project cost to approximately $27,000,000. The Company has committed to complete the building construction, the total cost of which is estimated to be approximately $7,000,000.

     Litigation

     The Company is a defendant in pending claims and lawsuits arising in the normal course of business. In the opinion of the Company's management, after consultation with counsel, these matters are not expected to have a material adverse effect upon the financial statements taken as a whole.

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

8.  EMPLOYEE BENEFIT PLANS

     The Company supports a 401(k) plan that provides eligible employees the opportunity to make tax deferred contributions to a retirement trust account in amounts up to 15% of their gross wages. The Company can elect to make matching contributions in amounts that can change from year to year. During the last three fiscal years the Company matched 30% of the employees deferral up to the first 5% of each participating employee's deferral. Employees vest immediately in the Company's matching contributions. The Company's matching contributions aggregated $221,400, $242,300 and $288,235 in 1996, 1997, and 1998,
respectively.

9.  RELATED PARTY TRANSACTIONS

     The Company purchased materials from two corporations owned by one of its principal stockholders. During the years ended October 31, 1996, 1997 and 1998, $2,361,500, $3,460,100 and $720,156 respectively, of materials were purchased from such stockholder's corporations. At October 31, 1997 and 1998, $381,200 and $269,727, respectively, were owed to the corporations owned by this principal stockholder.

     During 1990, the same principal stockholder of the Company acquired a significant stockholding in the parent company of a corporation that supplies materials to the Company. During the years ended October 31, 1996 and 1997, $12,768,500 and, $11,464,400, respectively, of materials were purchased from such corporation. At October 31, 1997, $1,090,548, was due to this corporation. In January 1997, the principal stockholder sold his interest in this corporation.

10.  MAJOR CUSTOMERS

     Sales to customers, in excess of 10% of net sales during any of the past three years, as a percentage of net sales, were as follows:

                                                         1996    1997    1998
                                                         ----    ----    ----
Automotive:
  TRW, Incorporated....................................  59.7%   49.1%   39.7%
  Autoliv..............................................    --    20.6%   24.9%
  ARC..................................................    --      --    11.3%

11.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for 1997 and 1998 (dollars in thousands, except per share data):

                                                               QUARTER ENDED
                                        ------------------------------------------------------------
                                        FEBRUARY 2     MAY 4     AUGUST 3    OCTOBER 31    FULL YEAR
                                        ----------    -------    --------    ----------    ---------
1997
Net sales.............................   $27,537      $32,792    $36,970      $43,203      $140,502
Gross profit..........................     5,297        6,391      7,094        9,167        27,949
Earnings from operations..............     3,071        3,932      4,543        5,681        17,227
Net earnings..........................     1,914        2,462      2,795        3,507        10,678
Basic net earnings per share..........   $   .25      $   .32    $   .36      $   .46      $   1.39
Diluted net earnings per share........   $   .25      $   .32    $   .36      $   .44      $   1.37

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                                                               QUARTER ENDED
                                        ------------------------------------------------------------
                                        FEBRUARY 1     MAY 3     AUGUST 2    OCTOBER 31    FULL YEAR
                                        ----------    -------    --------    ----------    ---------
1998
Net sales.............................   $40,732      $45,114    $43,400      $41,292      $170,538
Gross profit..........................     8,209       10,146     10,503       10,070        38,928
Earnings from operations..............     5,546        6,944      7,305        6,110        25,905
Net earnings..........................     3,387        4,048      4,394        3,618        15,447
Basic net earnings per share..........   $   .43      $   .52    $   .56      $   .46      $   1.98
Diluted net earnings per share........   $   .42      $   .50    $   .54      $   .44      $   1.90

12.  INDUSTRY SEGMENT INFORMATION

     The Company operates primarily in two industry segments -- aerospace and automotive. In the aerospace industry, the Company produces pyrotechnic devices under long-term contracts for the Department of Defense and their prime contractors. In the automotive industry, the Company produces air bag initiators under trade terms for commercial companies. The Company has a multi-year agreement to supply its largest customer that expires in 2000 and a multi-year agreement to supply its second largest customer that expires in 1999.

     Future changes in federal regulations, the rate of implementation of new applications for air bags and initiators and the rate of sales of new automobiles could adversely affect the success of the Automotive Products Division. The Aerospace Division's reliance upon defense programs has inherent risks. Some of these risks include uncertain economic conditions, dependence on Congressional appropriations and administrative allotment of funds, changes in government policies that reflect military and political developments, and other facts characteristic of the defense industry.

     Each division is allocated administrative operating expenses incurred by the Company (which are not attributable to a particular division) on an equitable basis to fairly reflect the benefit received by each operating division. In Fiscal 1996 the allocation was made approximately equally to each division. In Fiscal 1997, the allocation was made at 35% to the Aerospace Division and 65% to the Automotive Products Division. In Fiscal 1998, the allocation was made at 40% to the Aerospace Division and 60% to the Automotive Products Division. Administrative operating expenses amounted to approximately $2,704,000, $3,874,000 and $3,928,000 in Fiscal 1996, 1997 and 1998,
respectively.

     The Company operates entirely within the United States and has no intersegment sales. Corporate assets are primarily cash, prepaids and other assets.

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

     Financial information for these segments is summarized in the table below:

                                       1996            1997            1998
                                   ------------    ------------    ------------
Net sales:
  Automotive Products............  $ 80,235,225    $111,930,660    $135,234,636
  Aerospace......................    24,246,800      28,571,760      35,303,133
                                   ------------    ------------    ------------
          Total net sales........  $104,482,025    $140,502,420    $170,537,769
                                   ============    ============    ============
Earnings from operations:
  Automotive Products............  $  8,244,332    $ 13,648,127    $ 18,491,367
  Aerospace......................     3,799,881       3,579,146       7,413,216
                                   ------------    ------------    ------------
          Total earnings from
            operations...........  $ 12,044,213    $ 17,227,273    $ 25,904,583
                                   ============    ============    ============
Depreciation and amortization:
  Automotive Products............  $  4,623,005    $  5,593,108    $  7,601,009
  Aerospace......................       429,809         518,188         592,417
  Corporate......................       349,500         265,528         326,914
                                   ------------    ------------    ------------
          Total depreciation and
            amortization.........  $  5,402,314    $  6,376,824    $  8,520,340
                                   ============    ============    ============
Capital expenditures:
  Automotive Products............  $ 10,511,449    $ 10,911,242    $ 21,204,608
  Aerospace......................       346,367         680,962       1,269,708
  Corporate......................       260,040      10,421,941      16,048,834
                                   ------------    ------------    ------------
          Total capital
            expenditures.........  $ 11,117,856    $ 22,014,145    $ 38,523,150
                                   ============    ============    ============
Identifiable assets:
  Automotive Products............  $ 54,658,384    $ 53,996,681    $ 69,295,100
  Aerospace......................    14,445,201      18,422,308      21,736,616
  Corporate......................    17,055,610      27,405,291      33,587,402
                                   ------------    ------------    ------------
          Total identifiable
            assets...............  $ 86,159,195    $ 99,824,280    $124,619,118
                                   ============    ============    ============

13.  SUBSEQUENT EVENT (UNAUDITED)

     On June 19, 1998, the Company entered into an agreement and plan of merger with SDI Acquisition Corp. ("Acquisition"), an affiliate of J.F. Lehman & Company (as subsequently amended, the "Merger Agreement") and a guaranty agreement with J.F. Lehman Equity Investors L.P. ("JFL Equity"). Acquisition will acquire all of the Company's outstanding common stock at $34.00 per share, excluding certain shares and options held by certain members of management and certain shareholders of the Company, and JFL Equity will guarantee certain aspects of the transaction. This transaction was consumated on December 15, 1998.

     In connection with the Merger Agreement, the Company issued $100,000,000 aggregate principal amount of its 11 3/8% Senior Subordinated Notes due 2008 pursuant to an offering exempt from registration under the Securities Act of 1933. The notes are unsecured obligations of the Company. The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis by the Company's only wholly owned subsidiary, Scot, Incorporated (the "Subsidiary Guarantor").

     In connection with the Recapitalization, the Company entered into the New Credit Facility, which provides for a Revolving Credit Facility of $25.0 million and a $70.0 million Senior Term Loan.

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

14.  SCOT, INCORPORATED

     Sections 13 and 15(d) of the Securities Exchange Act of 1934 require presentation of the following audited summarized financial information of the Subsidiary Guarantor. The Company has elected not to present separate financial statements and other disclosures concerning the Subsidiary Guarantor because management believes such information is not material to investors. There are no significant contractual restrictions on distributions from the Subsidiary Guarantor to the Company.

                                                            FISCAL YEAR ENDED OCTOBER 31,
                                                      -----------------------------------------
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
INCOME STATEMENT
Net Sales...........................................  $10,574,130    $11,657,787    $17,271,753
Gross Profit........................................    5,225,681      4,960,828      8,929,586
Income from continuing operations...................    3,085,298      2,258,896      4,704,166
Net income..........................................    1,887,731      1,391,187      2,800,573
BALANCE SHEET (AS OF END OF PERIOD)
Current Assets......................................  $ 6,510,920    $ 6,687,854    $ 6,747,964
Non-current Assets..................................    3,144,654      2,997,795      3,413,881
Current Liabilities.................................    3,414,910      1,311,995      3,124,766
Non-current Liabilities.............................      529,596        475,290        416,125

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              OCTOBER 31,      JANUARY 31,
                                                                  1998            1999
                                                              ------------    -------------
                                                                               (UNAUDITED)
                                          ASSETS

Current assets:
  Cash......................................................  $  1,248,130    $      87,681
  Accounts receivable, net of allowance of $385,109 at
     October 31, 1998 and $81,734 at January 31, 1999 for
     doubtful accounts (Note 3).............................    19,410,344       16,174,161
  Inventories (Note 4)......................................    16,609,014       18,974,334
  Prepaid expenses..........................................       545,834        2,769,613
  Deferred income taxes (Note 6)............................     1,366,000        1,366,000
                                                              ------------    -------------
          Total current assets..............................    39,179,322       39,371,789
                                                              ------------    -------------
Property, plant and equipment, at cost:
  Land......................................................     1,611,331        1,611,331
  Buildings.................................................     9,332,173        9,351,991
  Machinery and equipment...................................    59,482,401       61,842,197
  Furniture and fixtures....................................     3,337,788        3,443,138
  Transportation equipment..................................       331,069          331,069
  Leasehold improvements....................................     3,928,569        4,288,513
  Construction in progress (includes land and related costs
     of $25,562,000 at October 31, 1998 and $27,915,000 at
     January 31, 1999)......................................    38,236,428       42,316,758
                                                              ------------    -------------
                                                               116,259,759      123,184,997
  Less accumulated depreciation.............................    31,488,641       34,469,400
                                                              ------------    -------------
                                                                84,771,118       88,715,597
                                                              ------------    -------------
Other assets................................................       668,678        8,823,504
                                                              ------------    -------------
                                                              $124,619,118    $ 136,910,890
                                                              ============    =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt (Note 5)................  $  2,109,562    $   1,625,000
  Trade accounts payable....................................     9,361,350       10,976,418
  Accounts payable to related parties.......................       269,727          227,053
  Accrued payroll and benefits..............................     2,161,240        2,199,399
  Accrued expenses..........................................     5,015,987        3,584,664
  Income taxes payable (Note 6).............................     4,590,183               --
                                                              ------------    -------------
          Total current liabilities.........................    23,508,049       18,612,534
Long-term debt, less current portion (Note 5)...............       416,125      169,125,000
Deferred income taxes (Note 6)..............................     3,415,000        3,415,000
                                                              ------------    -------------
          Total liabilities.................................    27,339,174      191,152,534
                                                              ------------    -------------
Commitments and contingencies (Note 7)......................            --               --
Redeemable common stock.....................................            --       25,374,996
Stockholders' equity (deficit):
  Preferred stock, $.01 par value. Authorized 2,000,000
     shares; no shares issued or outstanding................            --               --
  Common stock, $.01 par value. Authorized 20,000,000
     shares; issued and outstanding 7,809,801 shares at
     October 31, 1998 and 3,706,889 shares at January 31,
     1999...................................................        78,098           29,716
  Additional paid-in capital................................    51,363,891       73,603,215
  Retained earnings (accumulated deficit)...................    45,837,955     (153,249,571)
                                                              ------------    -------------
          Total net stockholders' equity (deficit)..........    97,279,944      (79,616,640)
                                                              ------------    -------------
                                                              $124,619,118    $ 136,910,890
                                                              ============    =============

     See accompanying notes to condensed consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              FEBRUARY 1,    JANUARY 31,
                                                                 1998            1999
                                                              -----------    ------------
Net sales...................................................  $40,732,373    $ 37,715,781
Cost of sales...............................................   32,523,427      30,723,875
                                                              -----------    ------------
  Gross profit..............................................    8,208,946       6,991,906
                                                              -----------    ------------
Operating expenses..........................................    2,656,944       2,576,347
Recapitalization costs......................................           --      15,637,389
                                                              -----------    ------------
  Total operating expenses..................................    2,656,944      18,213,736
                                                              -----------    ------------
     Earnings (loss) from operations........................    5,552,002     (11,221,830)
                                                              -----------    ------------
Other income (expense):
  Interest income...........................................       66,309             778
  Interest expense..........................................      (50,487)     (2,341,237)
  Other.....................................................       (5,846)       (116,258)
                                                              -----------    ------------
     Net other income (expense).............................        9,976      (2,456,717)
                                                              -----------    ------------
Earnings (loss) before income taxes.........................    5,561,978     (13,678,547)
Income taxes................................................    2,175,000      (3,300,000)
                                                              -----------    ------------
     Net earnings (loss)....................................  $ 3,386,978    $(10,378,547)
                                                              ===========    ============

     See accompanying notes to condensed consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

               CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
                         EQUITY (DEFICIT) -- UNAUDITED
                  FOR THE THREE MONTHS ENDED JANUARY 31, 1999

                                                                      RETAINED           NET
                                  COMMON STOCK        ADDITIONAL      EARNINGS      STOCKHOLDERS'
                              ---------------------     PAID-IN     (ACCUMULATED       EQUITY
                                SHARES      AMOUNT      CAPITAL       DEFICIT)        (DEFICIT)
                              ----------   --------   -----------   -------------   -------------
Balance at October 31,
  1998......................   7,809,801   $ 78,098   $51,363,891   $  45,837,955   $  97,279,944
Record recapitalization
  transaction...............  (3,367,618)   (41,029)   22,614,324    (163,716,336)   (141,143,041)
Record redeemable common
  stock.....................    (735,294)    (7,353)           --     (24,992,643)    (24,999,996)
Accreted put premium on
  redeemable common stock...          --         --      (375,000)             --        (375,000)
Net loss....................          --         --            --     (10,378,547)    (10,378,547)
                              ----------   --------   -----------   -------------   -------------
Balance at January 31,
  1999......................   3,706,889   $ 29,716   $73,603,215   $(153,249,571)  $ (79,616,640)
                              ==========   ========   ===========   =============   =============

     See accompanying notes to condensed consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS -- UNAUDITED

                                                                   THREE MONTHS ENDED
                                                              ----------------------------
                                                              FEBRUARY 1,     JANUARY 31,
                                                                 1998            1999
                                                              -----------    -------------
Cash flows from operating activities:
  Net earnings (loss).......................................  $ 3,386,978    $ (10,378,547)
  Adjustments to reconcile net earnings (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................    1,888,292        2,980,759
  Changes in assets and liabilities:
     (Increase) decrease in accounts receivable.............   (1,513,172)       3,236,183
     Increase in inventories................................     (817,656)      (2,365,320)
     Increase in prepaid expenses...........................     (593,569)      (2,223,779)
     Decrease in other assets...............................       13,333          586,628
     Increase in accounts payable, accounts payable to
       related parties and other accrued expenses...........      764,154          179,230
     Increase (decrease) in income taxes payable............      851,000       (4,590,183)
                                                              -----------    -------------
     Increase in net deferred taxes.........................      125,000               --
  Net cash provided by (used in) operating activities.......    4,104,360      (12,575,028)
                                                              -----------    -------------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................   (7,922,270)      (6,925,238)
  Sale of marketable securities.............................    2,000,000               --
                                                              -----------    -------------
  Net cash used in investing activities.....................   (5,922,270)      (6,925,238)
                                                              -----------    -------------
Cash flows from financing activities:
  Recapitalization costs....................................           --     (141,102,012)
  Repurchase of common stock................................           --          (41,029)
  Proceeds from issuance of common stock....................      183,899               --
  Draws on lines of credit..................................           --          750,000
  Proceeds from issuance of long-term debt..................           --      170,000,000
  Payment of deferred financing fees........................           --       (8,741,454)
  Repayment of long term debt...............................     (301,576)      (2,525,687)
                                                              -----------    -------------
  Net cash (used in) provided by financing activities.......     (117,677)      18,339,818
                                                              -----------    -------------
  Net decrease in cash......................................   (1,935,587)      (1,160,449)
Cash at beginning of period.................................    2,415,335        1,248,130
                                                              -----------    -------------
Cash at end of period.......................................  $   479,748    $      87,681
                                                              ===========    =============
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest...............................................  $    50,683    $      77,500
     Income taxes...........................................    1,199,000        3,055,000

     See accompanying notes to condensed consolidated financial statements

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED

1.  COMPANY OPERATIONS

     Special Devices, Incorporated, a Delaware corporation (the "Company"), designs and manufactures highly reliable precision engineered pyrotechnic devices. These devices are used predominantly in vehicle airbag and other automotive safety systems as well as in various aerospace applications.

     On December 15, 1998, the Company consummated a recapitalization (the "Recapitalization") in which all shares of the Company's common stock, other than those retained by certain members of management and certain other shareholders (the "Continuing Shareholders"), were converted into the right to receive $34 per share in cash. The Continuing Shareholders retained approximately 41.3% of the common equity of the Company while new investors acquired the balance of the equity interests in the Company.

     The Company has the right on certain of the outstanding shares of common stock held by the continuing shareholders (additional rollover shares) to acquire all or any portion of the additional rollover shares prior to December 31, 2002. The owners of the additional rollover shares under certain conditions have the right to require the Company to purchase all or a portion of the additional rollover shares at a price per share equal to the call price. Accordingly, the additional rollover shares have been recorded as temporary equity or redeemable common stock.

2.  INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited condensed consolidated financial statements of the Company include all adjustments (consisting of normal recurring entries) which management believes are necessary for a fair presentation of the financial position and results of operations for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying financial statements be read in conjunction with the Company's audited financial statements and footnotes as of and for the year ended October 31, 1998. Operating results for the three month period ended January 31, 1999 are not necessarily indicative of the operating results which may be expected for the full fiscal year.

3.  ACCOUNTS RECEIVABLE

     Accounts receivable are as follows:

                                                    OCTOBER 31,    JANUARY 31,
                                                       1998           1999
                                                    -----------    -----------
Commercial customers..............................  $13,591,228    $13,512,444
U.S. Government...................................    2,273,366      1,072,011
U.S. Government contractors.......................    3,930,859      1,671,440
                                                    -----------    -----------
                                                     19,795,453     16,255,895
Less allowance for doubtful accounts..............      385,109         81,734
                                                    -----------    -----------
                                                    $19,410,344    $16,174,161
                                                    ===========    ===========

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

4.  INVENTORIES

     Inventories and inventoried costs relating to long-term contracts are classified as follows:

                                                    OCTOBER 31,    JANUARY 31,
                                                       1998           1999
                                                    -----------    -----------
Raw materials and component parts.................  $ 6,294,434    $ 5,961,703
Work in process...................................    3,677,720      3,647,561
Finished goods....................................    1,650,654      1,353,533
Inventoried costs relating to long-term contracts,
  net of amounts attributed to revenues recognized
  to date.........................................    6,810,036      8,341,027
                                                    -----------    -----------
                                                     18,432,845     19,303,824
Less progress payments related to long-term
  contracts.......................................    1,823,831        329,490
                                                    -----------    -----------
                                                    $16,609,014    $18,974,334
                                                    ===========    ===========

     Inventoried costs relate to costs of goods currently in progress on long-term contracts. There are no significant inventoried costs relating to the production costs of delivered units over the estimated average cost of all units expected to be produced.

5.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                    OCTOBER 31,    JANUARY 31,
                                                       1998            1999
                                                    -----------    ------------
Bank revolver.....................................  $  475,687     $    750,000
Senior term loan..................................   2,050,000       70,000,000
Senior Subordinated Notes.........................          --      100,000,000
                                                    ----------     ------------
  Total long-term debt............................   2,525,687      170,750,000
  Less current portion............................   2,109,562        1,625,000
                                                    ----------     ------------
          Total long-term debt, less current
            portion...............................  $  416,125     $169,125,000
                                                    ==========     ============

     At October 31, 1998, $2,050,000, was outstanding under a credit agreement, which was paid in full on December 15, 1998 in connection with the Recapitalization. This credit agreement was then terminated. In addition, at October 31, 1998, the Company had outstanding approximately $3,518,000 of performance bonds secured by standby letters of credit.

     The Company's wholly-owned subsidiary, Scot, Incorporated, had a term loan with a bank, secured by certain real property of Scot. The principal balance outstanding at October 31, 1998, was $475,687. The loan was repaid in full on December 15, 1998.

     As part of the Recapitalization, the Company entered into a new credit facility (the "New Credit Facility") with a syndicate of banks, which consists of a $25,000,000 Revolving Credit Facility ("Revolver") and a $70,000,000 Senior Term Loan. The Senior Term Loan is a seven year loan which bears interest at the Eurodollar Rate determined on a quarterly basis (8.375% at January 31, 1999).

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

     Principal payments under the Senior Term Loan are required as follows for the fiscal years ended October 31:

FY ENDED OCTOBER 31,                                AMOUNT
--------------------                              -----------
1999............................................  $   700,000
2000............................................  $   700,000
2001............................................  $   700,000
2002............................................  $10,000,000
2003............................................  $16,700,000
Thereafter......................................  $41,200,000

     The Revolver bears interest at the bank's prime interest rate plus 175 basis points (9.75% at January 31, 1999). As of January 31, 1999, $750,000 was outstanding under the Revolver. In addition, the Company had approximately $2,500,000 of letters of credit outstanding under the Revolver, which reduces the amount of additional borrowing available. The total amount available under the Revolver at January 31, 1999 was $21,750.00.

     The New Credit Facility contains several financial and operating covenants with which the Company was in compliance at January 31, 1999. These covenants consist of an EBITDA requirement, an interest coverage test and a leverage test. Substantially all of the Company's assets are pledged as collateral under the New Credit Facility.

     In addition, as part of the Recapitalization, the Company sold $100,000,000 of Senior Subordinated Notes. The Notes are due in December 2008, and bear interest at 11-3/8% per annum. Interest is payable semi-annually, commencing June 15, 1999. The Company's obligations under the Notes are subordinate to its obligations under the New Credit Facility.

6.  INCOME TAXES

     The provisions for income taxes (benefit) consist of the following for the three-month periods presented below:

                                                     FEBRUARY 1,    JANUARY 31,
                                                        1998           1999
                                                     -----------    -----------
Current:
  Federal..........................................  $1,662,000     $(2,700,000)
  State............................................     388,000        (600,000)
                                                     ----------     -----------
                                                     $2,050,000     $(3,300,000)
                                                     ==========     ===========
Deferred:
  Federal..........................................  $   86,000     $        --
  State............................................      39,000              --
                                                     ----------     -----------
                                                     $  125,000     $        --
                                                     ==========     ===========
Total:
  Federal..........................................  $1,748,000     $(2,900,000)
  State............................................     427,000        (400,000)
                                                     ----------     -----------
                                                     $2,175,000     $(3,300,000)
                                                     ==========     ===========

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY

     Recapitalization costs of approximately $5.6 million represent advisory fees related to the Recapitalization which are not deductible for income tax purposes.

     Temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                                    OCTOBER 31,    JANUARY 31,
                                                       1998           1999
                                                    -----------    -----------
Deferred tax liabilities -- non-current:
  Depreciation....................................  $(3,415,000)   $(3,415,000)
                                                    ===========    ===========
Deferred tax assets -- current:
  Allowance for doubtful accounts.................      117,000        117,000
  Inventory.......................................      472,000        472,000
  Vacation........................................      451,000        451,000
  State taxes.....................................      326,000        326,000
                                                    -----------    -----------
                                                      1,366,000      1,366,000
                                                    -----------    -----------
Net deferred tax liability........................  $(2,049,000)   $(2,049,000)
                                                    ===========    ===========

     Management believes that it is more likely than not that future operations will generate sufficient taxable income to realize the deferred tax assets.

     The provisions for income tax expense for the three month periods presented below differ from the provisions that would have resulted from applying the Federal statutory rates during such periods to the income before income taxes. The reasons for these differences are as follows:

                                                     FEBRUARY 1,    JANUARY 31,
                                                        1998           1999
                                                     -----------    -----------
Income taxes at Federal rate.......................  $1,613,000     $(4,787,000)
State income taxes, net of federal tax benefit.....     517,000        (390,000)
Non deductible expenses............................          --       1,945,000
Other..............................................      45,000         (68,000)
                                                     ----------     -----------
                                                     $2,175,000     $(3,300,000)
                                                     ==========     ===========

7.  COMMITMENTS AND CONTINGENCIES

     The Company is a defendant in various pending claims and lawsuits. In the opinion of the Company's management, after consultation with counsel, disposition of such matters is not expected to have a material adverse effect upon the results of operations or the financial position of the Company.

     The Company had commitments at January 31, 1999 to acquire capital equipment, at cost aggregating approximately $2,000,000, primarily for production and other support equipment required for the increased operations of the Automotive Products Division. In addition, in order to improve manufacturing efficiencies and to provide facilities for growth, the Company purchased in October 1996, approximately 280 acres of land in the City of Moorpark, located in Ventura County, north of Los Angeles, where the Company is currently building new facilities. Total cost of the project is estimated at $32,500,000 of which $27,915,000 had been spent at January 31, 1999 and is included in construction in progress in the accompanying condensed consolidated balance sheet. The Company anticipates spending approximately $4,500,000 in fiscal year 1999 to complete this project. The Company plans to sell two commercial lots being developed as part of this project, the proceeds of which are expected to reduce the net project cost to approximately $27,000,000.

     The statements above regarding the land purchased by the Company in Moorpark, the construction of facilities on that land by the Company, and the amount and timing of expenditures are forward-looking

                  SPECIAL DEVICES, INCORPORATED AND SUBSIDIARY statements. Actual results and the timing of those results may vary depending on various factors including, for example, the ability of the Company to obtain permits and approvals that do not contain conditions or restrictions that are unduly restrictive or otherwise unacceptable to the Company, the Company's not encountering any unforeseen conditions relating to the property that make completion of the land infrastructure work or construction more expensive, difficult or time intensive than is currently expected, the ability of the contractors and subcontractors retained by the Company to complete the work on the schedule and for the costs described above, and other factors which may develop during the course of this project.

8.  SUBSEQUENT EVENTS

     On February 18, 1999, an accidental explosion occurred at the Company's Newhall facility, resulting in the death of one employee. The Company suspended all production at the Newhall facility for four days to conduct a thorough investigation. Concurrently, the Company implemented contingency manufacturing plans to meet customer demand from existing inventory and production from its Mesa facility. No buildings or equipment, other than one transport vehicle, were damaged in the accident. The Company resumed full production at Newhall on March 4, 1999. The Company is not aware of any litigation commenced in connection with this event.

------------------------------------------------------
------------------------------------------------------
     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  P.O. BOX 844
                                 COOPER STATION
                            NEW YORK, NY 10276-0844
                         ATTN: CORPORATE TRUST SERVICES

                                 BY FACSIMILE:
                                 (212) 780-0592

                             BY OVERNIGHT COURIER:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                            770 BROADWAY, 13TH FLOOR
                            NEW YORK, NEW YORK 10003
                         ATTN: CORPORATE TRUST SERVICES

                                    BY HAND:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  111 BROADWAY
                                  LOWER LEVEL
                            NEW YORK, NEW YORK 10006
                         ATTN: CORPORATE TRUST SERVICES

                       CONFIRM BY TELEPHONE 800-548-6565

     (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL)
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                       OFFER TO EXCHANGE ALL OUTSTANDING
                       11 3/8% SENIOR SUBORDINATED NOTES
                               DUE 2008, SERIES A
                        ($100,000,000 PRINCIPAL AMOUNT)
                                      FOR
                       11 3/8% SENIOR SUBORDINATED NOTES
                               DUE 2008, SERIES B

                                SPECIAL DEVICES,
                                  INCORPORATED

                       PAYMENT OF PRINCIPAL AND INTEREST
                         UNCONDITIONALLY GUARANTEED BY
                               SCOT, INCORPORATED
                            ------------------------

                                   PROSPECTUS
                            ------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

     As permitted by Section 145 of the Delaware Corporation Law, Article 8 of the Bylaws of the Company and Article 8 of the Certificate of Incorporation of the Company provide for the indemnification by the Company of its directors, officers, employees and agents against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the rights of the corporation, by reason of the fact that they were or are such officers, employees or agents.

     Article 7 of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Purchase Agreement by and among BT Alex. Brown Incorporated and Paribas Corporation (together, the "Initial Purchasers") and the Company dated as of December 11, 1998 (the "Purchase Agreement"), provides for indemnification of the Company and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") for certain liabilities, including liabilities under the Securities Act.

     The Registration Rights Agreement by and among the Company and the Initial Purchasers dated as of December 11, 1998 (the "Registration Rights Agreement"), provides for indemnification of the Company, its directors and officers, and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.


EXHIBIT
NO.                                DESCRIPTION
-------                            -----------
  1.1*     Purchase Agreement, dated as of December 11, 1998, among SDI
           Acquisition Corp. and BT Alex. Brown Incorporated and
           Paribas Corporation.
 2.1(a)    Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1998, between the Company and SDI Acquisition
           Corp.
 2.2(b)    Amendment No. 1, dated as of October 27, 1998, to the
           Amended and Restated Agreement and Plan of Merger between
           the Company and SDI Acquisition Corp.
 2.3(c)    Guaranty Agreement, dated as of June 19, 1998, between J.F.
           Lehman Equity Investors I, L.P. and the Company
  3.1*     Certificate of Incorporation of the Company
  3.2*     Bylaws of the Company
  3.3*     Certificate of Incorporation of Scot, Incorporated
  3.4*     Bylaws of Scot, Incorporated
  4.1*     Indenture, dated as of December 15, 1998, among SDI
           Acquisition Corp., the Guarantors named therein and United
           States Trust Company of New York, as Trustee.
  4.2*     First Supplemental Indenture, dated as of December 15, 1998, among the Company, the Guarantors named therein and the
           United States Trust Company of New York, as Trustee.
  4.3*     Form of 11 3/8% Senior Subordinated Note due 2008, Series A
           (see Exhibit A of the First Supplemental Indenture in
           Exhibit 4.2).
  4.4*     Form of 11 3/8% Senior Subordinated Note due 2008, Series B
           (see Exhibit B of the First Supplemental Indenture in
           Exhibit 4.2).
  4.5*     Registration Rights Agreement, dated as of December 15,
           1998, among SDI Acquisition Corp., as Issuer and BT Alex.
           Brown Incorporated and Paribas Corporation as Initial
           Purchasers.
  5.1      Opinion of Gibson, Dunn & Crutcher LLP, including consent
  8.1      Opinion of Gibson, Dunn & Crutcher LLP with regard to
           federal income tax consequences of the Exchange Offer
 10.1*     Assumption Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated, assuming, among other
           things, the obligations of SDI Acquisition Corp. under the
           Purchase Agreement and the Registration Rights Agreement
 10.2*     Credit Agreement, dated as of December 15, 1998, among the
           Company, various banks and Bankers Trust Company, as Lead
           Arranger and Administrative Agent.
 10.3*     Security Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated in favor of Bankers Trust
           Company.
 10.4*     Pledge Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated in favor of Bankers Trust
           Company.
 10.5*     Subsidiaries Guarantee, dated as of December 15, 1998, by
           Scot, Incorporated in favor of Bankers Trust Company.
 10.6*     Management Agreement, dated as of December 15, 1998, between the Company and J.F. Lehman & Company
 10.7*     Management Services Agreement, dated as of December 15,
           1998, between the Company and J.F. Lehman & Company
 10.8*     Subscription Agreement, dated as of September 7, 1998, among the Company, Paribas Principal Inc., J.F. Lehman Equity
           Investors I, L.P. and JFL Co-Invest Partners I, L.P.

EXHIBIT
NO.                                DESCRIPTION
-------                            -----------
 10.9*     Amendment No. 1 to Subscription Agreement, dated as of
           December 3, 1998, among the Company, Paribas Principal Inc.,
           J.F. Lehman Equity Investors I, L.P. and JFL Co-Invest
           Partners I, L.P.
 10.10*    Amendment No. 2 to Subscription Agreement, dated as of
           December 15, 1998, among the Company, Paribas Principal
           Inc., J.F. Lehman Equity Investors I, L.P. and JFL Co-Invest
           Partners I, L.P.
 10.11*    Stockholders Agreement, dated as of December 15, 1998, among the Company, J.F. Lehman & Co., J.F. Lehman Equity Investors
           I, L.P., JFL Co-Invest Partners I, L.P., the Neubauer Family
           Trust, by Walter Neubauer trustee, and the Treinen Family
           Trust, by Thomas F. Treinen trustee.
 10.12*    Pledge Agreement, dated as of December 15, 1998, between the
           Neubauer Family Trust, by Walter Neubauer, trustee and J.F.
           Lehman & Company.
 10.13*    Rollover Stockholders Agreement, dated as of December 15,
           1998, among the Company, J.F. Lehman & Co., the Neubauer
           Family Trust, by Walter Neubauer trustee, and the Treinen
           Family Trust, by Thomas F. Treinen trustee.
 10.14*    Pledge Agreement, dated as of December 15, 1998, between
           Thomas Treinen Family Trust, by Thomas F. Treinen, trustee and J.F. Lehman & Company.
 10.15*    Registration Rights Agreement, dated as of December 15,
           1998, among the Company, J.F. Lehman Equity Investors I,
           L.P., JFL Co-Invest Partners I, L.P., Paribas Principal
           Inc., the Neubauer Family Trust, by Walter Neubauer trustee, and the Treinen Family Trust, by Thomas F. Treinen trustee.
 10.16(d)  Lease dated May 1, 1991 between the Company and Placerita
           Land and Farming Company.
 10.17(d)  Letter Agreement dated June 8, 1990 between the Company and
           Hermetic Seal Corporation.
 10.18(d)  Master Purchase Agreement, dated May 15, 1990, between the
           Company and TRW Inc. (confidential treatment granted as to part).
 10.19(d)  Technology License Agreement dated November 7, 1990 between the Company and Davey Bickford Smith.
 10.20(e)  Amended and Restated 1991 Stock Incentive Plan of the
           Company
 10.21(d)  Special Devices, Incorporated 401(k) Plan.
 10.22(e)  First Amendment to Master Purchase Agreement, dated February
           25, 1993, between the Company and TRW, Inc. (confidential
           treatment granted as to part).
 10.23(f)  Letter Agreement, dated November 30, 1994 between the
           Company and Hermetic Seal Corporation (confidential
           treatment granted as to part).
 10.24(f)  Employment Agreement dated September 7, 1994, between the
           Company, Scot, Incorporated and Samuel Levin.
 10.25(g)  Second Amendment to Master Purchase Agreement, dated March
           8, 1995, between the Company and TRW, Inc. (confidential
           treatment granted as to part).
 10.26(h)  Supply Agreement dated as of November 14, 1995 between the
           Company and Autoliv International, Inc. (confidential
           treatment requested as to part).
 10.27(i)  Development Agreement, dated August 28, 1996, between
           Company and the City of Moorpark.
 10.28(j)  Purchase Agreement, dated September 30, 1997, between the
           Company and Hermetic Seal Corporation (confidential
           treatment requested as to part).
 12.1*     Statement of Computation of Ratios of Earnings to Fixed
           Charges
 21.1*     Subsidiaries of the Company
 23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
           5.1)

EXHIBIT
NO.                                DESCRIPTION
-------                            -----------
 23.2      Consent of KPMG LLP
 24.1*     Powers of Attorney
 25.1*     Form T-1 Statement of Eligibility of United States Trust
           Company of New York to act as trustee under the Indenture
27*        Financial Data Schedules
 99.1      Form of Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery


---------------

 *   Previously filed as an exhibit to this Registration Statement.


(a) Previously filed as Appendix A to the Company's Proxy Statement on Schedule 14A filed with the Commission on August 18, 1998 and incorporated by reference herein.

(b) Previously filed as Appendix B to the Company's Proxy Statement on Schedule 14A filed with the Commission on December 10, 1998 and incorporated by reference herein.

(c) Previously filed as Exhibit 2.3 to the Company's Current Report on Form 8-K filed with the Commission on July 10, 1998 and incorporated by reference herein.

(d) Previously filed as an exhibit to Registration Statement on Form S-1 (File No. 33-40903) and incorporated herein by reference.

(e) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 and incorporated herein by reference.

(f) Previously filed as an exhibit to Amendment No. 1 on Form 10-K/A for the fiscal year ended October 31, 1994 and incorporated herein by reference.

(g) Previously filed as an exhibit to Registration Statement on Form S-1 (File No. 33-89902) and incorporated herein by reference.

(h) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(i) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and incorporated herein by reference.

(j) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1997 and incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrants hereby undertake with respect to the securities offered by them:

        1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted as to directors, officers and controlling persons of any Registrant pursuant to the provisions described in Item 20 or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        2. The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        3. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


        4. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



           (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



        5. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        6. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorpark, State of California on the 26th day of May, 1999.


                                          SPECIAL DEVICES, INCORPORATED

                                          By:     /s/ JOHN M. CUTHBERT
                                            ------------------------------------
                                            John M. Cuthbert,
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

               /s/ JOHN M. CUTHBERT                  Director, President and Chief        May 26, 1999
---------------------------------------------------    Executive Officer (Principal
                 John M. Cuthbert                      Executive Officer)

                 /s/ JOHN T. VINKE                   Executive Vice President and Chief   May 26, 1999
---------------------------------------------------    Financial Officer (Principal
                   John T. Vinke                       Financial and Accounting Officer)

                         *                           Director and Vice President          May 26, 1999
---------------------------------------------------
                  Donald Glickman

                         *                           Director                             May 26, 1999
---------------------------------------------------
                  John F. Lehman

                         *                           Chairman of the Board of Directors   May 26, 1999
---------------------------------------------------
                   George Sawyer

                         *                           Director and Secretary               May 26, 1999
---------------------------------------------------
                    Keith Oster

               /s/ JOSEPH A. STROUD                  Director                             May 26, 1999
---------------------------------------------------
                 Joseph A. Stroud

                                                     Director                             May   , 1999
---------------------------------------------------
                   William Paul

                                                     Director                             May   , 1999
---------------------------------------------------
              Oliver C. Boileau, Jr.

                                                     Director                             May   , 1999
---------------------------------------------------
                 Thomas G. Pownall

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                         *                           Director                             May 26, 1999
---------------------------------------------------
                 Thomas F. Treinen

                         *                           Director                             May 26, 1999
---------------------------------------------------
                  Jack B. Watson

                                                     Director                             May   , 1999
---------------------------------------------------
                Stephen Eisenstein

              *By: /s/ JOHN T. VINKE
   ---------------------------------------------
                   John T. Vinke
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on the 26th day of May, 1999.


                                          SCOT, INCORPORATED

                                          By: /s/ SAMUEL LEVIN
                                            ------------------------------------
                                            Samuel Levin, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ SAMUEL LEVIN                    Director and President (Principal  May 26, 1999
---------------------------------------------------    Executive Officer)
                   Samuel Levin

                         *                           Director and Vice President --     May 26, 1999
---------------------------------------------------    Finance (Principal Financial
                Mary Louise Graham                     and Accounting Officer)

                 /s/ JOHN T. VINKE                   Director                           May 26, 1999
---------------------------------------------------
                   John T. Vinke

                         *                           Director                           May 26, 1999
---------------------------------------------------
                 Thomas F. Treinen

                         *                           Director                           May 26, 1999
---------------------------------------------------
                 Robert S. Ritchie

              *By: /s/ JOHN T. VINKE
   ---------------------------------------------
                   John T. Vinke
                 Attorney-in-fact

                                                      REGISTRATION NO. 333-75869

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         SPECIAL DEVICES, INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  1.1*     Purchase Agreement, dated as of December 11, 1998, among SDI
           Acquisition Corp. and BT Alex. Brown Incorporated and
           Paribas Corporation.
 2.1(a)    Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1998, between the Company and SDI Acquisition
           Corp.
 2.2(b)    Amendment No. 1, dated as of October 27, 1998, to the
           Amended and Restated Agreement and Plan of Merger between
           the Company and SDI Acquisition Corp.
 2.3(c)    Guaranty Agreement, dated as of June 19, 1998, between J.F.
           Lehman Equity Investors I, L.P. and the Company
  3.1*     Certificate of Incorporation of the Company
  3.2*     Bylaws of the Company
  3.3*     Certificate of Incorporation of Scot, Incorporated
  3.4*     Bylaws of Scot, Incorporated
  4.1*     Indenture, dated as of December 15, 1998, among SDI
           Acquisition Corp., the Guarantors named therein and United
           States Trust Company of New York, as Trustee.
  4.2*     First Supplemental Indenture, dated as of December 15, 1998, among the Company, the Guarantors named therein and the
           United States Trust Company of New York, as Trustee.
  4.3*     Form of 11 3/8% Senior Subordinated Note due 2008, Series A
           (see Exhibit A of the First Supplemental Indenture in
           Exhibit 4.2).
  4.4*     Form of 11 3/8% Senior Subordinated Note due 2008, Series B
           (see Exhibit B of the First Supplemental Indenture in
           Exhibit 4.2).
  4.5*     Registration Rights Agreement, dated as of December 15,
           1998, among SDI Acquisition Corp., as Issuer and BT Alex.
           Brown Incorporated and Paribas Corporation as Initial
           Purchasers.
  5.1      Opinion of Gibson, Dunn & Crutcher LLP, including consent
  8.1      Opinion of Gibson, Dunn & Crutcher LLP with regard to
           federal income tax consequences of the Exchange Offer
 10.1*     Assumption Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated, assuming, among other
           things, the obligations of SDI Acquisition Corp. under the
           Purchase Agreement and the Registration Rights Agreement
 10.2*     Credit Agreement, dated as of December 15, 1998, among the
           Company, various banks and Bankers Trust Company, as Lead
           Arranger and Administrative Agent.
 10.3*     Security Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated in favor of Bankers Trust
           Company.
 10.4*     Pledge Agreement, dated as of December 15, 1998, by the
           Company and Scot, Incorporated in favor of Bankers Trust
           Company.
 10.5*     Subsidiaries Guarantee, dated as of December 15, 1998, by
           Scot, Incorporated in favor of Bankers Trust Company.
 10.6*     Management Agreement, dated as of December 15, 1998, between the Company and J.F. Lehman & Company
 10.7*     Management Services Agreement, dated as of December 15,
           1998, by and between the Company and J.F. Lehman & Company
 10.8*     Subscription Agreement, dated as of September 7, 1998, among the Company, Paribas Principal Inc., J.F. Lehman Equity
           Investors I, L.P. and JFL Co-Invest Partners I, L.P.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.9*     Amendment No. 1 to Subscription Agreement, dated as of
           December 3, 1998, among the Company, Paribas Principal Inc.,
           J.F. Lehman Equity Investors I, L.P. and JFL Co-Invest
           Partners I, L.P.
 10.10*    Amendment No. 2 to Subscription Agreement, dated as of
           December 15, 1998, by and between the Company, Paribas
           Principal Inc., J.F. Lehman Equity Investors I, L.P. and JFL
           Co-Invest Partners I, L.P.
 10.11*    Stockholders Agreement, dated as of December 15, 1998, among the Company, J.F. Lehman & Co., J.F. Lehman Equity Investors
           I, L.P., JFL Co-Invest Partners I, L.P., the Neubauer Family
           Trust, by Walter Neubauer trustee, and the Treinen Family
           Trust, by Thomas F. Treinen trustee.
 10.12*    Pledge Agreement, dated as of December 15, 1998, between the
           Neubauer Family Trust, by Walter Neubauer, trustee and J.F.
           Lehman & Company.
 10.13*    Rollover Stockholders Agreement, dated as of December 15,
           1998, among the Company, J.F. Lehman & Co., the Neubauer
           Family Trust, by Walter Neubauer trustee, and the Treinen
           Family Trust, by Thomas F. Treinen trustee.
 10.14*    Pledge Agreement, dated as of December 15, 1998, between
           Thomas Treinen Family Trust, by Thomas F. Treinen, trustee and J.F. Lehman & Company.
 10.15*    Registration Rights Agreement, dated as of December 15,
           1998, among the Company, J.F. Lehman Equity Investors I,
           L.P., JFL Co-Invest Partners I, L.P., Paribas Principal
           Inc., the Neubauer Family Trust, by Walter Neubauer trustee, and the Treinen Family Trust, by Thomas F. Treinen trustee.
 10.16(d)  Lease dated May 1, 1991 between the Company and Placerita
           Land and Farming Company.
 10.17(d)  Letter Agreement dated June 8, 1990 between the Company and
           Hermetic Seal Corporation.
 10.18(d)  Master Purchase Agreement, dated May 15, 1990, between the
           Company and TRW Inc. (confidential treatment granted as to part).
 10.19(d)  Technology License Agreement dated November 7, 1990 between the Company and Davey Bickford Smith.
 10.20(e)  Amended and Restated 1991 Stock Incentive Plan of the
           Company
 10.21(d)  Special Devices, Incorporated 401(k) Plan.
 10.22(e)  First Amendment to Master Purchase Agreement, dated February
           25, 1993, between the Company and TRW, Inc. (confidential
           treatment granted as to part).
 10.23(f)  Letter Agreement, dated November 30, 1994 between the
           Company and Hermetic Seal Corporation (confidential
           treatment granted as to part).
 10.24(f)  Employment Agreement dated September 7, 1994, between the
           Company, Scot, Incorporated and Samuel Levin.
 10.25(g)  Second Amendment to Master Purchase Agreement, dated March
           8, 1995, between the Company and TRW, Inc. (confidential
           treatment granted as to part).
 10.26(h)  Supply Agreement dated as of November 14, 1995 between the
           Company and Autoliv International, Inc. (confidential
           treatment requested as to part).
 10.27(i)  Development Agreement, dated August 28, 1996, between
           Company and the City of Moorpark.
 10.28(j)  Purchase Agreement, dated September 30, 1997, between the
           Company and Hermetic Seal Corporation (confidential
           treatment requested as to part).
 12.1*     Statement of Computation of Ratios of Earnings to Fixed
           Charges
 21.1*     Subsidiaries of the Company
 23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
           5.1)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 23.2      Consent of KPMG LLP
 24.1*     Powers of Attorney
 25.1*     Form T-1 Statement of Eligibility of United States Trust
           Company of New York to act as trustee under the Indenture
27*        Financial Data Schedules
 99.1      Form of Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery


---------------

 *  Previously filed as an exhibit to this Registration Statement.


(a) Previously filed as Appendix A to the Company's Proxy Statement on Schedule 14A filed with the Commission on August 18, 1998 and incorporated by reference herein.

(b) Previously filed as Appendix B to the Company's Proxy Statement on Schedule 14A filed with the Commission on December 10, 1998 and incorporated by reference herein.

(c) Previously filed as Exhibit 2.3 to the Company's Current Report on Form 8-K filed with the Commission on July 10, 1998 and incorporated by reference herein.

(d) Previously filed as an exhibit to Registration Statement on Form S-1 (File No. 33-40903) and incorporated herein by reference.

(e) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 and incorporated herein by reference.

(f) Previously filed as an exhibit to Amendment No. 1 on Form 10-K/A for the fiscal year ended October 31, 1994 and incorporated herein by reference.

(g) Previously filed as an exhibit to Registration Statement on Form S-1 (File No. 33-89902) and incorporated herein by reference.

(h) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(i) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and incorporated herein by reference.

(j) Previously filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended October 31, 1997 and incorporated herein by reference.